Exhibit 9(d)

Preliminary Offering Circular

33

A notification pursuant to Regulation E relating to these securities has been filed with  the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted prior to the time an offering circular which is not designated as a Preliminary Offering Circular is delivered.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Preliminary Offering Circular

BLACKHAWK CAPITAL GROUP BDC, INC.
(name of issuer)

880 Third Avenue, 12th Floor, New York, New York 10022-4730
(212) 566-8300
(mailing address and telephone number)
The date of this Preliminary Offering Circular is January 4, 2010

Maximum Offering: 1,000,000 shares of Common Stock	Minimum Offering: There is no minimum offering amount. All sales of shares will be made on a "best efforts" basis.

Under the terms of our Offering, all subscription funds will be placed into a non-interest bearing escrow account by Blackhawk with a bank and funds will be released out of escrow at "rolling" closings following an initial closing.

Offering Remains Open Until June 30, 2010

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

	OFFERING PRICE TO PUBLIC	UNDERWRITING DISCOUNTS AND COMMISSIONS	PROCEEDS TO ISSUER (1)
Total Minimum	-	-	-
Total Maximum	$5,000,000.00	$500,000.00	$4,500,000.00
Per Share	$5.00	$.50	$4.50

(1)           Does not reflect expenses of Offering, estimated to be $90,000.

The unaudited net asset value (NAV) per share at September 30, 2009 was $0.00116.  During the Offering period, shares will not be issued at a price below NAV and Blackhawk will calculate its NAV frequently enough so that shares will never be issued below NAV.  Purchasers in the Offering will experience immediate dilution of $4.8644 per share.

For the material risks involved in purchasing these securities please see "Risk Factors" beginning on page 11, including that the Company may not have the funds to meet regulatory requirements.

Bentley Securities Corporation and Direct Access Partners, Placement Agents

The date we will begin offering our shares of Common Stock for sale to "accredited investors" (as defined in the Securities Act of 1933, as amended ("Securities Act")) pursuant to this Regulation E Offering, is January 5, 2010.

PLACEMENT AGENTS

Blackhawk has retained Direct Access Partners ("Direct Access") and Bentley Securities Corporation ("Bentley") (each a "Placement Agent" and together the "Placement Agents") to act as its non-exclusive placement agents to raise equity capital in the Offering pursuant to a placement agent agreement, as amended, with each Placement Agent (a "Placement Agent Agreement").  Each Placement Agent will solicit interest from a limited number of potential investors who are accredited investors (as defined under Regulation D under the Securities Act) in connection with raising equity capital for Blackhawk in the Offering.  In return for a Placement Agent's services, Blackhawk will pay a Placement Agent a cash fee equal to ten percent (10%) of the purchase price of any securities placed with a prospective investor by a Placement Agent and purchased and paid for by an investor.  Blackhawk does not have to reimburse a Placement Agent for its expenses, except that the Placement Agent Agreement with Bentley provides for reimbursement of out-of-pocket expenses reasonably incurred by Bentley and that any expenses in excess of $1,000.00 will require prior approval by Blackhawk.  Each Placement Agent Agreement  terminates on the earliest to occur of: (i) the termination of the Regulation E Offering; and (ii) the date that the Company and the Placement Agent enter into a written agreement terminating the Placement Agent Agreement.  The term of each Placement Agent Agreement may be extended by mutual agreement in writing of the parties to the respective Placement Agent Agreement.  Blackhawk had executed a Placement Agent Agreement with Growthink Securities, Inc. ("Growthink Securities"), but Growthink Securities subsequently advised Blackhawk on December 31, 2009 that it would not participate in this Regulation E Offering.

Each Placement Agent Agreement also provides that for 180 calendar days from the date of its execution (the "Period"), a Placement Agent shall have the non-exclusive right on behalf of the Company to solicit prospective investors who are accredited investors regarding the possible sale to such investors of shares.  During the Period, a Placement Agent does not have the right to conduct any other discussions on behalf of the Company regarding any matter other than the sale of the shares to the prospective investors.  For purposes of clarification, the Company during the Period agreed to deal non-exclusively with each Placement Agent concerning the sale of the shares.  Each Placement Agent Agreement contains customary indemnification and confidentiality provisions.  The Company's indemnification obligations are limited to $25,000, provided that there is no dollar limit to the indemnification obligation of the Company to Bentley and the term of the Bentley indemnification is five years.  Each Placement Agent Agreement also provides that for a period of one year from the termination date of a Placement Agent Agreement, if a Placement Agent enters into a selling group in any subsequent securities offerings of Blackhawk, then a Placement Agent shall receive additional financing fees if Blackhawk sells securities to those investors previously introduced by a Placement Agent.  The additional fees payable to a Placement Agent will be at the same rate as any underwriting or placement fees that are listed in any Blackhawk future offering memorandum or prospectus.

OFFERING

Blackhawk is offering for sale a maximum of 1,000,000 shares of its Common Stock on a "best efforts" basis at a purchase price of $5.00 per share.  There is no minimum offering amount.  Under the terms of our Regulation E Offering, all subscription funds will be placed into a non-interest bearing escrow account by Blackhawk with a bank and funds will be released at "rolling" closings.  Funds will be released periodically at closings.  After the first closing, there will be additional closings at which Blackhawk will issue shares of its Common Stock under Regulation E of the Securities Act.  Blackhawk will hold successive "rolling" closings until up to $5,000,000 (1,000,000 shares) has been raised.  The dates of, and the amount of shares sold at, closings will be determined at the sole discretion of Blackhawk.  The amount of $5,000,000 is the maximum amount that may be raised in the offering.  All shares sold in our Offering will not contain any restrictive legends as to transfer.  The Offering will remain open until June 30, 2010, unless extended at the sole discretion of Blackhawk.  All investors must complete a subscription agreement and represent that they are "accredited investors."

The Offering is being conducted pursuant to Regulation E under the Securities Act which applies to offerings undertaken by registered business development companies (BDCs) regulated by the Investment Company Act.  In our Offering, shares of common stock are only being offered to "accredited investors" as that term is defined in Rule 501 under Regulation D of the Securities Act and in those States that have coordinated exemptions for Regulation E offerings.

Bentley and Direct Access are serving as placement agents for the Offering.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of shares of our Common Stock in this Offering will be $4,410,000.  This assumes that we sell the maximum number of shares of Common Stock in the Offering (1,000,000) at a price of $5.00 per share, after deducting (i) placement fees of $500,000; (ii) accountants' fees and expenses of $15,000; and (iii) legal fees and expenses of $75,000.  The amount of net proceeds may be more or less than the amount described in this Offering Circular depending upon the actual number of shares of Common Stock we sell in the Offering, which we cannot determine as of the date of this Offering Circular.

We currently intend to use our net proceeds as follows:

USE	AMOUNT($)	PERCENTAGE(%)
Portfolio Investments	$3,750,000	85.03%
Working Capital	$260,000	5.90%
Operating Expenses(*)	$400,000	9.07%

*           Includes $300,000 in accrued legal fees and expenses for work performed by legal counsel on matters other than work on this Regulation E Offering.

We anticipate that a substantial portion of the net proceeds of this Offering will be used for the above purposes within 12-18 months and all of the net proceeds of this Offering will be used within two years, depending on the availability of appropriate investment opportunities consistent with our investment objectives and market conditions.  We cannot assure you that we will achieve our investment objectives during such time frame.

Pending such investments, Blackhawk will invest the net proceeds primarily in cash, cash equivalents, U.S. government securities and other high quality debt instruments that mature in one year or less from date of investment.

To date, Blackhawk has not paid overhead expenses (rent, employee salaries and wages, phones and telecommunications, etc.).  After the Offering is completed, Blackhawk expects to pay salaries to senior management, sub-advisers, rent, phones and telecommunications, and miscellaneous operating expenses, at market rates if sufficient net proceeds are raised in this Offering as determined by our Board of Directors.

Related or affiliated persons will not benefit by receiving any payment from Blackhawk from the proceeds of the Offering for any liability Blackhawk may have to them now or in the future, except the Company is paying Concorde, its largest stockholder and affiliate, monthly rent, telephone and telecommunication, miscellaneous expenses and secretarial assistance of $4,000 per month until Blackhawk has its own space, and Dr. Zabala is entitled to a salary increase and bonus under his employment agreement as a result of the Company raising $3,000,000 or greater in this Offering. See "Management and Certain Security Holders of the Issuer—Zabala Employment Agreement."

DILUTION

Substantial dilution will be experienced by purchasers of shares of Common Stock in the Offering.  The unaudited net tangible book value of the Company at September 30, 2009 was $37,693 or approximately ($0.00116) per share.  Net tangible book value represents the amount of total tangible assets of the Company reduced by the amount of its total liabilities, divided by the total number of outstanding shares of voting stock of the Company. The difference between the Offering price per share and the net tangible book value per share of the Company's voting stock after completion of this Offering constitutes the dilution to holders of the shares offered hereby.  After giving effect to the sale of the maximum number of shares in the Offering, and receipt of the net proceeds therefrom, the Company's pro forma adjusted net tangible book value would have been $4,537,693, or $0.1356 per share.  This represents an immediate increase in such net tangible book value of $4,500,000 and $0.13676 per share to existing holders of Common Stock in the maximum offering, as illustrated in the following table:

			Per Share
Offering price per share of Common Stock			$5.0000
Net tangible book value (deficit) per share at September 30, 2009	<0.00116	>
Increase attributable to new investors	0.13676
Proforma net tangible book value after this Offering			$0.1356
Dilution per share to new investors			$4.8644

The following table summarizes, for the maximum offering of $5,000,000, as of September 30, 2009, using the Company's unaudited financial statements, the number of Shares purchased, the percentage of total consideration paid and the average price per share (i) paid by present stockholders and (ii) paid by investors purchasing shares in the Offering.  In Blackhawk's prior three Regulation E offerings, purchasers paid $.01, $1.00 and $1.00, respectively, per share for their shares of Common Stock.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Existing Stockholders	32,467,484	97%	2,106,966	29.6%	$0.065

New Investors	1,000,000	3%	5,000,000	70.4%	$5.000

Total	33,467,484	100.0	7,106,966	100.0

PRIOR REGULATION E OFFERINGS

Blackhawk has conducted three prior Regulation E offerings.  The first Regulation E offering terminated on May 18, 2005 and raised net cash proceeds of $17,929.  Net proceeds were used to pay for professional services (legal and accounting), consulting, filing fees, insurance, interest expense to affiliate, and other miscellaneous expenses.  The second Regulation E offering terminated on November 15, 2007 and raised net cash proceeds of $525,001.  Proceeds were used to pay for professional services (legal, accounting, and consulting), advisory fees, filing fees, insurance, interest expense to affiliate, and other miscellaneous expenses, and for short-term investments pending portfolio investment.  The third Regulation E offering terminated on November 28, 2008 (the last offer or sale in that offering was made on June 29, 2008) and raised net cash proceeds of $1,168,801.  Net proceeds were used to pay for professional services (legal and accounting), investment advisory fees, filing fees, insurance, and other miscellaneous expenses, and for short-term investments pending portfolio investment.

Item 1.  General Description of the Issuer.

On September 14, 2004, Blackhawk filed a Form N-54A Notification with the Securities and Exchange Commission, electing to become a business development company pursuant to Section 54 of the Investment Company Act of 1940, as amended ("Investment Company Act").

Blackhawk was incorporated on April 22, 2004 under the laws of the State of Delaware to engage in any lawful corporate undertaking. Blackhawk's operations to date have been limited to issuing shares to its original shareholders, organizational and administrative activities, and conducting three offerings (including this offering) under Regulation E, and investing in MacroMarkets LLC (see below).

Blackhawk will attempt to locate and negotiate with eligible portfolio companies for Blackhawk to invest in, lend funds to, acquire an interest in and/or possibly manage. Blackhawk intends to offer managerial assistance to eligible portfolio companies in which it invests.

In addition to the broad investment strategy to be pursued by Blackhawk discussed herein, Blackhawk also intends to develop a strategy to invest in special purpose vehicles ("SPVs") developing products and seeking exemptive relief to issue securities registered under the Investment Company Act and Securities Act identified with the Exchange Traded Funds ("ETFs") industry.  Blackhawk may only invest in these entities if they are not investment companies under the Investment Company Act. The investment strategy will be in compliance with, and consistent with, the BDC provisions of the Investment Company Act.  Additionally, Blackhawk would seek to invest in ETF Distribution Companies ("ETFDCs") focused on the expanding ETF broker models that are not associated with the traditional mutual fund industry.  Finally, Blackhawk would seek to invest in companies (consistent with the BDC provisions of the Investment Company Act) that invest in Specialized ETF Focused Companies ("SETFCs") seeking to establish alliance or acquisitions in traditional Unit Investment Trust ("UITs"), Closed-End Funds ("CEFs") and traditional Mutual Fund Companies ("TMFCs") that use commissions, loads and annual revenue sharing to achieve their current distribution goals.

Blackhawk would seek to invest in companies seeking broad and generic ETF exemptive relief for specific asset classes such as equity, debt, commodities, currency and other asset classes.  The Blackhawk investments would include index and active based investment strategies.

All of the above investment categories are subject to the investment restrictions in the BDC provisions of the Investment Company Act applicable to Blackhawk, including without limitation that Blackhawk not invest in an "investment company" registered under the Investment Company Act.

As a business development company or BDC, Blackhawk is able to raise money to acquire interests in small private business, as well as larger private companies, and distressed public companies as defined under the business development company provisions of the Investment Company Act.  We intend to seek equity positions and on going relationships with companies offering sustainable and profitable growth.  We do not intend to limit our acquisitions to a single line of business or industry.

Consistent with Section 58 of the Investment Company Act, we may not, unless authorized by the vote of a majority of our outstanding common stock, change the nature of our business so as to cease to be, or to withdraw our election as, a business development company.  In addition, as a BDC, we will not make any significant material changes in our investment guidelines and policies without obtaining the approval of our Board of Directors.

Blackhawk may invest in a variety of securities, including bonds, convertible debentures, preferred stock and common stock.  We have not set a policy as to what proportion of our assets may be invested in any type of security, nor have we set a policy regarding a potential concentration in any particular industry or group of industries.

Blackhawk will seek to render significant managerial assistance to and/or control of eligible companies.  While we do not currently intend to invest as part of a group, we have not set any policy to that effect, and may determine to so invest in the future without seeking shareholder approval.  We have not yet set a policy with respect to any assets that are not required to be invested in eligible portfolio companies or other companies qualifying under Section 55 of the Investment Company Act.

Consistent with its objective of long-term capital appreciation, Blackhawk will consult with its investees with respect to obtaining capital and offers managerial assistance to selected businesses that, in the opinion of our management, have a significant potential for growth.

In addition to acquiring investment positions in new and developing companies, Blackhawk may also occasionally invest in more mature privately and publicly-held companies, some of which may be experiencing financial difficulties, but which, Blackhawk believes, have potential for further development or revitalization, and which, in the long-term, could experience growth and achieve profitability.

On behalf of Blackhawk, Network 1 Financial Securities, Inc. ("Network 1") submitted an application on Form 211 on July 5, 2006 to the National Association of Securities Dealers, Inc. ("NASD") to initiate quotations in the OTC Bulletin Board Service for Blackhawk's common stock, par value $.00001 per share ("Common Stock").  On August 22, 2006, the NASD issued a letter to Network 1 stating that unpriced quotations could begin on the OTC Bulletin Board on Blackhawk's Common Stock and that if Network 1 decides to enter a priced quotation (bid or offer) in the Common Stock in any quotation medium, Network 1 must supplement its filing with the Form 211.  This supplemental filing must include the basis and factors for Network 1's priced quotation and be received by the NASD three days before the priced entry appears in a quotations medium.  The symbol for the Common Stock is "BHCG."  For information, see "Risk Factors — Market Price for Common Stock."

Pursuant to Blackhawk's second Regulation E Offering, Blackhawk sold as of June 4, 2007 an aggregate of 502,891 shares of common stock, $.00001 par value per share ("Common Stock"), at a purchase price of $1.00 per share, to four (4) accredited investors for an aggregate amount of $502,891.  The sale consisted of the following: (1) 370,000 shares sold to three (3) accredited investors for the purchase price of $1.00 per share, or an aggregate of $370,000; and (ii) the issuance of 132,891 to Concorde, an affiliate and the largest stockholder of Blackhawk, in exchange for (x) $107,391 in a convertible note (consisting of $100,000 in principal and $7,391 in accrued and unpaid interest) owed by Blackhawk to Concorde and issued on August 1, 2006 and (y) $25,500 in a convertible note owed by Blackhawk to Concorde and issued on May 29, 2007.   The conversion price for both of these notes was $1.00 per share of Common Stock.  In June and July 2007, Blackhawk sold an additional 150,000 and 5,000, respectively, shares of its Common Stock for an aggregate of $155,000 in cash in its second Regulation E offering.  The second offering was terminated on November 15, 2007.  The net cash proceeds from the second Regulation E offering was $525,001.

On June 21, 2006, Blackhawk entered into an Exchange Agreement ("Exchange Agreement") with Concorde, the largest stockholder and affiliate of Blackhawk, pursuant to which a non-interest bearing promissory note (the "Note") issued by Blackhawk on May 3, 2006 to Concorde in the principal amount of $68,847 was exchanged for 6,884,700 shares ("Shares") of Common Stock of Blackhawk.  The Shares are "restricted securities" as defined in Rule 144 of the Securities Act.  Pursuant to the Exchange Agreement, Concorde acquired 6,884,700 shares ("Shares") of the Common Stock of Blackhawk in exchange for the Note.  The stock was issued in the exchange at $.01 per share, the per share offering price in Blackhawk's first Regulation E offering.  This exchange took place pursuant to Section 3(a)(9) of the Securities Act as an exchange by an issuer with an existing security holder where no commission or other remuneration was paid or given to Concorde or any other party for soliciting such exchange.  The Shares are "restricted securities" under the Securities Act.  This transaction was approved by all of the directors of Blackhawk pursuant to action by unanimous written consent as fair and in the best interests of Blackhawk and its stockholders.

Blackhawk became aware that certain of its state blue-sky filings were not correctly made in connection with its first Regulation E offering made in 2004 and 2005.  To rectify this, Blackhawk made a rescission offer to its stockholders with respect to their shares of Common Stock and filed such offer with each applicable State.  Before making the rescission offer, legal counsel for Blackhawk notified each applicable state's securities commission of Blackhawk's intention and submitted Blackhawk's proposed rescission offer letter for comments and approval.  To date, all stockholders have either rejected the rescission offer or the thirty (30) day period which they were given to either accept or reject the rescission offer has expired.  Blackhawk also has made post-rescission offer filings which were requested by each applicable state.

Blackhawk has engaged Barak Asset Management, LLC, a New York limited liability company ("Barak"), and an investment adviser registered under the Investment Advisers Act of 1940, as amended, to serve as an investment adviser to Blackhawk and manage its portfolio of investments at such time as when Blackhawk has portfolio investments.  Barak was formed by Sharon Highland in 2006. From 2002 to 2006, Ms. Highland was Director of Product Development and Management in the Private Client Group for managed accounts, open and closed-end funds at BlackRock.  From 1997 to 2002, she was Senior Vice President and Head of Wrap Fee Investments at PIMCO Allianz.  Barak’s engagement is pursuant to an investment advisory management agreement dated October 31, 2006, with a one-year term (extendable for one year periods) subject to Blackhawk's right to terminate upon sixty (60) days notice, and has fees ranging from 0.50% to 1.80% of assets managed.  The term of this agreement was extended to October 31, 2010.  Barak will manage assets of Blackhawk on a non-exclusive basis consistent with Blackhawk's business development company ("BDC") investment guidelines and policies and consistent with the BDC provisions under the Investment Company Act.

MacroMarkets Investment

On January 12, 2009, Blackhawk made its first portfolio investment when it entered into a voting capital interests purchase agreement ("Purchase Agreement") with MacroMarkets LLC, a Delaware limited liability company ("MacroMarkets").  Pursuant to the Purchase Agreement, Blackhawk purchased a five percent (5%) membership interest in MacroMarkets for $250,000 and Dr. Zabala, Chairman and President of Blackhawk, was appointed a non-voting board member of MacroMarkets.  The Purchase Agreement contains standard representations, warranties and indemnification provisions.  The transaction closed on January 12, 2009. Blackhawk used funds from working capital to make the equity investment.

MacroMarkets LLC is the parent company founded by Robert Shiller, Sam Masucci and Allan Weiss in 2002 to develop financial products and new risk management tools on assets that are difficult to own and hedge.  Macro Financial, a FINRA member broker dealer, is a subsidiary of MacroMarkets that provides sales and marketing support for Macro Securities Depositor, Macro Inflation Depositor and Macro Housing Depositor, which use proprietary product structures to deliver performance on commodities, inflation and real estate.

MacroMarkets holds patents for MacroShares®, an exchange-traded product family whose unique structure can be applied to asset classes that can be reliably indexed.  MacroMarkets was a key catalyst in launching the U.S. house price futures and options markets on the Chicago Mercantile Exchange (CME) in 2006, and with their partners at Fiserv Inc. and Standard & Poors, in establishing the S&P/Case-Shiller Home Price Indices as the globally recognized benchmark for U.S. home prices.  Robert Shiller and Chip Case co-founded Case-Shiller Home Price Indexes based on the fundamental designs of the S&P 500 equity index.  Sam Masucci, the CEO of MacroMarkets, and Robert Shiller, the Chief Economist of MacroMarkets, are currently working on additional products in the real estate market.

Relationship With Concorde and Other Matters

Blackhawk has the following affiliated relationships with Concorde:

•	Concorde owns 10,317,681 shares of Common Stock of Blackhawk, representing 31.78% of the outstanding shares of Common Stock of Blackhawk;

•
To the extent that current resources are not sufficient for the Company to pay its obligations as they become due, Concorde has agreed to provide sufficient capital to the Company to subsidize operational expenses to operate through October 1, 2010 if it has the capital to assist the Company;

•	Concorde provides office space and secretarial assistance to Blackhawk for which Blackhawk is paying or accruing rent to Concorde at $4,000 per month for such space; and

•	Dr. Zabala, Chairman, President and Chief Executive Officer of Blackhawk, also holds such positions with Concorde and owns 62.42% of Concorde's outstanding shares of Common Stock.

From inception (April 22, 2004) through September 30, 2009, Blackhawk funded its cash operating requirements through the sale of its common stock and loans from Concorde.

In 2004, Blackhawk received $65 from the founders and $16,647, net of costs of $4,272, from the sale of stock under its first Regulation E offering.

In 2005, Blackhawk received $1,282, net of costs of $87,635, from the sale of stock under its first Regulation E offering.

During 2004, 2005 and 2006, Blackhawk borrowed $91,908, $13,281 and $133,005, respectively, from Concorde to fund the formation of Blackhawk, offering costs for the offering plan and operating expenses.  Of the amount borrowed in 2006, $100,000 was evidenced by a demand convertible note bearing interest at 8.25% per annum convertible after November 1, 2006 into common stock of Blackhawk at a price of $1.00 per share or the price per share of Blackhawk's second Regulation E offering.  The balance of borrowings were non-interest bearing and are due on demand.  The borrowings were approved unanimously by the Board of Directors of Blackhawk as fair and in the best interests of Blackhawk.

At September 30, 2009, Blackhawk did not have any borrowings due to Concorde.

Pursuant to the Company's second Regulation E offering, as of June 4, 2007, the Company sold and exchanged an aggregate of 502,891 shares of Common Stock at a purchase price of $1.00 per share, to four (4) accredited investors for an aggregate amount of $502,891.  The sale consisted of the following: (i) 370,000 shares sold to three (3) accredited investors for the purchase price of $1.00 per share, or an aggregate of $370,000; and (ii) the issuance of 132,891 to Concorde, an affiliate and the largest stockholder of the Company, in exchange for (x) $107,391 in a convertible note (consisting of $100,000 in principal and $7,391 in accrued and unpaid interest) owed by the Company to Concorde and issued on August 1, 2006 and (y) $25,500 in a convertible note owed by the Company to Concorde and issued on May 29, 2007.  The conversion price for both of these notes was $1.00 per share of Common Stock.  In June and July 2007, the Company sold an additional 150,000 and 5,000, respectively, shares of its Common Stock for an aggregate of $155,000 in cash in the second Regulation E offering.  The net cash proceeds from the second Regulation E offering were $525,001.

Pursuant to the Company's third Regulation E offering, which commenced on November 30, 2007, Blackhawk sold an aggregate of 1,298,112 shares of Common Stock, at a purchase price of $1.00 per share to nine (9) purchasers for an aggregate amount of $1,298,112 during the year ended December 31, 2008.  Selling commissions were $129,311.

The net cash proceeds from the three (3) Regulation E offerings were $1,711,731.

On June 21, 2006, Blackhawk entered into an Exchange Agreement ("Exchange Agreement") with Concorde pursuant to which a Note issued by Blackhawk on May 3, 2006 to Concorde in the principal amount of $68,847 was exchanged for 6,884,700 shares ("Shares") of Common Stock of Blackhawk.  The Shares are "restricted securities" as defined in Rule 144 of the Securities Act.  The stock was issued in the exchange at $.01 per share.  This exchange took place pursuant to Section 3(a)(9) of the Securities Act as an exchange by an issuer with an existing security holder where no commission or other remuneration was paid or given to Concorde or any other party for soliciting such exchange.  This transaction was approved by all of the directors of Blackhawk pursuant to action by unanimous written consent as fair and in the best interests of Blackhawk and its stockholders.

Concorde converted a portion of amount due from Blackhawk totalling $61,432 into 6,143,200 shares of Common Stock at the offering price of $.01 per share in 2005.

On April 23, 2004, Blackhawk issued 8,500,000 shares of Series A preferred stock and 11,000,000 shares of common stock to its founders at $.00001 per share for a total of $195.  Between September 27, 2004 and December 31, 2005, Blackhawk sold 17,126,781 shares of its Common Stock at $.01 per share for a total of $171,268, which includes 6,143,200 shares issued to Concorde paid for by reducing a portion of amounts owing to Concorde of $61,432.  These shares were sold pursuant to Blackhawk's first Regulation E offering under the Securities Act.  On November 9, 2005, the board of directors rescinded the issuance of shares of preferred stock to Concorde.  Blackhawk refunded to Concorde the $85 that Concorde paid for the shares.  Concorde waived any rights it may have had against Blackhawk in connection with the issuance and stated that it would not assert any claim against Blackhawk.  On November 12, 2005, certain investors returned 4,500,000 shares of common stock and were refunded $45 on March 22, 2006.  Each investor waived any rights he or she may have had against Blackhawk in connection with the issuance and stated that he or she would not assert any claim against Blackhawk.  On November 29, 2005, Blackhawk amended its Certificate of Incorporation in the State of Delaware to eliminate the right to issue preferred shares.  As of November 29, 2005, all outstanding shares are Common Stock.

Blackhawk had a net decrease in assets resulting from operations of $814,283 for the nine months ended September 30, 2009, and had total net assets of $37,693 at September 30, 2009 and to date has made one investment in an eligible portfolio company, MacroMarkets.  Blackhawk intends to raise capital through this Offering and thereby access the equity markets to raise cash to fund investments.  Blackhawk also intends to raise additional capital, although there can be no assurance that it can raise such additional capital.  Since inception, Blackhawk's operations have been principally funded by three Regulation E offerings and by loans from Concorde.  Blackhawk is presently dependent on Concorde to provide capital and liquidity needs.  Concorde has agreed to provide sufficient capital to Blackhawk to operate through October 1, 2010 to the extent Concorde has such funds.

Risk Factors

The business of Blackhawk is subject to numerous risk factors, including the following:

No Fixed Investment Policy; One Investment to Date

We have no fixed policy as to the business or industry group in which we may invest or as to the amount or type of securities or assets that we may acquire.  To date, we have not made any investments in a portfolio company except the MacroMarkets investment described above.  Blackhawk has invested part of the net proceeds from its second and third Regulation E Offerings received to date in cash equivalents and in investments with maturity dates of less than one year.  Also, it has invested part of the proceeds from its third Regulation E offering in MacroMarkets.  We will seek to assist our investee companies and their management teams in devising realistic business strategies and obtaining necessary financing.

Investors May Lose Their Entire Investment In This Offering

Investing in the Common Shares of the Company is highly risky.  The Company cannot assure an investor that it will raise adequate capital in this Offering.  Investors may lose all of their investment in the Common Shares purchased in this Offering.

Management's Lack of BDC Experience

With the exception of Dr. Zabala, who founded Blackhawk, and has assumed multiple management responsibilities including capital raising under Regulation E, day-to-day operations, finance, and compliance, and also made a portfolio investment for Blackhawk, and Ms. Highland, who has been investment adviser/fund manager for Blackhawk for nearly three years, management has no experience in BDC investing and no BDC operations experience.  There is no guarantee that the management of Blackhawk will be able to meet the regulatory requirements under the Investment Company Act applicable to BDCs on behalf of Blackhawk.

A failure on our part to maintain our status as a BDC would significantly reduce our operating flexibility.

If we do not continue to qualify as a BDC, we might be regulated as a closed-end investment company under the Investment Company Act, which would significantly decrease our operating flexibility.

Our Ability to Grow Will Depend on Our Ability to Raise Capital

Blackhawk has raised in its three Regulation E offerings only $1,711,731, net of expenses of $221,218, in equity capital and has borrowed $255,779 from Concorde, the largest stockholder of Blackhawk of which $255,779 along with $7,391 of accrued interest was converted into 13,160,791 shares of common stock by Concorde.  On May 29, 2007, Blackhawk borrowed $25,500 from Concorde.  This amount was converted into shares of Common Stock in Blackhawk's second Regulation E offering at the exchange rate of $1.00 per share (25,500 shares).  We can provide you with no assurance that we will be able to raise money in this Offering given difficult market conditions.  We will need to periodically access the equity markets to raise cash to fund new investments.  An inability to successfully access the equity markets could limit our ability to grow our business and fully execute our business strategy.  We cannot assure you that we will be able to raise adequate capital in the future.

Blackhawk Not Having Sufficient Funds For Expenses of Regulatory Compliance Under Investment Company Act

If Blackhawk does not raise sufficient net proceeds in its common stock offerings (including this Offering) or operations, or is unable to borrow sufficient funds from its controlling shareholder Concorde, it may not have sufficient funds for paying for the expenses of regulatory compliance under the Investment Company Act.

Fluctuation in NAV of Company Common Stock

Blackhawk's unaudited NAV of its common stock as of September 30, 2009 was $37,693 or $0.00116 per share.  The NAV has fluctuated over the last three (3) years and was negative at the end of 2007 and 2006.  There are material risks associated with the changes in Blackhawk's NAV and the fact that it has been negative during such fiscal periods.  These risks are:  (i) Blackhawk may be insolvent or bankrupt due to negative NAV; (ii) fluctuations in NAV may not be reflected in the price of the common stock in the market place and the price of the common stock may be at a premium or discount to NAV; and (iii) when Blackhawk purchases assets in a portfolio investment, NAV may reflect this as a liability and not an asset.

Reliance on Strong Management Teams of Investee Companies

Blackhawk believes that it will be most likely to succeed in its investment strategies if its investee companies have strong management teams.  Generally, Blackhawk intends to focus as much or more on finding and supporting business executives who have the ability, entrepreneurial motivation and experience required to build independent companies with a significant potential for growth, as it will on identifying, selecting and financing investment opportunities based on promising ideas, products or marketing strategies.  Consistent with this belief, Blackhawk believes it will be able to provide investee companies with managerial assistance.  For example, we intend to encourage our investee companies to afford their management teams opportunities for meaningful equity participation and assist them in planning means to accomplish this result.

Offering Terms; Sales of Common Stock on Best Efforts Basis

This is the fourth Regulation E offering that Blackhawk has conducted.  This Offering is being conducted on a "best efforts" basis, and not on a maximum-minimum basis as was the case with Blackhawk's second Regulation E offering.  Given that this Offering is on a "best efforts" basis, Blackhawk will close on any subscriptions it receives from prospective investors it deems acceptable in amounts up to $5,000,000.  This means that investors who purchase shares in this Regulation E offering will not have the protection of a maximum-minimum offering structure.

Start-up Operations; No Cash Dividend Payments to Date; Possibility of Substantial Losses

Blackhawk has never paid cash dividends nor does it have any present intent to do so.

Business development is by nature a high-risk activity that often results in substantial losses.  The companies in which Blackhawk intends to invest often lack effective management, face operating problems and have incurred substantial losses.  Potential investees include established businesses which may be experiencing severe financial or operating difficulties or may, in the opinion of their management, be managed ineffectively and yet have the potential for substantial growth or for reorganization into separate independent companies.

Blackhawk will attempt to reduce the level of its investment risks through one or more of the following factors:

•	carefully investigating potential investees;

•	financing only what it believes to be practical business opportunities, as contrasted to research projects;

•	selecting effective, entrepreneurial management for its investees;

•	providing managerial assistance and support to investees in areas, where the need is apparent;

•	obtaining, alone or with others, actual or working control of its investees;

•	supporting the investees in obtaining necessary financing, and, where feasible, arranging major contracts, joint ventures or mergers and acquisitions; and

•	where possible, maintaining sufficient capital resources to make follow-on investments where necessary, appropriate and feasible.

The proposed operations of Blackhawk are speculative

The success of the proposed business plan of Blackhawk will depend to a great extent on the operations, financial condition and management of the identified target companies.  While investments in entities having established operating histories are preferred, there can be no assurance that Blackhawk will be successful in locating candidates meeting such criteria.  The decision to invest in a company will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if Blackhawk had more funds available to it, would be desirable.  In the event Blackhawk completes one or more stock acquisitions, the success of its operations will be dependent upon management of those target companies and numerous other factors beyond the control of Blackhawk.  There is no assurance that Blackhawk can identify a target company to invest in, or that such investments will be successful.

There is no agreement for any stock acquisitions and no minimum requirements for any stock acquisitions

As of the date of this Offering Circular, Blackhawk has made one portfolio investment, the MacroMarkets investment described herein.  There can be no assurance that Blackhawk will be successful in identifying and evaluating suitable business opportunities or in concluding an investment.  Except with respect to the ETF industry and distressed companies previously discussed, no particular industry or specific business within an industry has been selected for a target company.  Blackhawk has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria, which it will require a target company to have achieved, or without which Blackhawk would not consider an investment.  Accordingly, Blackhawk may invest in a company which has no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.  There is no assurance that Blackhawk will be able to negotiate an investment on terms favorable to Blackhawk.

Reporting requirements may delay or preclude investments

Pursuant to the requirements of Section 13 of the Exchange Act, Blackhawk is required to provide certain information about significant acquisitions including audited financial statements of the acquired company.  These audited financial statements normally must be furnished within 75 days following the effective date of a stock acquisition.  Obtaining audited financial statements are the economic responsibility of the target company.  The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable investment by Blackhawk.  Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for investment so long as the reporting requirements of the Exchange Act are applicable.  Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to Blackhawk at the time of effecting an investment in such target company.  In cases where audited financial statements are unavailable, Blackhawk will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity.  This risk increases the prospect that an investment with such a target company might prove to be an unfavorable one for Blackhawk.

We May Change Our Investment Policies Without Further Shareholder Approval

Although we are limited by the Investment Company Act with respect to the percentage of our assets that must be invested in qualified investment companies, we are not limited with respect to the minimum standard that any investment company must meet, nor the industries in which those investment companies must operate.  We may make investments without shareholder approval and such investments may deviate significantly from our historic operations.  Any change in our investment policy or selection of investments could adversely affect our stock price, liquidity, and the ability of our shareholders to sell their stock.  Any investment made by Blackhawk must be consistent with the BDC provisions of the Investment Company Act.

Our Investments May Not Generate Sufficient Income to Cover Our Operations

We intend to make investments into qualified companies that will provide the greatest overall return on our investment.  However, certain of those investments may fail, in which case we will not receive any return on our investment.  In addition, our investments may not generate income, either in the immediate future, or at all.  As a result, we may have to sell additional stock, or borrow money, to cover our operating expenses.  In the past, Blackhawk has borrowed money from its largest stockholder, Concorde, to fund its operating expenses and Concorde has agreed to provide sufficient capital to fund limited operating expenses through October 1, 2010.  However, there can be no assurance that (i) Concorde will have money to loan to Blackhawk, and (ii) Concorde will continue to lend money to Blackhawk after such date.  The effect of such actions could cause our stock price to decline or, if we are not successful in raising additional capital, we could cease to continue as a going concern.

Regulatory Oversight; Compliance Requirements

As a BDC, Blackhawk is subject to the provisions of Sections 55 through 65 of the Investment Company Act, and certain additional provisions of that Act made applicable to business development companies by Section 59 of that Act.  Under these regulations, Blackhawk's investment policies are defined and subject to certain limitations.  Furthermore, under Section 58 of that Act, Blackhawk may not withdraw its election to be so regulated as a business development company without the consent of a majority of its issued and outstanding voting securities.

Blackhawk has no fixed policy as to any particular business or industry group in which it may invest or as to the amount or type of securities or assets that it may acquire.  Blackhawk may in the future invest in assets that are not qualifying assets as defined by Section 55 of the Investment Company Act; however, no such additional assets have been identified as of the date of this Memorandum, and Blackhawk does not intend to fall below the 70% requirement as set forth in Section 55 of that Act.

Blackhawk seeks to achieve its objectives in accordance with the following general policies:

Blackhawk intends to acquire securities through negotiated private placement transactions directly from the investee company, its affiliates, or third parties, or through open market transactions.

Blackhawk will attempt to acquire, if possible and consistent with Blackhawk's capital resources, a large or controlling interest in its investees through purchases of equity securities, including warrants, options, and other rights to acquire such securities combined, if appropriate, with debt securities, including demand notes, term loans and guarantees, or debt instruments or preferred stock, convertible into, or with warrants to purchase additional equity securities.

Blackhawk may make additional or "follow-on" investments in its investees, when appropriate to sustain the investees or to enhance or protect Blackhawk's existing investment.

Blackhawk will determine the length of time it will retain its investment by evaluating the facts and circumstances of each investee and Blackhawk’s relationship with such investee.  Blackhawk may retain its investments for a relatively long period, sometimes as long as many years, with the result that its rate of portfolio turnover may be low.  Investments may be retained until, in the sole opinion of Blackhawk, the investee company has a demonstrated record of successful operations and there is a meaningful public market for its securities which reflects the investment value Blackhawk sought (or such a market can be readily established) or until Blackhawk, in its sole discretion, decides that its investment is not likely to result in future long-term capital appreciation.

Subject to compliance with the BDC provisions of the Investment Company Act, Blackhawk may invest in special purpose vehicles ("SPVs") and other entities and vehicles seeking special strategies in the ETF marketplace.

Market Illiquidity for Investments

At the time of sale of Blackhawk's portfolio securities, there may not be a market of sufficient stability to allow Blackhawk to sell its entire position, potentially resulting in Blackhawk not being able to sell such securities at prevailing market prices or at the prices at which Blackhawk may have valued its position in the investee's securities.

Market Price for Common Stock; Illiquidity of Common Stock

Shares of Common Stock trade very infrequently on the OTC Bulletin Board under the symbol BHCG.OB.  During the period from January 2007 to December 31, 2009, shares have traded between $.04 and $1.00, with extremely limited trading volume.

The shares do not trade frequently and there can be wide gaps in the bid and ask prices for the shares of Common Stock.  Investors should be aware of these market conditions in considering whether to purchase shares in this Offering.

Valuation-Policy Guidelines

Blackhawk's Board of Directors is responsible for the valuation of Blackhawk's assets in accordance with its approved guidelines.  Blackhawk's board of directors is responsible for recommending overall valuation guidelines and the valuation of the specific investments.

There is a range of values that are reasonable for an investment at any particular time.  Fair value is generally defined as the price at which the investment in question could change hands, the "exit price," assuming that both parties to the transaction are under no unusual pressure to buy or sell and have both reasonable knowledge of all the relevant facts.

Effective January 1, 2008, Blackhawk adopted SFAS No. 157, "Fair Value Measurements" ("SFAS 157"), for investments measured at fair value on a recurring basis.  SFAS 157 accomplishes the following key objectives:

•	Defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date;

•	Establishes a three-level hierarchy ("Valuation Hierarchy") for fair value measurements;

•	Requires consideration of Blackhawk's creditworthiness when valuing liabilities; and

•	Expands disclosures about instruments measured at fair value.

The Valuation Hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.  A financial instrument's categorization within the Valuation Hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  The three levels of the Valuation Hierarchy and the distribution of Blackhawk's financial assets within it are as follows:

•	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

To increase objectivity in valuing its assets and complementing SFAS 157, Blackhawk also intends to use external measures of value such as public markets or significant third-party transactions whenever possible.  Neither a long-term workout value nor an immediate liquidation value will be used, and no increment of value will be included for changes that may take place in the future.  Certain members of Blackhawk's Board of Directors may hold positions in some of Blackhawk's investee companies and certain members of the Board of Directors may hold offices or director positions with some of Blackhawk's investee companies.

Valuations assume that, in the ordinary course of its business, Blackhawk will eventually sell its position in the private or public market or may distribute its larger positions to its stockholders.  Accordingly, no premiums will be placed on investments to reflect the ability of Blackhawk to sell block positions or control of companies, either by itself or in conjunction with other investors.

In fact, in certain circumstances, Blackhawk may have to sell the securities it owns of its investees in the open market at discounts to market prices at the time of sale, due to the large position it may hold relative to the average daily trading volume.

Blackhawk intends to use four basic methods of valuation for its investments and there are variations within each of these methods.  Blackhawk's board of directors, in its sole discretion, has determined that Blackhawk's four basic valuation methods constitute fair value. As an investee evolves, its progress may sometime require changes in Blackhawk's method of valuing the investee's securities.  Blackhawk's investment will be separated into its component parts (such as debt, preferred stock, common stock or warrants), and each component will be valued separately to arrive at a total value.  Blackhawk believes that a mixture of valuation methods is often essential to represent a fair value of Blackhawk's investment position in any particular investee.  For example, one method may be appropriate for the equity securities of a company while another method may be appropriate for the senior securities of the same company.  In various instances of valuation, the board of directors of Blackhawk may modify the valuation methods mentioned below based on the board of directors best judgment in any particular situation.

The cost method values an investment based on its original cost to Blackhawk, adjusted for the amortization of original issue discount, accrued interest and certain capitalized expenditures of Blackhawk.  While the cost method is the simplest method of valuation, it is often the most unreliable because it is applied in the early stages of an investee's development and is often not directly tied to objective measurements.  All investments are carried at cost until significant positive or adverse events subsequent to the date of the original investment warrant a change to another method.  Some examples of such events are: (1) a major recapitalization; (2) a major refinancing; (3) a significant third-party transaction; (4) the development of a meaningful public market for the investee's common stock; and (5) material positive or adverse changes in the investee's business.

The appraisal method is used to value an investment position based upon a careful analysis of the best available outside information when there is no established public or private market in the investee company's securities and it is no longer appropriate to use the cost method.  Comparisons are made using factors (such as earnings, sales or net worth) that influence the market value of similar public companies or that are used in the pricing of private transactions of comparable companies.  Major discounts, usually in percentages up to 50%, are taken when private companies are appraised by comparing private company to similar public companies.  Liquidation value may be used when an investee company is performing substantially below plan and its continuation as an operating entity is in doubt.  Under the appraisal method, the differences among companies in terms of the source and type of revenues, quality of earnings, and capital structure are carefully considered.

An appraisal method value can be defined as the price at which the investment in question could change hands, assuming that both parties to the transaction are under no unusual pressure to buy or to sell, and both have reasonable knowledge of all the relevant facts.  In the case of start-up companies where the entire assets may consist of only one or more of the following: (1) a marketing plan, (2) management or (3) a pilot operation, an evaluation may be established by capitalizing the amount of the investment that could reasonably be obtained for a predetermined percentage of the ownership in the particular company.  Valuations under the appraisal method are considered to be more subjective than the cost, public market or private market methods.

The private market method uses third-party transactions (actual or proposed) in the investee's securities as the basis for valuation.  This method is considered to be an objective measure of value since it depends upon the judgment of a sophisticated, independent investor. Actual firm offers are used as well as historical transactions, provided that any offer used was seriously considered and well documented.

The public market method is the preferred method of valuation when there is an established public market for the investee's securities, since that market provides the most objective basis for valuation.  In determining whether the public market is sufficiently established for valuation purposes, we intend to examine the trading volumes, the number of stockholders and the number of market makers.  Under the public market method, as well as under the other valuation methods, we may discount investment positions that are subject to significant legal, contractual or practical restrictions.  When an investee's securities are valued under the public market method, common stock equivalents such as presently exercisable warrants or options are valued based on the difference between the exercise price and the market value, subject to management and board discretion, of the underlying common stock.

Regulation - BDCs

The following is a summary description of the Investment Company Act, as applied to business development companies.  This description is qualified in its entirety by reference to the full text of the Investment Company Act and the rules promulgated thereunder by the Commission.

The Small Business Investment Incentive Act of 1980 became law on October 21, 1980. This law modified the provisions of the Investment Company Act, which are applicable to a company, such as Blackhawk, which is a "business development company."  Blackhawk elected to be treated as a business development company on September 20, 2004.  Blackhawk may not withdraw its election without first obtaining the approval of a majority of its outstanding voting securities.

A BDC must be operated for the purpose of investing in the securities of certain present and former "eligible portfolio companies" and certain bankrupt or insolvent companies and must make available significant managerial assistance to its investee companies.  An eligible portfolio company generally is a United States company that is not an investment company (except for wholly-owned small business investment companies licensed by the U.S. Small Business Administration) and (1) does not have a class of securities included in the Federal Reserve Board's over-the-counter margin list, (2) is actively controlled by the business development company and has an affiliate of the business development company on its board of directors, or (3) meets such other criteria as may be established by the Commission. Control, under the Investment Company Act, as amended, is presumed to exist where the business development company, and its affiliates or related parties, own 25% or more of the issued and outstanding voting securities of the investee.  The Commission recently adopted new rules expanding certain definitions of eligible portfolio companies.

The Investment Company Act prohibits or restricts Blackhawk from investing in certain types of companies, such as brokerage firms, insurance companies, investment banking firms and investment companies.  Moreover, the Investment Company Act limits the type of assets that Blackhawk may acquire to "qualifying assets" and certain other assets necessary for its operations (such as office furniture, equipment and facilities) if, at the time of the acquisition, less than 70% of the value of Blackhawk's assets consists of qualifying assets.  The effect of this regulation is to require that at least 70% of a business development company's assets be maintained in qualifying assets.  Qualifying assets include: (1) securities of companies that were eligible portfolio companies at the time Blackhawk acquired their securities; (2) securities of bankrupt or insolvent companies that are not otherwise eligible portfolio companies; (3) securities acquired as follow-on investments in companies that were eligible at the time of Blackhawk's initial acquisition of their securities but are no longer eligible, provided that Blackhawk has maintained a substantial portion of its initial investment in those companies; (4) securities received in exchange for or distributed on or with respect to any of the foregoing; and (5) cash items, government securities and high-quality, short-term debt.  The Investment Company Act also places restrictions on the nature of the transactions in which, and the persons from whom, securities can be purchased in order for the securities to be considered to be qualifying assets.  As of the date of this Memorandum, Blackhawk has made the MacroMarkets investment, its only portfolio investment.  The net proceeds raised in its second and third Regulation E offerings were invested in the securities referenced in subsection (5) above and $250,000 was used to make the MacroMarkets investment.

The Investment Company Act, under specified conditions, permits Blackhawk to issue multiple classes of senior debt and preferred stock, if its asset coverage, as defined in the Investment Company Act, is at least 200% after the issuance of the debt or the preferred stock.  Blackhawk currently has no policy regarding the issuance of multiple classes of senior debt.

Blackhawk may issue, in limited amounts, warrants, options and rights to purchase its securities to its directors, officers and employees (and provide loans to such persons for the exercise thereof) in connection with an executive compensation plan, if certain conditions are met.  These conditions include the authorization of such issuance by a majority of Blackhawk's voting securities (as defined below) and the approval by a majority of the independent members of the board of directors and by a majority of the directors who have no financial interest in the transaction.  The issuance of options, warrants or rights to directors who are not also officers requires the prior approval of the Commission.

As defined in the Investment Company Act, the term "majority of a registrant's issued and outstanding voting securities" means the vote of (a) 67% or more of a registrant's issued and outstanding common stock present at a meeting, if the holders of more than 50% of the issued and outstanding common stock are present or represented by proxy, or (b) more than 50% of a registrant's outstanding common stock, whichever is less.

Blackhawk may sell its securities at a price that is below the prevailing net asset value per share only upon the approval of the policy by the holders of a majority of its issued and outstanding voting securities, including a majority of the voting securities held by non-affiliated persons, at its last annual meeting or within one year prior to the transaction.  In addition, Blackhawk may repurchase its common stock, subject to the restrictions of the Investment Company Act.

In accordance with the Investment Company Act, a majority of the members of Blackhawk's board of directors must not be "interested persons" of Blackhawk, as that term is defined in the Investment Company Act.  Generally, "interested persons" of Blackhawk include all affiliated persons of Blackhawk and members of their immediate families, any "interested person" of an underwriter or of an "investment advisor" to Blackhawk, any person who has acted as legal counsel to Blackhawk within the last two fiscal years, or any broker or dealer, or affiliate of a broker or dealer.

Most of the transactions involving Blackhawk and its affiliates (as well as affiliates of those affiliates) which were prohibited without the prior approval of the Commission under the Investment Company Act, prior to its amendment by the Small Business Investment Incentive Act now require the prior approval of a majority of Blackhawk's independent directors and a majority of the directors having no financial interest in the transactions.  The effect of this amendment is that Blackhawk may engage in certain affiliated transactions that would be prohibited, absent prior Commission approval in the case of investment companies, which are not business development companies.  However, certain transactions involving certain closely affiliated persons of Blackhawk, including its directors, officers and employees, still require the prior approval of the Commission.  In general, "affiliated persons" of a person include: (a) any person who owns, controls or holds with power to vote, more than five percent of Blackhawk's issued and outstanding common stock, (b) any director, executive officer or general partner of that person, (c) any person who directly or indirectly controls, is controlled by, or is under common control with that person, and (d) any person five percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other person.  Such persons generally must obtain the prior approval of a majority of Blackhawk's independent directors and, in some situations, the prior approval of the Commission, before engaging in certain transactions involving Blackhawk or any company controlled by Blackhawk.  In accordance with the Investment Company Act, a majority of the members of Blackhawk's board of directors are not interested persons as defined in the Investment Company Act.  The Investment Company Act generally does not restrict transactions between Blackhawk and its investee companies.

Finally, notwithstanding restrictions imposed under federal securities laws, it is anticipated that Blackhawk will acquire securities of investee companies pursuant to stock purchase agreements or other agreements that may further limit Blackhawk's ability to distribute, sell or transfer such securities.  And as a practical matter, even if such transfers are legally or contractually permissible, there may be no market, or a very limited market, for such securities. Economic conditions may also make the price and terms of a sale or transfer transactions unattractive.

Other Securities Law Considerations

In addition to the above-described provisions of the Investment Company Act, there are a number of other provisions of the federal securities laws that affect Blackhawk's operations.  For example, restrictions imposed by the federal securities laws, in addition to possible contractual provisions, may adversely affect the ability of Blackhawk to sell or otherwise to distribute or dispose of its portfolio securities.

Most if not all securities that Blackhawk acquires as venture capital investments will be "restricted securities" within the meaning of the Securities Act and will not be permitted to be resold without compliance with the Securities Act.  Thus, Blackhawk will not be permitted to resell portfolio securities unless a registration statement has been declared effective by the Commission with respect to such securities or Blackhawk is able to rely on an available exemption from such registration requirements.  In most cases Blackhawk will endeavor to obtain from its investee companies "registration rights," pursuant to which Blackhawk will be able to demand that an investee company register the securities owned by Blackhawk at the expense of the investee company.  Even if the investee company bears this expense, however, the registration of any securities owned by Blackhawk is likely to be a time-consuming process, and Blackhawk always bears the risk, because of these delays, that it will be unable to resell such securities, or that it will not be able to obtain an attractive price for such securities.

At times Blackhawk will not register portfolio securities for sale but will seek to sell and sometimes seek an exemption from registration for portfolio securities.  The most likely exemption available to Blackhawk is Section 4(1) of the Securities Act, which, in effect, exempts sales of securities in transactions by any person other than an issuer, underwriter or dealer.  This exemption will likely be available to permit a private sale of portfolio securities and in some cases a public sale, if the provisions of Rule 144 under the Securities Act, are complied with.  The Commission has recently adopted changes to Rule 144, including shortening the one-year holding period to six-months for sales of securities by non-affiliates.

Blackhawk may elect to distribute in-kind securities of investee companies to its stockholders.  Prior to any such distribution, Blackhawk expects that it will need to file, or cause the issuers of such distributed securities, to file, a registration statement or, in the alternative, an information statement, which when declared effective by the Commission, will permit the distribution of such securities and also permit distributee stockholders of Blackhawk to sell such distributed securities.

Future Distributions

Blackhawk does not currently intend to pay cash dividends. Blackhawk's current dividend policy is to make in-kind distributions of its larger investment positions to its stockholders when Blackhawk's board of directors deems such distributions appropriate.  Because Blackhawk does not intend to make cash distributions, stockholders would need to sell securities distributed in-kind, when and if distributed, in order to realize a return on their investment.

An in-kind distribution will be made only when, in the judgment of Blackhawk’s board of directors, it is in the best interest of Blackhawk's stockholders to do so.  The board of directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on the investee's customers, joint venture associates, other investors, financial institutions and management; tax consequences and the market effects of an initial or broader distribution of such securities.  Securities of Blackhawk's larger investment positions in more mature investee companies with established public markets are most likely to be considered for distribution.  It is possible that Blackhawk may make an in-kind distribution of securities that are substantially liquid irrespective of the distributee's stockholder rights to sell such securities.  Any such in-kind distribution would require stockholder approval only if the distribution represents substantially all of Blackhawk's assets.  It is possible that Blackhawk may make an in-kind distribution of securities that have appreciated or depreciated from the time of purchase depending upon the particular distribution.  Blackhawk has not established a policy as to the frequency or size of distributions and indeed there can be no assurance that any distributions will be made.

Managerial Assistance

Blackhawk believes that providing significant managerial assistance to its investees is critical to its business development activities. "Making available significant managerial assistance" as defined in the Investment Company Act, with respect to a business development company such as Blackhawk, means (a) any arrangement whereby a business development company, through its directors, officers, employees or general partners, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations, or business objectives and policies of a portfolio company; or (b) the exercise by a business development company of a controlling influence over the management or policies of a portfolio company by the business development company acting individually or as a part of a group acting together which controls such portfolio company. Blackhawk is required by the Investment Company Act to make significant managerial assistance available at least with respect to investee companies that Blackhawk will treat as qualifying assets for purposes of the 70% test. The nature, timing and amount of managerial assistance provided by Blackhawk varies depending upon the particular requirements of each investee company.

Blackhawk may be involved with its investees in recruiting management, product planning, marketing and advertising and the development of financial plans, operating strategies and corporate goals. In this connection, Blackhawk may assist clients in developing and utilizing accounting procedures to record efficiently and accurately, transactions in books of account that will facilitate asset and cost control and the ready determination of results of operations. Blackhawk may also seek capital for its investees from other potential investors and occasionally subordinate its own investment to those of other investors. Where possible, Blackhawk may introduce its investees to potential suppliers, customers and joint venture partners and assist its investees in establishing relationships with commercial and investment bankers and other professionals, including management consultants, recruiters, legal counsel and independent accountants. Blackhawk also intends to assist in obtaining joint ventures, acquisitions and mergers.

In connection with its managerial assistance, Blackhawk may be represented by one or more of its officers or directors who are members of the board of directors of an investee. As an investment matures and the investee develops management depth and experience, Blackhawk's role will become progressively less active. However, when Blackhawk owns or could acquire a substantial proportion of a more mature investee company's equity, Blackhawk may remain active in, and may frequently be involved in, the planning of major transactions by the investee. Blackhawk's goal is to assist each investee company in establishing its own independent and effective board of directors and management.

Competition

Blackhawk is subject to substantial competition from business development companies, venture capital firms, new product development companies, marketing companies and diversified manufacturers and other companies, most of whom are larger than Blackhawk and have significantly larger net worth, financial and personnel resources than does Blackhawk. In addition, Blackhawk competes with companies and individuals engaged in the business of providing management consulting services.

Concorde's Ownership of Blackhawk Common Stock; Affiliates, Conflicts of Interest

As of the date of this Offering Circular, Concorde owns 10,317,681 shares of Blackhawk Common Stock, representing 31.78% of the outstanding shares of Common Stock. Dr. Zabala, Chairman and President of Concorde, is also Chairman and President of Blackhawk, and controls Concorde through his 62.42% stock ownership of Concorde. He also owns or controls 2,432,500 shares of Blackhawk Common Stock, representing 7.49% of the outstanding shares of Blackhawk Common Stock. Concorde and Dr. Zabala may be deemed to control Blackhawk. Conflicts of interest may arise between Concorde and Blackhawk for business and investment opportunities and other matters. Any conflicts of interest will be resolved by a board committee of Blackhawk directors consisting of only independent Blackhawk directors.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of the material federal income tax considerations applicable to Blackhawk and to an investment in Blackhawk shares. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, it does not describe tax consequences that are assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, regulated investment companies, dealers in securities, pension plans and trusts, and financial institutions. This summary assumes that investors hold Blackhawk common stock as capital assets (within the meaning of the Internal Revenue Code of 1986, as amended ("Code")). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as in effect as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. Blackhawk has not sought and will not seek any ruling from the Internal Revenue Service (the "IRS") regarding this Offering. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under federal income tax laws that could result if Blackhawk invested in tax-exempt securities or certain other investment assets in which it does not currently intend to invest.

A "U.S. stockholder" generally is a beneficial owner of shares of Blackhawk common stock who is for federal income tax purposes:

•
a citizen or individual resident of the United States including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test in Code Section 7701 (b);

•	a corporation or other entity taxable as a corporation, for federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

•	a trust over which a court in the U.S. has primary supervision over its administration or over which U.S. persons have control; or

•	an estate, the income of which is subject to federal income taxation regardless of its source.

A "Non-U.S. stockholder" is a beneficial owner of shares of Blackhawk common stock that is neither a U.S. stockholder nor a partnership for federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of Blackhawk common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership.  A prospective stockholder who is a partner of a partnership holding shares of Blackhawk common stock should consult his, her or its tax advisors with respect to the purchase, ownership and disposition of shares of Blackhawk common stock.

Tax matters are often very complicated and the tax consequences to an investor of an investment in Blackhawk shares will depend on the facts of his, her or its particular situation.  Blackhawk encourages investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a Regulated Investment Company

As a BDC, Blackhawk intends to elect to be treated as a RIC under Subchapter M of the Code when its Board of Directors determines this is in the best interests of its shareholders after it acquires investments.  As a RIC, Blackhawk generally will not have to pay corporate level taxes on any income or gains that it distributes to its stockholders as dividends.  To qualify for tax treatment as a RIC, Blackhawk must, among other requirements, meet certain source of income and asset diversification requirements (as described below).  In addition, to obtain the federal income tax benefits allowable to RICs, Blackhawk must distribute to its stockholders, for each taxable year, at least 90% of its "investment company taxable income," which is generally the sum of its net ordinary income plus the excess, if any, of realized net short term capital gains over realized net long tern capital losses (the "Annual Distribution Requirement").

Taxation as a Regulated Investment Company

For any taxable year in which Blackhawk qualifies as a RIC and satisfies the Annual Distribution Requirement, it generally will not be subject to federal income tax on the portion of its investment company taxable income and net capital gain (i.e., net realized long-term capital gains in excess of net realized short-term capital losses) that it distributes to stockholders with respect to that year.  Blackhawk will be subject to federal income tax at the regular corporate rates on any net ordinary income or capital gain not distributed (or deemed distributed) to its stockholders.

As a RIC, Blackhawk will be subject to a 4% nondeductible federal excise tax on certain net taxable undistributed income unless it distributes in a timely manner an amount at least equal to the sum of (1) 98% of its net ordinary income for each calendar year, (2) 98% of its capital gain net income for the one year period ending October 31 in that calendar year, and (3) any net income realized, but not distributed, in the preceding year.  Blackhawk will not be subject to excise taxes on amounts on which it is required to pay corporate income tax (such as retained net capital gains).  Blackhawk anticipates that it would make sufficient distributions each taxable year and/or pay sufficient corporate income tax to avoid any excise tax liability, although Blackhawk reserves the right to pay an excise tax rather than make an additional distribution when circumstances warrant (e.g., the payment of an excise tax amount that it deems to be de minimis).

To qualify for tax treatment as a RIC for federal income tax purposes, in addition to satisfying the Annual Distribution Requirement, Blackhawk must, among other things:

•	have in effect at all times during each taxable year an election to be regulated as a BDC under the Investment Company Act;

•
derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, or other income derived with respect to its business of investing in such stock or securities and (b) net income derived from an interest in a "qualified publicly traded partnership" (all such income "Qualifying Income"); and

•
diversify its holdings so that at the end of each quarter of the taxable year, at least 50% of the value of its assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of its assets or more than 10% of the outstanding voting securities of such issuer; and no more than 25% of the value of its assets is invested in the securities, other than U.S. government securities or securities of other RICs, of (a) one issuer, (b) securities of two or more issuers that are controlled, as determined under applicable tax rules, by Blackhawk and that are engaged in the same or similar or related trades or businesses or (c) securities of one or more "qualified publicly traded partnerships" (the "Diversification Tests").

Blackhawk may be required to recognize taxable income in circumstances in which it does not receive cash.  For example, if Blackhawk holds debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with payment in kind interest or, in certain cases, increasing interest rates or issued with warrants), Blackhawk must include in income in each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by it in the same taxable year.  Because any original issue discount accrued will be included in Blackhawk’s investment company taxable income for the year of accrual, it may be required to make a distribution to its stockholders to satisfy the Annual Distribution Requirement, even though it will not have received any corresponding cash amount.

Blackhawk anticipates that it will be authorized to borrow funds and to sell assets to satisfy the Annual Distribution Requirement and to avoid any excise tax liability.  However, under the Investment Company Act, Blackhawk is not currently permitted to make distributions to its stockholders while its debt obligations and other senior securities are outstanding unless certain "asset coverage" tests are met.  Moreover, Blackhawk’s ability to dispose of assets to meet the Annual Distribution Requirement and to avoid any excise tax liability may be limited by (1) the illiquid nature of Blackhawk's portfolio, or (2) other requirements relating to Blackhawk’s tax treatment as a RIC, including the Diversification Tests.  If Blackhawk disposes of assets to meet the Annual Distribution Requirements and to avoid any excise tax liability, it may make such dispositions at times that, from an investment standpoint, are not advantageous.

Gain or loss realized by Blackhawk from the sale or exchange of warrants as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss.  Such gain or loss generally will be long-term or short-term, depending on how long Blackhawk held a particular warrant.  Blackhawk’s transactions in options, futures contracts, hedging transactions and forward contracts will be subject to special tax rules, the effect of which may be to accelerate income to Blackhawk, defer losses, cause adjustments to the holding periods of investments, convert long-term capital gains into short-term capital gains, convert short-term capital losses into long-term capital losses or have other tax consequences.  These rules could affect the amount, timing and character of distributions to stockholders.  Blackhawk has not yet determined the extent to which it might engage in these types of transactions, if at all.

A RIC is not permitted to deduct expenses in excess of its "investment company taxable income" (which is, generally, ordinary income plus net short-term capital gains in excess of net long-term capital losses).  If Blackhawk's expenses in a given year exceed investment company taxable income (e.g., as the result of large amounts of equity based compensation), it would experience a net operating loss for that year.  However, a RIC is not permitted to carry forward net operating losses to subsequent years.  In addition, expenses can be used only to offset investment company taxable income, not net capital gain (that is, the excess of net long-term capital gains over the net short-term capital losses).  Due to these limits on the deductibility of expenses, Blackhawk may for tax purposes have aggregate taxable income over a period of several years that it is required to distribute and that is taxable to its stockholders even if such income is greater than the net income it actually earned during those years in the aggregate.  Such required distributions may be made from Blackhawk's cash assets or by liquidation of investments, if necessary.  Blackhawk may realize gains or losses from such liquidations.  In the event Blackhawk realizes net capital gains from such transactions, a stockholder may receive a larger capital gain distribution than the stockholder would have received in the absence of such transactions.  Assuming Blackhawk qualifies for tax treatment as a RIC, its corporate-level federal income tax should be substantially reduced or eliminated, and, as explained above, a portion of Blackhawk's distributions or deemed distributions may be characterized as long-term capital gain in the hands of stockholders.  See "Election to be Taxed as a Regulated Investment Company" above.

Except as otherwise provided, the remainder of this discussion assumes that Blackhawk qualifies for tax treatment as a RIC and has satisfied the Annual Distribution Requirement.

Taxation of U.S. Stockholders

For federal income tax purposes, distributions by Blackhawk generally are taxable to U.S. stockholders as ordinary income or capital gains.  Distributions of "investment company taxable income" (which is, generally, Blackhawk's ordinary income plus net realized short-term capital gains in excess of net realized long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of Blackhawk's current or accumulated earnings and profits.  For taxable years beginning before January 1, 2011, to the extent such distributions are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions may be designated by Blackhawk as "qualified dividend income" eligible to be taxed in the hands of non-corporate stockholders at the rates applicable to long-term capital gains, provided holding period and other requirements are met at both the stockholder and company levels.  In this regard, it is anticipated that distributions generally will not be attributable to dividends and, therefore, generally will not be qualified dividend income.  Distributions of net capital gains (which is generally Blackhawk's realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by Blackhawk as "capital gain dividends" will be taxable to a U.S. stockholder as long-term capital gains (currently at a maximum rate of 15% in the case of individuals, trusts or estates), regardless of the U.S. stockholder's holding period for his, her or its common stock. Distributions in excess of Blackhawk’s current and accumulated earnings and profits first will reduce a U.S. stockholder's adjusted tax basis in such stockholder's common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

Blackhawk may retain some or all of its realized net long-term capital gains in excess of realized net short-term capital losses and designate the retained net capital gains as a "deemed distribution." In that case, among other consequences, Blackhawk will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by Blackhawk. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder's cost basis for his, her or its common stock. Since Blackhawk expects to pay tax on any retained net capital gains at Blackhawk’s regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder's other federal income tax obligations or may be refunded to the extent it exceeds a stockholder's liability for federal income tax. A stockholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund with respect to the allocable share of the taxes that Blackhawk has paid. For federal income tax purposes, the tax basis of shares owned by a stockholder will be increased by an amount equal to the excess of the amount of undistributed capital gains included in the stockholder's gross income and the tax deemed paid by the stockholder as described in this paragraph. To utilize the deemed distribution approach, Blackhawk must provide written notice to its stockholders prior to the expiration of 60 days after the close of the relevant taxable year. Blackhawk cannot treat any of its investment company taxable income as a "deemed distribution." Blackhawk may also make actual distributions to it stockholders of some or all of realized net long-term capital gains in excess of realized net short-term capital losses.

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year, and (2) the amount of capital gain dividends paid for that year, Blackhawk may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If Blackhawk makes such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by Blackhawk in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by Blackhawk's U.S. stockholders on December 31 of the year in which the dividend was declared.

A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of Blackhawk common stock. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of Blackhawk common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of Blackhawk common stock may be disallowed if other shares of Blackhawk common stock are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

For taxable years beginning before January 1, 2011, individual U.S. stockholders are subject to a maximum federal income tax rate of 15% on their net capital gain (i.e., the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year) including any long-term capital gain derived from an investment in Blackhawk shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to federal income tax on net capital gain at the maximum 35% rate also applicable to ordinary income. Non-corporate stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year ($1,500 for married individuals filing separately); any net capital losses of a non-corporate stockholder in excess of $3,000 ($1,500 for married individuals filing separately) generally may be carried forward and used in subsequent years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Distributions are taxable to stockholders even if they are paid from income or gains earned by Blackhawk before a stockholder’s investment (and thus were economically included in the price the stockholder paid). If an investor purchases shares of Blackhawk common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically, it may represent a return of his, her or its investment.

Blackhawk will send to each of its U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder's taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year's distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 15% "qualified dividend income" rate). Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation. Dividends distributed by Blackhawk generally will not be eligible for the corporate dividends received.

Blackhawk may be required to withhold federal income tax ("backup withholding"), currently at a rate of 28%, from all taxable distributions to any non-corporate U.S. stockholder (1) who fails to furnish Blackhawk with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding, or (2) with respect to whom the IRS notifies Blackhawk that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual's taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder's federal income tax liability, provided that proper information is provided to the IRS.

Taxation of Non-U.S. Stockholders

Whether an investment in the shares is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances; non-U.S. stockholders should consult their tax advisors before investing in Blackhawk common stock. In general, dividend distributions (other than certain distributions derived from net long-term capital gains, certain interest income and short-term capital gains, as described below) paid by Blackhawk to a non-U.S. stockholder are subject to withholding of federal income tax at a rate of 30% (or lower applicable treaty rate) even if they are funded by income or gains that, if paid to a non-U.S. stockholder directly, would not be subject to withholding. If the distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if an income tax treaty applies, attributable to a permanent establishment in the United States), Blackhawk will not be required to withhold federal tax if the non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to federal income tax at the rates applicable to U.S. stockholders. (Special certification requirements apply to non-U.S. stockholders that are foreign partnerships or foreign trusts - such entities are urged to consult their tax advisors.)

Actual or deemed distributions of Blackhawk's net capital gain to a non-U.S. stockholder, and gains realized by a non-U.S. stockholder upon the sale of Blackhawk common stock, will not be subject to federal withholding tax and generally will not be subject to federal income tax unless the distributions or gain, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the U.S.), or in the case of an individual stockholder, the stockholder is present in the U.S. for a period or periods aggregating 183 days or more during the year of the sale or capital gain dividend and certain other conditions are met. If Blackhawk distributes its net capital gain in the form of deemed rather than actual distributions, a non-U.S. stockholder will be entitled to a federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax Blackhawk paid on the capital gains deemed to have been distributed. To obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a federal income tax return. For a corporate non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of Blackhawk common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or at a lower rate if provided for by an applicable treaty).

A non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of federal tax, may be subject to information reporting and backup withholding of federal income tax on dividends unless the non-U.S. stockholder provides Blackhawk or the dividend paying agent with an IRS Form W-8BEN (or an acceptable substitute or successor form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Investment in the shares may not be appropriate for a non-U.S. stockholder; non-U.S. persons should consult their tax advisors with respect to the federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Failure to Qualify as a RIC

If Blackhawk fails to qualify for treatment as a RIC (including if Blackhawk's Board of Directors elects to temporarily or permanently revoke its RIC election), Blackhawk would be subject to tax on all of its taxable income at regular corporate rates. Blackhawk would not be able to deduct distributions to stockholders, nor would distributions be required to be made. Such distributions would be taxable to Blackhawk’s stockholders as dividend income to the extent of Blackhawk’s current and accumulated earnings and profits and (if made in a taxable year beginning before January 1, 2011) provided certain holding period and other requirements were met, could potentially qualify for treatment as "qualified dividend income" in the hands of stockholders taxed as individuals eligible for the 15% maximum rate. Subject to certain limitations under the Code, corporate distributees may be eligible for the dividends received deduction with respect to Blackhawk's dividend distributions. Distributions in excess of Blackhawk’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder's tax basis, and any remaining distributions would be treated as a capital gain. If Blackhawk realized a net capital loss for any taxable year, it could carry back such net capital loss only against capital gain. Such a net capital loss for any taxable year could generally be carried back to each of the three preceding taxable years, and then any unused portion thereof may be carried over into the subsequent taxable years for a period of five years.

To requalify as a RIC in a subsequent taxable year, Blackhawk would be required to satisfy the RIC qualification requirements for that year and dispose of any earnings and profits from any year in which it failed to qualify for tax treatment as a RIC. Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the nonqualifying year, Blackhawk could be subject to tax on any unrealized net built-in gains in the assets held by Blackhawk during the period in which it failed to qualify for tax treatment as a RIC that are recognized within the subsequent 10 years, unless Blackhawk made a special election to pay corporate-level tax on such built-in gain at the time of its requalification as a RIC.

Item 1. Plan of Distribution

Blackhawk is offering a maximum of 1,000,000 shares of common stock at a purchase price of $5.00 per share on a "best efforts" basis. There is no minimum offering amount that is required to be raised to break escrow. All subscription funds will be placed into a non-interest bearing escrow account with a bank. The offering will remain open until June 30, 2010 unless extended at the discretion of Blackhawk.

Blackhawk will hold successive "rolling" closings until up to $5,000,000 (1,000,000 shares) has been raised. The date of, and number of shares sold at, each successive closing will be determined at the sole discretion of Blackhawk. $5,000,000 is the maximum amount that may be raised in the offering. The dates of such successive closings will be determined at the sole discretion of Blackhawk.

Investors must be "accredited investors" under the Securities Act and execute a subscription agreement attesting to that fact and providing other information.

Item 2. Management and Certain Security Holders of the Issuer

The following table sets forth as of January 4, 2010 each person known by Blackhawk to be the beneficial owner of five percent or more of the common stock of Blackhawk, all directors individually and all directors and officers of Blackhawk as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

		Amount of
Name and Address		Beneficial		Percentage
of Beneficial Owner	Position	Ownership		of Class

Dr. Craig A. Zabala(2) P.O. Box 377 Canal Street Station New York, New York 10013	President, CEO, Acting Chief Financial Officer and Acting Chief Compliance Officer and Chairman	2,432,500	(1)	7.49%

The Concorde Group, Inc.(3) P.O. Box 377 New York, New York 10013	5% Holder	10,317,681	(3)	31.78%

Robert M. Fujii(4) 1624 Acton Street Berkeley, California 94702	Vice President	500,000		1.54%

Janet Buxman Kurihara(4) 11007 North Cottontail Lane Parker, Colorado 80138	Director	0		0%

Mick Woodwards(4) 4849 Woodruff Avenue Lakewood, California 90713	Director	1,320,269		4.07%

Randy Tejral(4) 6529 Pine Ridge Road Elkhorn, NE 69022	Director	0		0%

Robert Francis(4) 5416 South 161st Street Omaha, NE 69022	Director	0		0%

Doreen McCarthy(5) 426 Broome Street, Fourth Floor New York, NY 10013	5% Holder	2,345,000		6.91%

All Executive Officers, Directors and 5% Holders as a Group (8 Persons)		16,815,450		51.79%

(1)
Excludes 10,317,681 shares of common stock held by The Concorde Group, Inc. of which Dr. Zabala is the controlling shareholder.  Includes 100,000 shares held in Uniform Transfers to Minors accounts for Dr. Zabala's two nieces.  Also includes options to purchase 600,000 shares at an exercise price of $0.40 per share that are presently exercisable.

(2)	Dr. Craig A. Zabala may be deemed to be a control person of Blackhawk as defined in Section 2(a)(1) of the Investment Company Act.
(3)	Dr. Craig A. Zabala is an officer, director and controlling shareholder of The Concorde Group, Inc.
(4)	The individual listed is a less than one percent (1%) shareholder of The Concorde Group, Inc.
(5)	An aggregate of 145,000 shares are held in UTMA accounts for Ms. McCarthy’s nieces, nephews and close family friends.

The management of the Company consists of two officers - Dr. Craig A. Zabala, Chairman, President and Chief Executive Officer, and acting Chief Financial Officer and acting Chief Compliance Officer, and Robert M. Fujii as Vice President of the Company.  See below for their biographies.

Zabala Employment Agreement

On January 30, 2009, the Company entered into an employment agreement with Dr. Craig A. Zabala ("Dr. Zabala"), founder, Chairman, President and Chief Executive Officer, and acting Chief Financial Officer and Chief Compliance Officer, of the Company.  The Employment Agreement was approved at a meeting of the Board of Directors of the Company held January 28, 2009.  The meeting was attended by four (including Dr. Zabala) of the five directors of the Company and the Employment Agreement was approved by all three (3) of the Company's independent directors.

For the past five years, in addition to his responsibilities for the Company as its founder, Chairman, President and Chief Executive Officer and acting Chief Financial Officer and Chief Compliance Officer, Dr. Zabala has been the founder, Chairman, President, and Chief Executive Officer of Concorde, Chairman, President, and Chief Executive Officer of Concorde Europe Inc., Chairman, President, and Chief Executive Officer of Concorde Europe, Ltd., a company formed under the laws of Wales and England, and founder, Chairman, President and Chief Executive Officer of DBL Holdings, LLC (d/b/a Drexel Burnham Lambert).  Dr. Zabala is 57 years old. Concorde owns 10,317,681 shares of Company common stock, representing 31.78% of the outstanding shares of Common Stock.  Dr. Zabala controls Concorde through his 62.42% stock ownership of Concorde.  He also owns or controls 2,432,500 shares of Company common stock, representing 7.49% of the outstanding shares of the common stock.  Concorde and Dr. Zabala may be deemed to control the Company.

The term of the Employment Agreement is three (3) years.  The term will be automatically renewed for one (1) additional year each year unless ninety (90) calendar days prior to the end of the term, the Company advises Dr. Zabala in writing that it does not wish to extend the Employment Period for an additional year.

Pursuant to the Employment Agreement, Dr. Zabala serves as President and Chief Executive Officer of the Company, provided that if the Company hires and/or enters into an employment agreement with any executive who serves as President and Chief Operating Officer of the Company, Dr. Zabala shall resign his position as President, but would keep his position as Chief Executive Officer.  Dr. Zabala serves as acting Chief Financial Officer and acting Chief Compliance Officer of Blackhawk until it retains employees for such positions.  The Employment Agreement also permits Dr. Zabala to perform work for Concorde and DBL Holdings, LLC, affiliates of the Company, provided that such work does not compete with the business and business opportunities of the Company.

Dr. Zabala receives a base annual salary of $60,000 under the Employment Agreement.  Each year, the Board of Directors may increase the base salary in its discretion.  In the event that the Company sells a minimum of $3,000,000 of shares of its Common Stock in this Offering, the Company shall increase Dr. Zabala's base salary to $250,000 and pay him a $50,000 bonus (which bonus may be increased proportionately if the Company raises more than $3,000,000 in the Offering but the amount of the bonus shall not be greater than $100,000).  If the minimum amount is not raised in the Offering, Dr. Zabala's base salary remains at $60,000.

Pursuant to the Employment Agreement, Dr. Zabala is entitled to be granted 600,000 options to purchase shares of Common Stock at an exercise price of fair market value per share on date of grant as determined by the Board of Directors pursuant to the requirements of the Company's Stock Option Plan and the Board of Directors will also determine vesting for such grant pursuant to the requirements of the Stock Option Plan, provided that (i) the Company issues such options pursuant to its Stock Option Plan approved by the stockholders and the board of directors of the Company in accordance with the Investment Company Act; (ii) such issuance and Stock Option Plan comply with the Investment Company Act provisions applicable to options issued to an officer of a business development company; and (iii) upon issuance, the exercise price of the options must be above the net asset value per share of common stock of the Company.  The terms of the options granted to Dr. Zabala are described below.

The Employment Agreement terminates upon the earliest to occur of (i) Dr. Zabala's death or disability; (ii) cause or non-cause termination of Dr. Zabala by the Company; (iii) a termination by Dr. Zabala for "good reason" or Dr. Zabala resigns from the Company without "good reason" or (iv) Dr. Zabala is replaced as President and Chief Executive Officer of the Company (except if another executive is hired as President and Chief Operating Officer).

If Dr. Zabala is terminated without cause, or if he resigns for "good reason," he would receive accrued salary and bonuses, if any, to the end of the employment term.  In addition, if Dr. Zabala is terminated without cause or if he resigns for "good reason," the Company must pay to Concorde rental payments (for rental of space at 880 Third Avenue, 12th Floor, New York, New York 10022-4730) of $4,000 per month from April 2004 until the month Dr. Zabala is terminated without cause or resigns for "good reason."  If he is terminated for cause, he is not entitled to any rights or compensation under the Employment Agreement, provided that the Company must make the $4,000 monthly rental payment to its affiliate Concorde described in the preceding sentence.  If Dr. Zabala is terminated in the event of death or disability, or he resigns without "good reason," he shall only be entitled to receive accrued and unpaid base salary and benefits through the date of his employment termination.  If the Company hires a replacement for Dr. Zabala who does not serve as President and Chief Operating Officer, but serves as Chief Executive Officer, Dr. Zabala would be entitled to the benefits above for a non-cause termination.

The Employment Agreement contains restrictive covenants applicable to Dr. Zabala.  He must not disclose to any party the Company's confidential information unless a limited exception applies.  He must not compete with the business of the Company during the employment period and for 12 months thereafter, provided that if he is terminated for cause, the 12 month non-competition period would be shortened to 60 days.  The Employment Agreement also contains a non-solicitation (Company employees, clients and customers) provision for the above restricted period, a non-disparagement clause (without time limit) and a provision that grants ownership rights to the Company to all intellectual property of Dr. Zabala when he works for the Company.

Stock Option Grant

On January 30, 2009, the Stock Option Plan Committee of the Board of Directors of the Company, consisting of independent directors Janet Buxman Kurihara and Robert J. Francis ("Committee") approved and administered a stock option grant to Dr. Zabala ("Stock Option Grant") approved by the Board of Directors of the Company.  The Stock Option Grant was made pursuant to the Company's Stock Option Plan (described below) and the Employment Agreement.

The following are the terms of the Stock Option Grant:

Number of options:	600,000

Exercise Price:	$.40

Grant Date:	February 1, 2009

Vesting:	Fully vested upon issuance

The Committee determined that after a good faith review of the current and historical bid, ask and sales prices of the Company’s common stock on the Over The Counter Bulletin Board market, that the exercise price of the stock options ($.40) is at fair market value of the shares of Common Stock on the date of grant based upon the trailing 52-week high of $.40 per share as reported on the Over the Counter Bulletin Board, and that such exercise price is above net asset value per share on grant date.

The Company and Dr. Zabala entered into a stock option agreement dated February 2, 2009 containing the above terms of the Stock Option Grant.

Under the Investment Company Act, the Stock Option Grant had to be approved by a majority of stockholders of the Company.  On January 30, 2009, the Company received written consents approving the Stock Option Grant from stockholders owning 17,290,450 shares of Common Stock of the Company, representing 53.25% of the outstanding shares of Common Stock.  The Company filed with the Commission a Schedule 14C under the Securities Exchange Act of 1934, as amended ("Exchange Act") with respect to such consents approving the Stock Option Grant, and sent out an information statement to its stockholders relating to approval of the Stock Option Grant.

Stock Option Plan

In December 2008, Blackhawk's Board of Directors adopted and approved by unanimous written consent, Blackhawk's Stock Option Plan (the "Stock Option Plan"), under which stock option awards may be made to officers, directors and key employees of Blackhawk.  In December 2008, stockholders of Blackhawk owning approximately 53.25% of Blackhawk's outstanding shares of Common Stock approved the Stock Option Plan by means of written consent of the stockholders.  The Stock Option Plan became effective in late January 2009.  On February 2, 2009, Dr. Zabala was granted options to purchase 600,000 shares of Common Stock.

General

The purpose of the Stock Option Plan is to advance the interests of Blackhawk by providing to directors and officers of Blackhawk and to other key employees of Blackhawk who have substantial responsibility for the direction and management of Blackhawk additional incentives to exert their best efforts on behalf of Blackhawk, to increase their proprietary interest in the success of Blackhawk, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of Blackhawk.

Under the Stock Option Plan, options ("Awards") may be granted from time to time to officers, directors and key employees ("Eligible Persons"), all generally in the Stock Option Committee's ("Committee") discretion.  The Committee is composed of at least two non-employee directors, which are responsible for administering the Stock Option Plan.  Each Award under the Plan will be evidenced by a separate written agreement which sets forth the terms and conditions of the Award.  There is no maximum number of persons eligible to receive Awards under the Stock Option Plan, nor is there any limit on the amount of Awards that may be granted to any such person, except as described below with respect to incentive stock options.  As a business development company, Blackhawk's Stock Option Plan must be approved by a required majority, as defined in Section 57(o) of the Investment Company Act, of the Board of Directors on the basis that such issuance is in the best interests of Blackhawk and its stockholders.  Non-employee directors will be eligible to participate in the Plan upon issuance of an order by the Commission pursuant to Section 61(a)(3)(B)(i)(II) of the Investment Company Act and then only in accordance with the terms and conditions of such order.

Number of Shares

We have reserved 3,000,000 shares of Common Stock for issuance under the Stock Option Plan, subject to adjustment to protect against dilution in the event of certain changes in our capitalization.  Of such shares, 2,500,000 are reserved for incentive stock options.

Administration

The Stock Option Plan is administered by the Committee.  To the extent necessary to comply with Rule 16b-3 under the Exchange Act, the Committee will consist solely of two or more non-employee directors, as that term is defined in Rule 16b-3 under the Exchange Act.  Under the Stock Option Plan, the Committee will have complete authority to determine the persons to whom Awards will be granted from time to time, as well as the terms and conditions of such Awards.  The Committee also will have discretion to interpret the Stock Option Plan and the Awards granted under the Stock Option Plan and to make other determinations necessary or advisable for the administration of the Stock Option Plan.

Stock Option Terms

The Committee may grant either incentive stock options (for purposes of Section 422 of the Code), or nonqualified stock options under the Stock Option Plan.  Except as described below for incentive stock options, the Committee generally has the discretion to determine the persons to whom stock options will be granted, the numbers of shares subject to such options, the exercise prices of such options, the vesting schedules with respect to such options, the terms of such options, as well as the period, if any, following a participant's termination of service during which such option may be exercised, and the circumstances in which all or a portion of an option may become immediately exercisable or be forfeited.

All rights to exercise options shall terminate three (3) months after any optionee ceases to be an officer, director or a key employee of Blackhawk except as otherwise provided by the Committee in an option agreement, and no options will vest after an optionee's termination date.  If Blackhawk terminates any officer or key employee for cause, his or her options shall be forfeited immediately.  Notwithstanding the foregoing, however, where an optionee's service as a director, officer or key employee of Blackhawk terminates as a result of the optionee's death or his total and permanent disability, the optionee or the executors or administrators or legatees or distributees of the estate, as the case may be, shall have the right, from time to time within one year after the optionee's total and permanent disability or death and prior to the expiration of the term of the option, to exercise any portion of the option not previously exercised, in whole or in part, as provided in the option agreement.

In the discretion of the Committee the price due upon exercise of an option may be paid in cash or in shares of our Common Stock valued at their then current fair market value, or a combination of both. Shares delivered in payment of such price may be shares acquired by prior exercises of options or otherwise, in the Committee's discretion.  Also in the discretion of the Committee, a participant may exercise an option as to only a part of the shares covered thereby and then, in an essentially simultaneous transaction, use the shares so acquired in payment of the exercise price for additional option shares.

Holders of options shall have no rights as shareholders unless and until such options are exercised and shares are delivered to such persons in accordance with the Stock Option Plan.

Incentive Stock Options

Incentive stock options may be granted only to persons who are employees (including directors who are also employees but excluding non-employee directors).  Generally, incentive stock options must be granted within ten years of the date the Stock Option Plan is adopted, and the term of any incentive stock option may not exceed ten years.  Furthermore, the aggregate fair market value of shares of Common Stock with respect to which any incentive stock options are exercisable for the first time by a participant during any calendar year, whether such incentive stock options are granted under the Stock Option Plan or any other plans we may adopt, may not exceed $100,000.  Furthermore, the exercise price of incentive stock options must be at least 100% of the fair market value of the Common Stock at the time the incentive stock option is granted, except in the case of incentive stock options granted to any individual who owns more than 10% of the total combined voting power of all classes of our stock, in which case the exercise price of incentive stock options must be at least 110% of the fair market value of the Common Stock at the time of grant.

Changes of Control or Other Fundamental Change

The Stock Option Plan provides that upon certain mergers or other reorganizations to which we are a party that involves an exchange or conversion or other adjustment of our outstanding Common Stock, each participant generally shall be entitled upon the exercise of his or her stock options to receive the number and class of securities or other property to which such participant would have been entitled in the merger or reorganization if such participant had exercised such stock option prior to such merger or reorganization.

The Stock Option Plan also provides that, upon the occurrence of a change of control the Committee has the right, but not the obligation, to accelerate the time at which all or a portion of any outstanding options may be exercised.

Miscellaneous

The Board of Directors generally may amend or terminate the Stock Option Plan or any provision of the Stock Option Plan at any time.  To the extent required by the Exchange Act, or the Code, however, absent approval by our stockholders, no amendment may (i) materially alter the group of persons eligible to participate in the Stock Option Plan; (ii) except as specifically provided in the Stock Option Plan, increase the number of shares available for Awards under the Stock Option Plan; (iii) extend the period during which incentive stock options may be granted; or (iv) decrease the exercise price of any option granted under the Stock Option Plan. Furthermore, without the consent of the participant, no amendment to or discontinuance of the Stock Option Plan or any provision thereof shall adversely affect any Award granted to the participant under the Stock Option Plan.

Federal Income Tax Consequences

The following is a brief description of the Federal income tax consequences to the participants and Blackhawk of the issuance and exercise of stock options under the Stock Option Plan.  All ordinary income recognized by a participant with respect to Awards under the Stock Option Plan shall be subject to both wage withholding and employment taxes.  The deduction allowed to us for the ordinary income recognized by a participant with respect to an Award under the Stock Option Plan will be limited to amounts that constitute reasonable, ordinary and necessary business expenses.

Incentive Stock Options

In general, no income will result for Federal income tax purposes upon either the granting or the exercise of any incentive option issued under the Stock Option Plan.  If certain holding period requirements (at least two years from the date of grant of the option and at least one year from the date of exercise of the option) are satisfied prior to a disposition of stock acquired upon exercise of an incentive option, the excess of the sales price upon disposition over the option exercise price generally will be recognized by the participant as a capital gain, and Blackhawk will not be allowed a business expense deduction.

If the holding period requirements with respect to incentive options are not met, the participant generally will recognize, at the time of the disposition of the stock, ordinary income in an amount equal to the difference between the option price of such stock and the lower of the fair market value of the stock on the date of exercise and the amount realized on the sale or exchange.  The difference between the option price of such stock and the fair market value of the stock on the date of exercise is a tax preference item for purposes of calculating the alternative minimum tax on a participant’s federal income tax return.  If the amount realized on the sale or exchange exceeds the fair market value of the stock on the date of exercise, then such excess generally will be recognized as a capital gain.  In the case of a disposition prior to satisfaction of the holding period requirements which results in the recognition of ordinary income by the participant, we generally will be entitled to a deduction in the amount of such ordinary income in the year of the disposition.

If a participant delivers shares of our Common Stock in payment of the option price, the participant generally will be treated as having made a like-kind exchange of such shares for an equal number of the shares so purchased, and no gain or loss will be recognized with respect to the shares surrendered in payment of said option price.  In such a case, the participant will have a tax basis in a number of shares received pursuant to the exercise of the option equal to the number of shares of Common Stock used to exercise the option and equal to such participants tax basis in the shares of Common Stock submitted in payment of the option price.  The remaining shares of Common Stock acquired pursuant to the exercise of the option will have a tax basis equal to the gain, if any, recognized on the exercise of the option and any other consideration paid for such shares on the exercise of the option.

Notwithstanding the foregoing, if a participant delivers any stock that was previously acquired through the exercise of an incentive stock option in payment of all or a portion of the option price of an option, and the holding period requirements described above have not been satisfied with respect to the shares of stock so delivered, the use of such stock to pay a portion of the option price will be treated as a disqualifying disposition of such shares, and the participant generally will recognize income.

Nonqualified Stock Options

The grant of nonqualified stock options under the Stock Option Plan will not result in any income being taxed to the participant at the time of the grant or in any tax deduction for us at such time.  At the time a nonqualified stock option is exercised, the participant will be treated as having received ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired as of the date of exercise over the price paid for such stock.  At that time, we will be allowed a deduction for Federal income tax purposes equal to the amount of ordinary income attributable to the participant upon exercise.  The participant's holding period for the shares of Common Stock acquired will commence on the date of exercise, and the tax basis of the shares will be the greater of their fair market value at the time of exercise or the exercise price.

Plan Benefits

As of the date of this Offering Circular, 600,000 options have been granted under the Stock Option Plan to Dr. Zabala.

Biographies

Dr. Craig A. Zabala is the Founder, Chairman, President, and Chief Executive Officer of The Concorde Group, Inc., a financial services holding company, Chairman, President, and Chief Executive Officer of Concorde Europe Inc., Chairman, President, and Chief Executive Officer of Concorde Europe, Ltd., a company formed under the Laws of Wales and England, Founder, Chairman, President and Chief Executive Officer of DBL Holdings, LLC (dba Drexel Burnham Lambert), and Founder, Chairman, President and Chief Executive Officer of Blackhawk (OTCBB: BHCG).  Previously, from 1998 to 2002, he was Scholar in Residence and Visiting Lecturer at The Zicklin School of Business and the Department of Finance, Graduate School, Baruch College, City University of New York, where he taught an MBA course on Entrepreneurial Strategy and a course on Special Topics in Investment Banking for the M.S. degree in Finance.  Additionally, Dr. Zabala was on the editorial board of Global Focus, an academic journal on international business, economics, and social policy.

From 2002 to 2003, he was a Registered Representative and an Investment Advisor with Brean Murray & Co., Inc. in New York City under a joint venture with Concorde.  From 1999 to 2001, Dr. Zabala was Senior Vice President of Merchant Banking and Investment Advisor with Trautman, Wasserman & Company, a merchant bank and broker dealer in New York City under a joint venture with Concorde.  Prior to this, from 1997 to 1998, Dr. Zabala was Vice President and Investment Advisor, Private Client Group, Merrill Lynch & Co., New York City.  From 1996 to 1997, Dr. Zabala was an investment banker at Baird Patrick & Company, Inc., New York City.  Prior to this, from 1994 to 1995, Dr. Zabala was Acting Chief Financial Officer and Investment Banker at Gilman Securities, Inc. in New York City.  From 1992 through April 1996, Dr. Zabala was Executive Vice Chairman of the Board of Directors of Golf Reservations of America, Inc., Sherman Oaks, California; his areas of responsibility included developing the business plan, joint-venture marketing relationships, capital raising and financial strategies, and commercial banking strategies.

From 1991 to 1993, Dr. Zabala was a Visiting Scholar and Visiting Lecturer, teaching the following courses, Entrepreneurship, Venture Capital and Applied Finance, at the Walter A. Hass School of Business, University of California at Berkeley.  From 1990 to 1991, he was a Visiting Fellow at the School of Industrial and Business Studies, University of Warwick, Coventry, England.  From 1989 to 1990, he was Vice President of Corporate Finance at D.H. Blair and Company.  From 1986 to 1990, he served as Assistant Professor of Management at the School of Management, Rensselaer Polytechnic Institute, in Troy, New York.  Dr. Zabala was an Economist at the U.S. Department of Labor (1979 to 1982) and the U.S. Department of Commerce (1982 to 1986) in Washington, D.C.  During his career in Washington, he was also employed full-time as an autoworker from 1976 to 1983 at the General Motors Assembly Division, General Motors Corporation, Van Nuys, California, where he worked and also carried out research on production relations for his doctoral research on the U.S. automobile industry.

Dr. Zabala received his A.B., magna cum laude, Pi Gamma Mu and Phi Beta Cappa, in 1974, M.A. in 1977, and Ph.D. in 1983 all from the University of California, Los Angeles, and was also a Postdoctoral Scholar in 1986 at the University of California, Los Angeles.  He also pursued advanced post-graduate studies in production theory and econometrics in the Department of Economics, The George Washington University, Washington, D.C., from 1980 to 1984.  He is pursuing graduate studies in finance at the Center for Financial and Management Studies, School of Oriental and African Studies, University of London, United Kingdom since 2003.  Dr. Zabala has financed a number of start-up firms and emerging growth firms.

Robert M. Fujii is the Vice President of Blackhawk.  He also holds positions as CFO of The Concorde Group, Inc. and Acting CFO of Concorde Commercial Finance LLC.  Mr. Fujii was previously a financial consultant for Craig A. Zabala & Company, a business consulting company in New York City. From 1992 to 1993, Mr. Fujii worked as a financial analyst for Nichire Foods America sales office in San Francisco.  From 1979 to 1992, Mr. Fujii worked as the Supervisor of Budgets and General Accounting for Varian Associates, Inc., a manufacturer of scientific measuring instruments, located in Walnut Creek, California.  He received his BA in Biochemistry in 1971 from the University of California at Berkeley and an MBA in International Business and Finance from the Haas School of Business, University of California at Berkeley in 1993.

Janet Buxman Kurihara has been a director of Blackhawk since August 2004.  Ms. Kurihara was regional director at Telenisus Corp., a network security and data storage company from 2000-2001.  From January 2001 to October 2001, she was regional director at Riptechi Inc., a network security company.  From October 2001 to March 2003, she owned Definitive Market consultants, a consulting company.  Since March 2003, Ms. Kurihara has been a senior manager of new product development and product strategy at Qwest.

Mick Woodwards has been a director of Blackhawk since August 2004.  Since November 1993, Mr. Woodwards has been owner of Lakewood Rent-All, a party rental firm.

Randy Tejral is retired and is a private investor in residential real estate.  Mr. Tejral was the founder and President of Tejral Masonry Inc., a masonry construction firm in Omaha, Nebraska.  Mr. Tejral has been a director of Blackhawk since March 2005.

Robert Francis is the founder and Vice President of Omaha Telecom LLC, a telecommunications construction and servicing company in Omaha, Nebraska.  Mr. Francis has been a director of Blackhawk since March 2005.

Dr. Zabala is a principal and controlling shareholder, officer, director and control person of The Concorde Group, Inc., a control person of Blackhawk.

Mr. Fujii, Ms. Kurihara, Mr. Woodwards, Mr. Tejral and Mr. Francis are minority shareholders (individually owning less than 1%) of The Concorde Group, Inc.

Remuneration; Affiliated Transactions; Investment Adviser

To date, no officers or directors have received any remuneration from Blackhawk; Zabala is entitled to certain compensation and payments pursuant to the Zabala Employment Agreement.  These payments have not yet been made to him.  Except as disclosed in this Offering Circular, there are no direct and indirect interests of each person named above in Blackhawk and in any material transactions within the past two years or in any proposed transaction to which Blackhawk was or is to be a party.

Concorde owns 10,317,681 shares of Blackhawk Common Stock, representing 31.78% of the outstanding shares of Common Stock.  Craig A. Zabala, Chairman and President of Concorde, is also Chairman and President of Blackhawk, and controls Concorde through his 62.42% stock ownership of Concorde.  He also owns or controls 2,432,500 shares of Blackhawk Common Stock, representing 7.49% of the outstanding shares of Blackhawk Common Stock.  Concorde and Zabala may be deemed to control Blackhawk.  Conflicts of interest may arise between Concorde and Blackhawk for business and investment opportunities and other matters.  Any conflicts of interest will be resolved by a board committee of Blackhawk directors consisting of only independent Blackhawk directors.

During the year ended 2006 Blackhawk borrowed $133,005 from Concorde, a corporation controlled by the founder of Blackhawk and an affiliate of Blackhawk to fund the formation of Blackhawk, offering costs for the offering plan and operating expenses. Of the amounts borrowed (i) $100,000 was evidenced by a demand convertible note bearing interest at 8.25% per annum convertible after November 1, 2006 into common stock of the Company at a price of $1.00 per share or the price per share of the Company's second Regulation E offering, and (ii) $25,500 was evidenced by a demand convertible non-interest bearing note convertible into common stock of the company at a price of $1.00 per share or the price per share of the Company's second Regulation E offering.  The balance of borrowings were non-interest bearing and are due on demand.  The fair value of the obligation to Concorde at December 31, 2006 is not reasonably determinable given the related party nature of items.  The borrowings were approved unanimously by the board of directors of Blackhawk as fair and in the best interests of Blackhawk.

At September 30, 2009, Blackhawk had no borrowings with Concorde.

Blackhawk shares office space and other administrative functions with Concorde and pays or accrues $4,000 per month to Concorde for such space.

Concorde loaned $100,000 to Blackhawk on August 1, 2006 and $25,500 to Blackhawk on May 29, 2007 (together, the "Loan") and on June 4, 2007 converted the Loan (plus interest as of May 31, 2007 on a portion thereof in the amount of $7,391) into shares of common stock at $1.00 or 132,891 shares of common stock in Blackhawk's second Regulation E offering.  This transaction was approved by unanimous written consent of the Board of Directors of Blackhawk.

On June 21, 2006, Blackhawk entered into an Exchange Agreement ("Exchange Agreement") with Concorde, the largest stockholder and affiliate of Blackhawk, pursuant to a non-interest bearing promissory note (the "Note") issued by Blackhawk on May 3, 2006 to Concorde in the principal amount of $68,847 exchangeable for 6,884,700 shares ("Shares") of the common stock, par value $.00001 per share ("Common Stock") of Blackhawk.  The Shares are "restricted securities" as defined in Rule 144 of the Securities Act.  Pursuant to the Exchange Agreement, Concorde acquired 6,884,700 shares ("Shares") of the Common Stock of Blackhawk in exchange for the Note.  The stock was issued in the exchange at $.01 per share, the price per share in Blackhawk's first Regulation E offering.  This exchange took place pursuant to Section 3(a)(9) of the Securities Act as an exchange by an issuer with an existing security holder where no commission or other remuneration was paid or given to Concorde or any other party for soliciting such exchange.  The Shares are "restricted securities" under the Securities Act.  This transaction was approved by all of the directors of Blackhawk pursuant to action by unanimous written consent as fair and in the best interests of Blackhawk and its stockholders.

Blackhawk has engaged Barak Asset Management, LLC, a New York limited liability company ("Barak"), and an investment adviser registered under the Investment Advisers Act of 1940, as amended, to serve as an investment adviser to Blackhawk and manage its portfolio of investments at such time as when Blackhawk has portfolio investments.  Barak was formed by Sharon Highland in 2006.  From 2002 to 2006, Ms. Highland was Director of Product Development and Management in the Private Client Group for managed accounts, open and closed-end funds at BlackRock.  From 1997 to 2002, she was Senior Vice President and Head of Wrap Fee Investments at PIMCO Allianz.  Barak's engagement is pursuant to an investment advisory management agreement dated October 31, 2006, with a one-year term (extendable for one year periods) subject to Blackhawk's right to terminate upon sixty (60) days notice, and has fees ranging from 0.50% to 1.80% of assets managed.  The term of the agreement was extended until October 31, 2010.  Barak will manage assets of Blackhawk on a non-exclusive basis consistent with Blackhawk's business development company ("BDC") investment guidelines and policies and consistent with the BDC provisions under the Investment Company Act.

Item 3. Capital Stock and Other Securities

The authorized capital stock of Blackhawk consists of one billion (1,000,000,000) shares of common stock, par value $.00001 per share, of which there are 32,467,484 issued and outstanding as of the date of this Preliminary Offering Circular.  The following statements relating to the capital stock set forth the material terms of the securities of Blackhawk; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this Offering Circular.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock do not have cumulative voting rights.  Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore.  In the event of a liquidation, dissolution or winding up of Blackhawk, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of common stock are fully paid and nonassessable.

Holders of common stock have no preemptive rights to purchase the common stock of Blackhawk. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

Blackhawk does not have any shares of preferred stock authorized.

Fee Structure

Reference is made "Remuneration; Affiliated Transactions; Investment Adviser" above regarding Barak and the fees that Blackhawk will pay Barak for its services.

Barak has fees ranging from 0.50% to 1.80% of assets managed.  Barak will be responsible with appointing sub-advisors and determining compensation for each sub-advisor individually in consultation with the Company's Board of Directors.  Capital that is not vested, held in cash or vested into simple money market accounts, will not be subject to any fee.

Pursuant to its Private Placement Agreements, as amended, with Bentley Securities Corporation and Direct Access Partners, the Company must pay ten percent (10%) of the purchase price of shares of Common Stock placed by a Placement Agent.  Blackhawk does not have to reimburse a Placement Agent for its expenses, except that the Placement Agent Agreement with Bentley Securities Corporation ("Bentley") provides for reimbursement of out-of-pocket expenses reasonably incurred by Bentley and that any expenses in excess of $1,000.00 will require prior approval by Blackhawk.  Each Placement Agent Agreement contains customary indemnification and confidentiality provisions.  The Company's indemnification obligations are limited to $25,000, provided that there is no dollar limit to the indemnification obligation of the Company to Bentley and the term of the Bentley indemnification is five years.

Dividends

Subject to the BDC provisions of the Investment Company Act and to having sufficient net income for distribution, we intend to distribute at least 90% of Blackhawk’s net income (net of fees and general administrative expenses) and gains to shareholders.  The balance will be held as retained earnings for general corporate purposes including but not limited to expansion of the company’s capital base.  No assurance can be given that Blackhawk’s investments will generate such income.

Blackhawk Information on SEC Web Site

Prospective investors in Blackhawk's common stock are urged to carefully review all of Blackhawk's SEC filings.  They may be found on the SEC's web site, www.sec.gov.

Item 4. Financial Statements.

See attached financial statements.

FINANCIAL STATEMENTS

BLACKHAWK CAPITAL GROUP BDC INC.

A.	Unaudited Financial Statements — September 30, 2009

1.	Condensed Statements of Assets and Liabilities as of September 30, 2009 (unaudited) and December 31, 2008.

2.	Condensed Statement of Investments as of September 30, 2009 (unaudited).

3.	Condensed Statements of Operations for the three and nine months ended September 30, 2009 (unaudited) and September 30, 2008 (unaudited).

4.	Condensed Statements of Changes in Net Assets (Liabilities) for the nine months ended September 30, 2009 (unaudited) and year ended December 31, 2008.

5.	Condensed Statement of Stockholders' Equity (Capital Deficit) for the nine months ended September 30, 2009 (unaudited) and year ended December 31, 2008.

6.	Condensed Statements of Cash Flows for the nine months ended September 30, 2009 (unaudited) and September 30, 2008 (unaudited).

7.	Notes to Condensed Financial Statements.

B.	Unaudited Financial Statements — June 30, 2009

8.	Condensed Statements of Assets and Liabilities as of June 30, 2009 (unaudited) and December 31, 2008.

9.	Condensed Statement of Investments as of June 30, 2009 (unaudited).

10.	Condensed Statements of Operations for the three and six months ended June 30, 2009 (unaudited) and June 30, 2008 (unaudited).

11.	Condensed Statements of Changes in Net Assets (Liabilities) for the six months ended June 30, 2009 (unaudited) and year ended December 31, 2008.

12.	Condensed Statement of Stockholders' Equity (Capital Deficit) for the six months ended June 30, 2009 (unaudited) and year ended December 31, 2008.

13.	Condensed Statements of Cash Flows for the six months ended June 30, 2009 (unaudited) and June 30, 2008 (unaudited).

14.	Notes to Condensed Financial Statements.

C.	Unaudited Financial Statements — March 31, 2009

15.	Condensed Statements of Assets and Liabilities as of March 31, 2009 (unaudited) and December 31, 2008.

16.	Condensed Statements of Operations for the three months ended March 31, 2009 (unaudited) and March 31, 2008 (unaudited).

17.	Condensed Statements of Changes in Net Assets (Liabilities) for the three months ended March 31, 2009 (unaudited) and year ended December 31, 2008.

18.	Condensed Statement of Stockholders' Equity (Capital Deficit) for the three months ended March 31, 2009 (unaudited) and year ended December 31, 2008.

19.	Condensed Statements of Cash Flows for the three months ended March 31, 2009 (unaudited) and March 31, 2008 (unaudited).

20.	Notes to Condensed Financial Statements.

C.	Audited Financial Statements — December 31, 2008

21.	Report of Independent Registered Public Accounting Firm.

22.	Condensed Statement of Investments dated December 31, 2008.

23.	Audited Statements of Operations for the years ended December 31, 2008, 2007 and 2006.

24.	Audited Statements of Changes in Net Assets for the years ended December 31, 2008, 2007 and 2006.

25.	Audited Statements of Stockholders' Equity (Capital Deficit) for the years ended December 31, 2008, 2007 and 2006.

26.	Audited Statements of Cash Flows for the years ended December 31, 2008, 2007 and 2006.

27.	Notes to Financial Statements.

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENTS OF ASSETS AND LIABILITIES

	SEPTEMBER 30, 2009	DECEMBER 31, 2008
	(Unaudited)

ASSETS:
Investment at fair value (cost $250,000 and $654,025)	$250,000	$652,737
Cash and cash equivalents	194,919	172,797
Prepaid expenses	33,994	12,544

TOTAL ASSETS	$478,913	$838,078

LIABILITIES
Accrued expenses	$441,220	$118,102
TOTAL LIABILITIES	441,220	118,102

NET ASSETS
Common stock, par value $0.00001 per share
1,000,000,000 shares authorized,
32,467,484 shares issued and
outstanding in 2009 and 2008	325	325
Additional paid-in capital	2,106,641	1,974,641
Accumulated net investment loss	(2,069,273)	(1,253,702)
Net unrealized loss on investment	-	(1,288)
TOTAL NET ASSETS	37,693	719,976

TOTAL LIABILITIES AND NET ASSETS	$478,913	$838,078

NET ASSET VALUE PER COMMON SHARE	$0.00116	$0.02218

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.
CONDENSED SCHEDULE OF INVESTMENTS (Unaudited)
SEPTEMBER 30, 2009

COMPANY	INVESTMENT	INITIAL ACQUISITION DATE	SHARES	COST	FAIR VALUE	% OF TOTAL ASSETS
MacroMarkets, LLC.	Capital Interests	1/21/09	624,432	$250,000	$250,000	52.2%
				$250,000	$250,000

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2009	2008	2009	2008

INVESTMENT INCOME:
Interest income	$131	$3,275	$6,099	$12,827
TOTAL INVESTMENT INCOME	131	3,275	6,099	12,827

EXPENSES:
Compensation	31,124	-	206,925	-
Professional fees	140,317	53,490	499,358	304,929
Consulting Fees	16,250	-	16,250	-
Advisory fees	2,188	3,115	12,030	6,882
Rent-related party	12,000	-	36,000	-
Filing fees	2,236	1,576	21,076	7,378
Insurance	14,516	5,127	26,476	15,724
Other	633	104	3,555	694
TOTAL EXPENSES	219,264	63,412	821,670	335,607

NET INVESTMENT LOSS	(219,133)	(60,137)	(815,571)	(322,780)

UNREALIZED GAIN (LOSS) ON INVESTMENTS	1,288	2,943	1,288	(4,944)
NET DECREASE IN ASSETS RESULTING FROM OPERATIONS	$(217,845)	$(57,194)	$(814,283)	$(327,724)

LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00671)	$(0.00177)	$(0.02508)	$(0.01026)

WEIGHTED AVERAGE SHARES OUTSTANDING,
BASIC AND DILUTED	32,467,484	32,382,701	32,467,484	31,933,241

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENTS OF CHANGES IN NET ASSETS (LIABILITIES)

	NINE MONTHS ENDED SEPTEMBER 30, 2009	YEAR ENDED DECEMBER 31, 2008
	(Unaudited)

DECREASE IN NET ASSETS FROM OPERATIONS
Net investment loss	$(815,571)	$(405,089)
Unrealized (gain) loss on investments	1,288	(6,501)
NET DECREASE IN NET ASSETS
RESULTING FROM OPERATIONS	(814,283)	(411,590)

CAPITAL STOCK TRANSACTIONS:
Stock-based compensation	132,000	-
Proceeds from common stock sold	-	1,298,112
Offering costs	-	(129,311)

NET INCREASE IN NET ASSETS FROM
CAPITAL STOCK TRANSACTIONS	132,000	1,168,801

TOTAL (DECREASE) INCREASE IN NET ASSETS	(682,283)	757,211

NET ASSETS (LIABILITIES) - BEGINNING OF PERIOD	719,976	(37,235)

NET ASSETS - END OF PERIOD	$37,693	$719,976

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)

					NET UNREALIZED	ACCUMULATED
		COMMON STOCK		ADDITIONAL PAID-IN	APPRECIATION ON	NET INVESTMENT
	TOTAL	SHARES	AMOUNT	CAPITAL	INVESTMENT	LOSS
Balance-December 31, 2007	$(37,235)	31,169,372	$312	$805,853	$5,213	$(848,613)

Net decrease in assets resulting from operations	(411,590)				(6,501)	(405,089)

Sale of stock pursuant to offering plan (at $1.00 per share)	1,298,112	1,298,112	13	1,298,099

Offering costs	(129,311)			(129,311)

Balance-December 31,2008	719,976	32,467,484	325	1,974,641	(1,288)	(1,253,702)

Net decrease in assets resulting from operations	(814,283)	-	-		1,288	(815,571)

Stock-based compensation	132,000			132,000

Balance-September 30,2009 (unaudited)	$37,693	32,467,484	$325	$2,106,641	$-	$(2,069,273)

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	NINE MONTHS ENDED SEPTEMBER 30,
	2009	2008

CASH FLOWS FROM OPERATING AND INVESTING ACTIVITIES:
Net investment loss and decrease in net assets resulting from operations	$(814,283)	$(327,724)
Adjustments to reconcile net investment loss and decrease in net assets to net cash provided by (used in) operating activities:
Unrealized gain on investments	(1,288)	(269)
Stock Based Compensation	132,000
Change in operating assets and liabilities:
Increase (decrease) in accrued expenses	323,119	(5,126)
Increase in prepaid expenses	(21,450)	(148,486)
Purchase of Investments	(250,000)	(1,619,737)
Proceeds from sale and redemption of investments	654,024	1,278,000

NET CASH PROVIDED BY (USED IN) OPERATING AND INVESTING ACTIVITIES	22,122	(823,342)

CASH FLOWS FROM FINANCING ACTIVITIES:
Offering costs	-	(129,311)
Proceeds from the issuance of stock	-	1,298,112

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	1,168,801

NET INCREASE IN CASH	22,122	345,459

CASH AND EQUIVALENTS – BEGINNING OF PERIOD	172,797	4,450

CASH AND EQUIVALENTS – END OF PERIOD	$194,919	$349,909

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

1. SIGNIFICANT ACCOUNTING POLICIES

Business description

Blackhawk Capital Group BDC Inc. ("the Company" or "Blackhawk") was incorporated in the State of Delaware on April 22, 2004.

On September 14, 2004, the Company filed a Form N-54A, Notification with the Securities and Exchange Commission ("SEC") electing to become a business development company pursuant to Section 54(a) of the Investment Company Act of 1940.  As a business development company, Blackhawk is able to acquire interests in small private businesses, as well as non-dividend paying public companies.

Blackhawk attempts to locate and negotiate with eligible portfolio companies for Blackhawk to invest in, lend funds to, acquire an interest in and/or possibly manage.  Blackhawk offers managerial assistance to eligible portfolio companies in which it invests.

Basis of presentation

The financial statements have been prepared in accordance with the presentation requirements of the FASB Accounting Standards Codification Topic 946, Financial Services - Investment Companies.

Interim financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-X.  Accordingly, certain disclosures accompanying annual financial statements prepared in accordance with GAAP are omitted.  In the opinion of management, all adjustments, consisting solely of normal recurring accruals, considered necessary for the fair presentation of financial statements for the interim periods have been included.  The results of operations for the current period are not necessarily indicative of results that ultimately may be achieved for the year.  The interim unaudited financial statements and notes thereto should be read in conjunction with the December 31, 2008 financial statements and notes thereto included in the Company’s Form 10-K as filed with the SEC.

The Company had a decrease in net assets from operations for the nine-month period ended September 30, 2009 of $814,283 and total net assets of $37,693 as of September 30, 2009.  Since inception, the Company’s operations have been principally funded by Regulation E offerings and The Concorde Group, Inc. ("Concorde"), a corporation controlled by the founder and an affiliate of the Company.  The Company is currently trying to raise equity capital through a private placement offering of its common stock under Rule 506 of the Securities Act of 1933, as amended ("Securities Act"), although there can be no assurance such offering will be successful.  To the extent that current resources are not sufficient for the Company to pay its obligations as they become due, Concorde has agreed to provide sufficient capital to the Company to subsidize operational expenses to operate through October 1, 2010 to the extent that Concorde has such capital available.  If the Company is unable to raise equity capital or if Concorde is unable to provide sufficient capital to the Company to fund its operational expenses, it would have an adverse impact on liquidity and operations and the Company may be unable to continue as a going concern.  The financial statements have been prepared on a going concern basis and do not reflect any adjustments that might result from the outcome of this uncertainty.

Revenue recognition

•	Unrealized gain and losses resulting from the change in the valuation of investments are reflected in the condensed statement of operations.

•	Interest income is recorded on the accrual basis.

•	Realized gains or losses on investments are recorded on a trade date basis using the specific identification method.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.  Significant estimates include the valuation of investments and the valuation allowance for deferred tax assets.

Investments

The Company's investments are carried at fair value.

New Accounting Pronouncements

In June 2009, the FASB issued Accounting Standards Codification ("ASC" or "Codification") ASC 105 (FAS No. 168), "Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162."  FAS No. 168 replaces FAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" and establishes the FASB Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with GAAP.  All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative.  However, rules and interpretive releases of the SEC issues under the authority of federal securities laws will continue to be sources of additional authoritative GAAP for SEC registrants.  ASC 105 is effective for interim and annual reporting periods ending after September 15, 2009.  The Company adopted ASC 105 in September 2009. All references made by the Company to GAAP in its consolidated financial statements use the new Codification numbering system.  The Codification does not change or alter existing GAAP and, therefore, did not have any impact on the Company's condensed financial position and results of operations.

Net loss per common share

Basic EPS is computed solely on the weighted average number of common shares outstanding during the period.  Diluted EPS reflects all potential dilution of common stock as applicable.

The following table provides Basic and Diluted EPS for the three months ended September 30, 2009 and 2008:

		Weighted
	Net Loss	Average Shares	Per Share
Three Months Ended September 30, 2009

Basic and diluted loss per share - Loss available to common stockholders	$(217,845)	32,467,484	$(0.00671)

		Weighted
	Net Loss	Average Shares	Per Share
Three Months Ended September 30, 2008

Basic and diluted loss per share - Loss available to common stockholders	$(57,194)	32,382,701	$(0.00177)

The following table provides Basic and Diluted EPS for the nine months ended September 30, 2009 and 2008:

		Weighted
	Net Loss	Average Shares	Per Share
Nine Months Ended September 30, 2009

Basic and diluted loss per share - Loss available to common stockholders	$(814,283)	32,467,484	$(0.02508)

		Weighted
	Net Loss	Average Shares	Per Share
Nine months ended September 30, 2008

Basic and diluted loss per share - Loss available to common stockholders	$(327,724)	31,933,241	$(0.01026)

For the three and nine months ended September 30, 2009, 600,000 shares attributable to stock options were excluded from the calculation of diluted EPS because the effect was anti-dilutive.  There were no dilutive securities issued in 2008.

2. INCOME TAXES

We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amount and the tax bases of assets and liabilities.  We regularly review our deferred tax assets for recoverability and establish a valuation allowance based upon historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences.

As of September 30, 2009, net deferred tax assets aggregated approximately $881,000, which was fully reserved based on the likelihood of realization.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  As of September 30, 2009 and December 31, 2008, the Company has not recorded any unrecognized tax benefits.  The Company’s policy is to recognize accrued interest and penalties in general and administrative expense.

The tax years 2006 through 2008 remain open to examination by the major tax jurisdictions to which the Company is subject.

3. FAIR VALUE MEASUREMENT

Effective January 1, 2008, the Company adopted the accounting topics for investments measured at fair value on a recurring basis included in FASB ASC 820 "Fair Value Measurements and Disclosures," which accomplishes the following key objectives:

•	Defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date;
•	Establishes a three-level hierarchy ("Valuation Hierarchy") for fair value measurements;
•	Requires consideration of the Company’s creditworthiness when valuing liabilities; and
•	Expands disclosures about instruments measured at fair value.

The Valuation Hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the Valuation Hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  The three levels of the Valuation Hierarchy and the distribution of the Company’s financial assets within it are as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Investments whose values are based on quoted market prices in active markets, and whose values are therefore classified as Level 1, consist of active listed equities.

Investments that trade in markets that are not considered to be active, but whose values are based on quoted market prices, dealer quotations or valuations provided by alternative pricing sources supported by observable inputs are classified as Level 2.  These generally include certain U.S. government obligations and investment-grade corporate bonds.

Investments whose values are classified as Level 3 have significant unobservable inputs, as they may trade infrequently or not at all.  Investments whose values are classified as Level 3 generally include private investments.  When observable prices are not available for these securities, the Company uses one or more valuation techniques (e.g., the market approach or the income approach) for which sufficient and reliable data is available.

Within Level 3 of the fair value hierarchy, the use of the market approach generally consists of using comparable market transactions, while the use of the income approach generally consists of the net present value of estimated future cash flows, adjusted as appropriate for liquidity, credit, market and/or other risk factors.

The inputs used by the Company in estimating the value of investments classified as Level 3 may include the original transaction price, quoted prices for similar securities or assets in active markets, completed or pending third-party transactions in the underlying investment or comparable issuers, and changes in financial ratios or cash flows.

The carrying values and estimated fair values of the Company's financial instruments for the periods presented are as follows:

	Carrying Value	Quote Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
September 30, 2009:

Financial Assets
Membership interest in LLC	$250,000	$—	$—	$250,000
Total Financial Assets	$250,000	$—	$—	$250,000

December 31, 2008:

Financial Assets
Notes	$652,737	$—	$652,737	$—
Total Financial Assets	$652,737	$—	$652,737	$—

The following table presents additional information about assets measured at fair value using Level 3 inputs for the nine months ended September 30, 2009:

Membership Interest In LLC
Balance as of January 1, 2009	$—
Purchases	250,000
Balance as of September 30, 2009	$250,000

4. RELATED PARTY TRANSACTIONS

The Company shares office space and other administrative functions with Concorde.  The Board voted to start paying Concorde monthly rent of $4,000 beginning January 1, 2009.  Rent incurred during the three and nine months ended September 30, 2009 amounted to $12,000 and $36,000, respectively.

5. INVESTMENT ADVISORY AGREEMENTS

Pursuant to an investment advisory management agreement dated October 31, 2006, Blackhawk engaged Barak Asset Management, LLC ("Barak"), a Delaware limited liability company who is an investment adviser registered under the Investment Advisers Act of 1940 ("Advisers Act"), to serve as an investment adviser to Blackhawk and manage its portfolio of investments.  The agreement is for a one-year term and extendable for one year periods.  The agreement with Barak was extended and expires on October 31, 2009.  Any one-year extension of the Barak agreement must be approved by (a) the vote of the Company’s board of directors, or the vote of a majority of the Company’s outstanding voting securities, and (b) the vote of the majority of the Company’s independent directors.

Investment advisory fees are calculated based upon the average cash value of assets at the end of each quarter including the value of any withdrawals from the assets made during that quarter ranging from 0.50% to 1.80% of assets managed.  Fees are billed and payable quarterly in arrears (or a prorated period when applicable).

For the three and nine months ended September 30, 2009, the Company incurred fees in the amount of $2,188 and $12,030, respectively, and $3,115 and 6,882, respectively, for the same corresponding periods in 2008.

Blackhawk has entered into a consulting agreement dated September 12, 2006 with Robert S. Tull, Jr. for a three-year term (the "Agreement").  Under the Agreement, Mr. Tull will consult with the Blackhawk Board of Directors on investments and have the following duties: consulting Blackhawk's Board of Directors on investment decisions and strategies, consulting on investment diversification in the strategies and consulting on investment opportunities.  Pursuant to the Agreement, the Blackhawk Board of Directors will determine Mr. Tull's compensation when it closes its third Regulation E offering and has sufficient proceeds to compensate Mr. Tull.  Mr. Tull is not a registered investment adviser.  As of September 30, 2009, the Company had not incurred any liability to Mr. Tull.

6. ACCRUED EXPENSES

Accrued expenses at September 30, 2009 and December 31, 2008 consist principally of professional fees.

7. STOCKHOLDERS’ EQUITY

During 2008, pursuant to a Regulation E Offering, the Company sold an aggregate of 1,298,112 shares of Common Stock, at a purchase price of $1.00 per share for aggregate proceeds of $1,168,801, net of expense of $129,311.

8. FINANCIAL HIGHLIGHTS

The following is a schedule of financial highlights for the nine months ended September 30, 2009 and 2008, and the year ended December 31, 2008.

	NINE MONTHS ENDED SEPTEMBER 30, 2009 (unaudited)	NINE MONTHS ENDED SEPTEMBER 30, 2008 (unaudited)	YEAR ENDED DECEMBER 31, 2008
Per Share Data:
Net asset value – beginning of period	$0.02218	$(0.00119)	$(0.00119)
Net investment loss *	(0.02512)	(0.01011)	(0.01263)
Issuance of common stock	-	1.00000	1.00000
Net realized and unrealized gain (loss)**	0.00410	(0.96394)	(0.96400)

Net asset value – end of period	$0.00116	$0.02476	$0.02218

Total return based on net asset value ***	(95)%	(849)%	(1,061)%

Common shares outstanding – end of period	32,467,484	32,467,484	32,467,484
Ratio/Supplemental Data:
Net assets – end of period	$37,693	$803,842	$719,976

Ratio of net investment loss to average net assets****	(294)%	(108)%	(88)%

Ratio of operating expenses to average net assets****	296%	112%	91%

*	Calculated based on weighted average shares outstanding during period.

**	Net realized and unrealized gain (loss), per share, which is balancing amount necessary to reconcile the change in net asset value per share with the other per share information presented.

***	Total returns for periods of less than one year not annualized.

****	Annualized for periods less than one year.

9. STOCK-BASED COMPENSATION

In December 2008, the stockholders approved the Company's Stock Option Plan ("Stock Option Plan") which provides for 3,000,000 shares of common stock available for grant, of which 2,500,000 are reserved for incentive stock options, to the Company's officers, directors and key employees.  A grant must be approved by the stock option committee of the Company ("Committee").

The Committee may grant either incentive stock options (for purposes of Section 422 of the Internal Revenue Code of 1986, as amended), or nonqualified stock options.  Except as described below for incentive stock options, the Committee generally has the discretion to determine the persons to whom stock options will be granted, the number of shares subject to such options, the exercise prices of such options, the vesting schedules with respect to such options, the terms of such options, as well as the period, if any, following a participant's termination of service during which such option may be exercised, and the circumstances in which all or a portion of an option may become immediately exercisable or be forfeited.

The Company accounts for stock-based payments by regarding stock-based compensation expense in the statement of operations over the vesting period based on the fair value of the award at the grant date.

The following table summarizes activity under the Company's stock option plans for the nine months ended September 30, 2009:

	Shares Under Options	Weighted Average Exercise Price	Remaining Contractual Life (In Years)	Aggregate Intrinsic Value

Outstanding at beginning of period	—	—
Grants	600,000	$0.40
Exercised	—	—
Forfeited	—	—
Outstanding at end of period	600,000	$0.40	9.33	—
Exercisable at end of period	600,000	$0.40	9.33	—

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing price of the Company's common stock on the date of determination for those awards that have an exercise price currently below the closing price.  As of September 30, 2009, there were no options outstanding to purchase shares with an exercise price below the quoted price of the Company's common stock.

The fair value of stock options is determined at the date of grant and is charged to compensation expense over the vesting period of the options.  The fair value of options at date of grant was estimated using the Black-Scholes option pricing model utilizing the following assumptions:

Nine-Months Ended September 30, 2009
Risk-fee interest rate	1.88%
Expected option life in years	5
Expected stock price volatility	200%
Expected dividend yield	0%

The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.  The expected life was determined using the simplified method as the Company does not have sufficient historical stock option exercise experience on which to base the expected term.  Expected volatilities are based on historical volatility of the Company's common stock.  The Company has not paid any dividends in the past and does not expect to pay any in the near future.

The weighted average fair value at date of grant for options granted during the nine months ended September 30, 2009 was $0.22.  The Company recorded $132,000 of compensation expense for the nine months ended September 30, 2009.  Estimated unrecognized stock-based compensation relating to stock options as of September 30, 2009 is $0.

10.  OTHER

Employment Agreement.  On January 30, 2009, the Company entered into an Employment Agreement with Craig A. Zabala ("Zabala"), founder, Chairman, President and Chief Executive Officer, and acting Chief Financial Officer and Chief Compliance Officer, of the Company.

The term of the Employment Agreement is three (3) years ("Employment Period").  The Employment Period will be automatically renewed for one (1) additional year each year unless ninety (90) calendar days prior to the end of the term, the Company advises Zabala in writing that it does not wish to extend the Employment Period for an additional year.

Pursuant to the Employment Agreement, Zabala serves as President and Chief Executive Officer of the Company, provided that if the Company hires and/or enters into an employment agreement with any executive who serves as President and Chief Operating Officer of the Company, Zabala shall resign his position as President, but would keep his position as Chief Executive Officer.  Zabala also agrees to serve as acting Chief Financial Officer and acting Chief Compliance Officer until the Company retains employees for such positions.  The Employment Agreement also permits Zabala to perform work for Concorde and another affiliate, provided that such work does not compete with the business and business opportunities of the Company.

Zabala will receive a base annual salary of $60,000 under the Employment Agreement.  Each year, the Board of Directors may increase the base salary in its discretion.  In the event that the Company sells a minimum of $3,000,000 of shares of its common stock in its current private placement offering ("Offering"), which expires December 31, 2009, unless extended by the Company in its sole discretion, under Rule 506 under Regulation D under the Securities Act, the Company shall increase Zabala's annual base salary to $250,000 and pay him a $50,000 bonus (which bonus may be increased proportionately if the Company raises more than $3,000,000 in the Offering but the amount of the bonus shall not be greater than $100,000).  If the minimum amount is not raised in the Offering, Zabala's base salary remains at $60,000.  The Offering expires December 31, 2009, unless extended by the Company in its sole discretion.

The Employment Agreement terminates upon the earliest to occur of (i) Zabala's death or disability; (ii) cause or non-cause termination of Zabala by the Company; (iii) a termination by Zabala for "good reason" or Zabala resigns from the Company without "good reason" or (iv) Zabala is replaced as President and Chief Executive Officer of the Company (except if another executive is hired as President and Chief Operating Officer).

If Zabala is terminated without cause, or if he resigns for "good reason," he would receive accrued salary and bonuses, if any, to the end of the employment term.  In addition, if Zabala is terminated without cause or if he resigns for "good reason," the Company must pay to Concorde rental payments (for rental of space at 14 Wall Street, New York, New York 10005) of $4,000 per month from April 2004 until the month Zabala is terminated without cause or resigns for "good reason."  If he is terminated for cause, he is not entitled to any rights or compensation under the Employment Agreement, provided that the Company must make the $4,000 monthly rental payment to its affiliate Concorde.  If Zabala is terminated in the event of death or disability, or he resigns without "good reason," he shall only be entitled to receive accrued and unpaid base salary and benefits through the date of his employment termination.  If the Company hires a replacement for Zabala who does not serve as President and Chief Operating Officer, but serves as Chief Executive Officer, Zabala would be entitled to the benefits above for a non-cause termination.

Stock Option Grant.  Pursuant to the Employment Agreement, Zabala was granted 600,000 options to purchase shares of Common Stock at an exercise price of $0.40 per share (above the market value of $0.22 on date of grant) which expires on February 1, 2019.  The options were fully vested upon issuance.

Macromarkets Investment.  On January 12, 2009, Blackhawk entered into a Voting Capital Interests Purchase Agreement ("Purchase Agreement") with MacroMarkets LLC, a Delaware limited liability company ("MacroMarkets").  Pursuant to the Purchase Agreement, Blackhawk purchased a five percent (5%) membership interest in MacroMarkets for $250,000 and Craig A. Zabala, Chairman and Chief Executive Officer of Blackhawk, was appointed a non-voting board member of MacroMarkets.  The Purchase Agreement contains standard representations, warranties and indemnification provisions.  The transaction closed on January 12, 2009.  Blackhawk used funds from working capital to make the equity investment.

MacroMarkets is the parent company founded by Robert Shiller, Sam Masucci and Allan Weiss in 2002 to develop financial products and new risk management tools on assets that are difficult to own and hedge.  Macro Financial, LLC, a FINRA member broker dealer, is a subsidiary of MacroMarkets that provides sales and marketing support for Macro Securities Depositor, LLC, Macro Inflation Depositor, LLC and Macro Housing Depositor, LLC, which use proprietary product structures to deliver performance on commodities, inflation and real estate.

Placement Agent Agreements.  The Company retained placement agents to raise equity capital in its private placement offering ("Offering") under Rule 506 of the Securities Act for Blackhawk pursuant to placement agent agreements with John W. Loofbourrow Associates, Inc., Direct Access Partners, Lombardi & Co., Bentley Securities Corporation and Growthink Securities, Inc., respectively, dated July 8, July 20, July 27, 2009, August 3, 2009, and August 21, 2009, respectively ("Placement Agent Agreements").  All five of these agreements contain nearly identical terms.  The Placement Agents will solicit interest from a limited number of potential investors who are "qualified institutional buyers" ("QIBs") as defined under Rule 144A under the Securities Act and "accredited investors" as defined under Regulation D under the Securities Act in connection with raising equity capital for Blackhawk in the Offering.  There is no minimum amount to be raised by the Placement Agents for the Offering and the maximum amount is $250,000,000.  In return for the Placement Agent services, Blackhawk will pay a Placement Agent a cash fee equal to five percent (5%) of the purchase price ($5.00 per share) of any securities placed with a prospective investor by a Placement Agent and purchased and paid for by the investor.  Other than Bentley Securities Corporation, where Blackhawk will reimburse it for any out-of-pocket expenses reasonably incurred in connection with its placement agent agreement (provided that any such expenses in excess of $1,000.00 requires prior approval by Blackhawk), Blackhawk does not have to reimburse the Placement Agents for their expenses.  The Placement Agent Agreements commenced on the date of the agreement or, in the case of Bentley Securities Corporation, the day immediately thereafter, and terminate on the earliest to occur of: (i) ten calendar days after written notice is given to the Company by the Placement Agent of a potential investor purchasing at least 50,0000,000 shares that will close on the purchase of the shares within five calendar days of the date of such written notice; (ii) 180 calendar days from the date of the agreement or, in the case of Bentley Securities Corporation, the day immediately thereafter; (iii) the date of closing and funding by an investor of a subscription agreement for a minimum of 50,000,000 shares; or (iv) ten calendar days after written notice is given to the Placement Agent by the Company that the Offering will be closed at the sole discretion of the Company (the "Term"), provided further that with respect to Bentley Securities Corporation, its placement agent agreement also terminates upon ten (10) days written notice by either party under the agreement and such termination right is included as a new (v) within the definition of "Term."   The parties may extend the Term by mutual agreement.

The Placement Agent Agreements also provide that for 180 calendar days from the date of the agreement or, in the case of Bentley Securities Corporation, the day immediately thereafter (the "Period"), the Placement Agents shall have the non-exclusive right on behalf of the Company to solicit prospective investors who are QIBs and/or accredited investors regarding the possible sale to such investors of shares.  During the Period, the Placement Agents do not have the right to conduct any other discussions on behalf of the Company regarding any matter other than the sale of the shares to the prospective investors.  For purposes of clarification, the Company during the Period agreed to deal non-exclusively with the Placement Agents concerning the sale of the shares.  The Placement Agent Agreements contain customary indemnification and confidentiality provisions.  With the exception of the Bentley Securities Corporation placement agent agreement, the Company’s indemnification obligations under each agreement is limited to $25,000.  The Placement Agent Agreements also provide that for a period of one year (two years for the agreement with Growthink Securities, Inc.) from the termination date of the Placement Agent Agreements, if a Placement Agent enters into a selling group in any subsequent securities offerings of Blackhawk, then the Placement Agent shall receive additional financing fees if Blackhawk sells securities to those investors previously introduced by the Placement Agent.  The additional fees payable to the Placement Agent will be at the same rate as any underwriting or placement fees that are listed in any Blackhawk future offering memorandum or prospectus.

The Company entered into a consultation agreement dated August 21, 2009 ("Consulting Agreement") with Growthink, Incorporated, a Delaware corporation and affiliate of Growthink Securities, Inc. ("Consultant").  Pursuant to the Consulting Agreement, Consultant will provide to the Company research, analysis and data relating to business development company ("BDC") and hedge fund investments, and include coverage and analysis of similar BDC's and hedge funds, as well as data on targeted investments.  Consultant will also syndicate its research and analysis reports into coverage channels to individual and institutional investors.  Consultant will prepare and distribute in the appropriate investment channels a research report on the Company.  Consultant may not release any research or report without (i) the Company's consent and (ii) during the period of the Company’s private placement offering.

The Company paid Consultant $25,000 upon execution of the Consulting Agreement and must pay it $25,000 every sixty (60) days thereafter unless either party terminates the agreement upon seven (7) days notice.  The term of the Consulting Agreement is sixty (60) days, and thereafter for a total of eight (8) months.  It is automatically renewed thereafter in sixty (60) day increments until terminated in writing by either party upon seven (7) calendar days advance written notice.

In the Consulting Agreement, the Company provides Consultant with indemnification against certain specified losses.  The Consulting Agreement also provides that no research or report may be released by the Consultant without the consent of the Company and review by its legal counsel.

The Company has evaluated its activity through November 10, 2009, the date its financial statements were issued.

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENTS OF ASSETS AND LIABILITIES

	JUNE 30, 2009	DECEMBER 31, 2008
	(Unaudited)
ASSETS:
Investment at fair value (cost $302,513 and $654,025)	$300,308	$652,737
Cash and cash equivalents	243,475	172,797
Prepaid expenses	7,728	12,544

TOTAL ASSETS	$551,511	$838,078

LIABILITIES
Accrued expenses	$295,973	$118,102
TOTAL LIABILITIES	295,973	118,102

NET ASSETS
Common stock, par value $.00001 per share 1,000,000,000 shares authorized, 32,467,484 shares issued and outstanding in 2009 and 2008	325	325
Additional paid-in capital	2,106,641	1,974,641
Accumulated net investment loss	(1,849,223)	(1,253,702)
Net unrealized loss on investment	(2,205)	(1,288)
TOTAL NET ASSETS	255,538	719,976

TOTAL LIABILITIES AND NET ASSETS/(LIABILITIES)	$551,511	$838,078

NET ASSET VALUE PER COMMON SHARE	$0.00787	$0.02218

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.
CONDENSED SCHEDULE OF INVESTMENTS (Unaudited)
JUNE 30, 2009

COMPANY	INVESTMENT	INITIAL ACQUISITION DATE	PRINCIPAL AMOUNT/ SHARES	COST	FAIR VALUE	% OF TOTAL ASSETS
Wal-Mart Stores 6.875% due 8/10/09	Notes	11/21/08	50,000	$52,513	$50,308	9.1%

MacroMarkets, LLC.	Capital Interests	1/21/09	624,432	250,000	250,000	45.3%
				$302,513	$300,308

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2009	2008	2009	2008
INVESTMENT INCOME:
Interest income	$2,265	$1,436	$6,885	$9,552
TOTAL INVESTMENT INCOME	2,265	1,436	6,885	9,552

EXPENSES:
Compensation	32,643	-	175,801	-
Professional fees	151,177	138,634	359,041	251,439
Advisory fees	4,521	1,367	9,842	3,767
Rent-related party	12,000	-	24,000	-
Filing fees	1,338	1,732	18,840	5,802
Insurance	7,855	5,126	11,960	10,597
Other	631	418	2,922	590
TOTAL EXPENSES	210,165	147,277	602,406	272,195

NET INVESTMENT LOSS	(207,900)	(145,841)	(595,521)	(262,643)

UNREALIZED LOSS ON INVESTMENTS	(1,970)	(1,541)	(917)	(7,887)
NET DECREASE IN ASSETS RESULTING FROM OPERATIONS	$(209,870)	$(147,382)	$(596,438)	$(270,530)

LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00646)	$(0.00462)	$(0.01837)	$(0.00853)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	32,467,484	31,867,484	32,467,484	31,706,041

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENTS OF CHANGES IN NET ASSETS (LIABILITIES)

	SIX MONTHS ENDED JUNE 30, 2009	YEAR ENDED DECEMBER 31, 2008
	(Unaudited)

DECREASE IN NET ASSETS FROM OPERATIONS
Net investment loss	$(595,521)	$(405,089)
Unrealized loss on investments	(917)	(6,501)
NET DECREASE IN NET ASSETS
RESULTING FROM OPERATIONS	(596,438)	(411,590)

CAPITAL STOCK TRANSACTIONS:
Stock-based compensation	132,000	-
Proceeds from common stock sold	-	1,298,112
Offering costs	-	(129,311)

NET INCREASE IN NET ASSETS FROM
CAPITAL STOCK TRANSACTIONS	132,000	1,168,801

TOTAL (DECREASE) INCREASE IN NET ASSETS	(464,438)	757,211

NET ASSETS (LIABILITIES) - BEGINNING OF PERIOD	719,976	(37,235)

NET ASSETS - END OF PERIOD	$255,538	$719,976

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)

		COMMON STOCK		ADDITIONAL PAID-IN	NET UNREALIZED APPRECIATION ON	ACCUMULATED NET INVESTMENT
	TOTAL	SHARES	AMOUNT	CAPITAL	INVESTMENT	LOSS

Balance-December 31, 2007	$(37,235)	31,169,372	$312	$805,853	$5,213	$(848,613)

Net decrease in assets resulting from operations	(411,590)				(6,501)	(405,089)

Sale of stock pursuant to offering plan (at $1.00 per share)	1,298,112	1,298,112	13	1,298,099

Offering costs	(129,311)			(129,311)

Balance-December 31,2008	719,976	32,467,484	325	1,974,641	(1,288)	(1,253,702)

Net decrease in assets resulting from operations	(596,438)				(917)	(595,521)

Stock-based compensation	132,000			132,000

Balance- June 30,2009 (unaudited)	$255,538	32,467,484	$325	$2,106,641	$(2,205)	$(1,849,223)

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	SIX MONTHS ENDED JUNE 30,
	2009	2008
CASH FLOWS FROM OPERATING AND INVESTING ACTIVITIES:
Net investment loss and decrease in net assets resulting from operations	$(596,438)	$(270,530)
Adjustments to reconcile net investment loss and decrease in net assets to net cash provided by (used in) operating activities:
Unrealized loss on investments	917	2,674
Stock Based Compensation	132,000	-
Change in operating assets and liabilities:
Increase (Decrease) in accrued expenses	177,871	(3,231)
Decrease (Increase) in prepaid expenses	4,816	(10,253)
Purchase of Investments	(250,000)	(892,144)
Proceeds from sale and redemption of investments	601,512	543,000

NET CASH PROVIDED BY (USED) IN OPERATING AND INVESTING ACTIVITIES	70,678	(630,484)

CASH FLOWS FROM FINANCING ACTIVITIES:
Offering costs	-	(69,311)
Proceeds from the issuance of stock	-	698,112

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	628,801

NET INCREASE (DECREASE) IN CASH	70,678	(1,683)

CASH AND EQUIVALENTS – BEGINNING OF PERIOD	172,797	4,450

CASH AND EQUIVALENTS – END OF PERIOD	$243,475	$2,767

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2009
(Unaudited)

1. SIGNIFICANT ACCOUNTING POLICIES

Business description

Blackhawk Capital Group BDC Inc. ("the Company" or "Blackhawk") was incorporated in the State of Delaware on April 22, 2004.

On September 14, 2004, the Company filed a Form N-54A, Notification with the Securities and Exchange Commission ("SEC") electing to become a business development company pursuant to Section 54(a) of the Investment Company Act of 1940.  As a business development company, Blackhawk is able to acquire interests in small private businesses, as well as non-dividend paying public companies.

Blackhawk attempts to locate and negotiate with eligible portfolio companies for Blackhawk to invest in, lend funds to, acquire an interest in and/or possibly manage.  Blackhawk offers managerial assistance to eligible portfolio companies in which it invests.

Basis of presentation

The financial statements have been prepared in accordance with the presentation requirements of the AICPA Audit and Accounting Guide for Investment Companies.

Interim financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-X.  Accordingly, certain disclosures accompanying annual financial statements prepared in accordance with GAAP are omitted.  In the opinion of management, all adjustments, consisting solely of normal recurring accruals, considered necessary for the fair presentation of financial statements for the interim periods have been included.  The results of operations for the current period are not necessarily indicative of results that ultimately may be achieved for the year.  The interim unaudited financial statements and notes thereto should be read in conjunction with the December 31, 2008 financial statements and notes thereto included in the Company’s Form 10-K as filed with the SEC.

The Company had a net decrease in assets for the six-month period ended June 30, 2009 of $596,438 and total net assets of $255,538 as of June 30, 2009.  Since inception, the Company’s operations have been principally funded by Regulation E offerings and The Concorde Group, Inc. ("Concorde"), a corporation controlled by the founder and an affiliate of the Company.  The Company is currently trying to raise equity capital through a private placement offering of its common stock under Rule 506 of the Securities Act of 1933, as amended, although there can be no assurance such offering will be successful.  To the extent that current resources are not sufficient for the Company to pay its obligations as they become due, Concorde has agreed to provide sufficient capital to the Company to subsidize operational expenses to operate through July 1, 2010.

Revenue recognition

•	Unrealized gain and losses resulting from the change in the valuation of investments are reflected in the condensed statement of operations.

•	Interest income is recorded on the accrual basis.

•	Realized gains or losses on investments are recorded on a trade date basis using the specific identification method.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.  Significant estimates include the valuation of investments and the valuation allowance for deferred tax assets.

Investments

The Company's investments are carried at fair value.

New Accounting Pronouncements

In April 2009, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") Issue No. FAS No. 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions that are not Orderly" ("FSP FAS No. 157-4").  FSP FAS No. 157-4 provides additional guidance for estimating fair value in accordance with SFAS No. 157.  This FSP No. 157-4 is effective for interim and annual financial periods ending after June 15, 2009.  The Company adopted FSP FAS No. 157-4 in June 2009.  The adoption of FSP FAS No. 157-4 did not have an impact on the Company's condensed financial position and results of operations.

In April 2009, the FASB issued FSP No. FAS No. 107-1 and APB No. 28-1, "Interim Disclosures about Fair Value of Financial Instruments" ("FSP FAS No. 107-1 and APB No 28-1").  FSP FAS No. 107-1 and APB No. 28-1 require disclosures about fair value of financial instruments for annual and interim reporting periods of publicly traded companies.  FSP No. 107-1 and APB No. 28-1 are effective for interim reporting periods ending after June 15, 2009.  The Company adopted FSP FAS No. 107-1 and APB No. 18-1 in June 2009.  The adoption of FSP No. 107-1 and APB No. 28-1 did not have an impact on the Company's condensed financial position and results of operations.

In May 2009, the FASB issued FAS No. 165, "Subsequent Events" ("FAS No. 165").  FAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the date the financial statements are issued or available to be issued.  FAS No. 165 requires an entity to reflect in its financial statements the effects of subsequent events that provide additional evidence about conditions at the balance sheet date including the estimates inherent in the process of preparing financial statements.  Subsequent events that provide evidence about conditions that arose after the balance sheet date should be disclosed.  Disclosures should include the nature of the event and either an estimate of its financial effect or a statement that an estimate cannot be made.  FAS No. 165 requires the disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  FAS No. 165 is effective for interim and annual financial periods ending after June 15, 2009.  The Company adopted FAS No. 165 in June 2009.  The adoption of FAS No. 165 did not have an impact on the Company's condensed financial position and results of operations.

In June 2009, the FASB issued FAS No. 168, "The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ("FAS No. 168").  FAS No. 168 replaces FAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" and establishes the FASB Accounting Standards Codification™ ("Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with GAAP.  All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative.  However, rules and interpretive releases of the SEC issues under the authority of federal securities laws will continue to be sources of authoritative GAAP for SEC registrants.  FAS No. 168 is effective for interim and annual reporting periods ending after September 15, 2009.  Therefore, beginning with the Company's fourth fiscal quarter of 2009, all references made by it to GAAP in its consolidated financial statements will use the new Codification numbering system.  The Codification does not change or alter existing GAAP and, therefore, it is not expected to have any impact on the Company's condensed financial position and results of operations.

Net loss per common share

Basic EPS is computed solely on the weighted average number of common shares outstanding during the period.  Diluted EPS reflects all potential dilution of common stock as applicable.  The following table provides Basic and Diluted EPS for the three months ended June 30, 2009 and 2008:

	Net Loss	Weighted Average Shares	Per Share
Three Months Ended June 30, 2009

Basic and diluted loss per share - Loss available to common stockholders	$(209,870)	32,467,484	$(0.00646)

	Net Loss	Weighted Average Shares	Per Share
Three Months Ended June 30, 2008

Basic and diluted loss per share - Loss available to common stockholders	$(147,382)	31,867,484	$(0.00462)

The following table provides Basic and Diluted EPS for the six months ended June 30, 2009 and 2008:

	Net Loss	Weighted Average Shares	Per Share
Six Months Ended June 30, 2009

Basic and diluted loss per share - Loss available to common stockholders	$(596,438)	32,467,484	$(.01837)

	Net Loss	Weighted Average Shares	Per Share
Six months ended June 30, 2008

Basic and diluted loss per share - Loss available to common stockholders	$(270,530)	31,706,041	$(0.00853)

For the three and six months ended June 30, 2009, 600,000 shares attributable to stock options were excluded from the calculation of diluted EPS because the effect was anti-dilutive.  There were no dilutive securities issued in 2008.

2. INCOME TAXES

We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amount and the tax bases of assets and liabilities.  We regularly review our deferred tax assets for recoverability and establish a valuation allowance based upon historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences.

As of June 30, 2009, net deferred tax assets aggregated $782,000, which was fully reserved based on the likelihood of realization.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. As of June 30, 2009 and December 31, 2008, the Company has not recorded any unrecognized tax benefits. The Company’s policy, if it had unrecognized benefits, is to recognize accrued interest and penalties in general and administrative expense.

The tax years 2005 through 2008 remain open to examination by the major tax jurisdictions to which the Company is subject.

3. FAIR VALUE MEASUREMENT

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements" ("SFAS 157"), for investments measured at fair value on a recurring basis. SFAS 157 accomplishes the following key objectives:

•	Defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date;
•	Establishes a three-level hierarchy ("Valuation Hierarchy") for fair value measurements;
•	Requires consideration of the Company’s creditworthiness when valuing liabilities; and
•	Expands disclosures about instruments measured at fair value.

The Valuation Hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the Valuation Hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of the Valuation Hierarchy and the distribution of the Company’s financial assets within it are as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Investments whose values are based on quoted market prices in active markets, and whose values are therefore classified as Level 1, consist of active listed equities.

Investments that trade in markets that are not considered to be active, but whose values are based on quoted market prices, dealer quotations or valuations provided by alternative pricing sources supported by observable inputs are classified as Level 2. These generally include certain U.S. government obligations and investment-grade corporate bonds.

Investments whose values are classified as Level 3 have significant unobservable inputs, as they may trade infrequently or not at all. Investments whose values are classified as Level 3 generally include private investments.  When observable prices are not available for these securities, the Company uses one or more valuation techniques (e.g., the market approach or the income approach) for which sufficient and reliable data is available.

Within Level 3 of the fair value hierarchy, the use of the market approach generally consists of using comparable market transactions, while the use of the income approach generally consists of the net present value of estimated future cash flows, adjusted as appropriate for liquidity, credit, market and/or other risk factors.

The inputs used by the Company in estimating the value of investments classified as Level 3 may include the original transaction price, quoted prices for similar securities or assets in active markets, completed or pending third-party transactions in the underlying investment or comparable issuers, and changes in financial ratios or cash flows.

The carrying values and estimated fair values of the Company's financial instruments for the periods presented are as follows:

	Carrying Value	Quote Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
June 30, 2009:

Financial Assets
Notes	$50,308	$—	$50,308	$—
Membership interest in LLC	250,000	—	—	250,000
Total Financial Assets	$300,308	$—	$50,308	$250,000

December 31, 2008:

Financial Assets
Notes	$652,737	$—	$652,737	$—
Total Financial Assets	$652,737	$—	$652,737	$—

The following table presents additional information about assets measured at fair value using Level 3 inputs for the six months ended June 30, 2009:

Membership Interest In LLC
Balance as of January 1, 2009	$—
Purchases	250,000
Balance as of June 30, 2009	$250,000

4. RELATED PARTY TRANSACTIONS.

The Company shares office space and other administrative functions with Concorde.  The Board voted to start paying Concorde monthly rent of $4,000 beginning January 1, 2009.  Rent incurred during the three and six months ended June 30, 2009 amounted to $12,000 and $24,000, respectively.

5. INVESTMENT ADVISORY AGREEMENT; CONSULTING AGREEMENT

Pursuant to an investment advisory management agreement dated October 31, 2006, Blackhawk engaged Barak Asset Management, LLC ("Barak"), a Delaware limited liability company who is an investment adviser registered under the Investment Advisers Act of 1940 ("Advisers Act"), to serve as an investment adviser to Blackhawk and manage its portfolio of investments.  The agreement is for a one-year term and extendable for one year periods.  The agreement with Barak was extended and expires on October 31, 2009.  Any one-year extension of the Barak agreement must be approved by (a) the vote of the Company’s board of directors, or the vote of a majority of the Company’s outstanding voting securities, and (b) the vote of the majority of the Company’s independent directors.

Investment advisory fees are calculated based upon the average cash value of assets at the end of each quarter including the value of any withdrawals from the assets made during that quarter ranging from 0.50% to 1.80% of assets managed.  Fees are billed and payable quarterly in arrears (or a prorated period when applicable).

For the three and six month periods ended June 30, 2009 and 2008, the Company incurred fees in the amount of $4,521 and $9,842, respectively, and $1,367 and $3,767, respectively, for the same corresponding periods in 2008.

Blackhawk has entered into a consulting agreement dated September 12, 2006 with Robert S. Tull, Jr. for a three-year term (the "Agreement").  Under the Agreement, Mr. Tull will consult with the Blackhawk Board of Directors on investments and have the following duties: consulting Blackhawk's Board of Directors on investment decisions and strategies, consulting on investment diversification in the strategies and consulting on investment opportunities.  Pursuant to the Agreement, the Blackhawk Board of Directors will determine Mr. Tull's compensation when it closes its third Regulation E offering and has sufficient proceeds to compensate Mr. Tull.  Mr. Tull is not a registered investment adviser.  As of June 30, 2009 and 2008, the Company had not incurred any liability to Mr. Tull.

6. ACCRUED EXPENSES

Accrued expenses at June 30, 2009 and December 31, 2008 consist principally of professional fees.

7. STOCKHOLDERS’ EQUITY

During 2008, pursuant to a Regulation E Offering, the Company sold an aggregate of 1,298,112 shares of Common Stock, at a purchase price of $1.00 per share for aggregate proceeds of $1,168,801, net of expense of $129,311.

8. FINANCIAL HIGHLIGHTS

The following is a schedule of financial highlights for the six months ended June 30, 2009 and 2008, and the year ended December 31, 2008.

	SIX MONTHS ENDED JUNE 30, 2009 (unaudited)	SIX MONTHS ENDED JUNE 30, 2008 (unaudited)	YEAR ENDED DECEMBER 31, 2008
Per Share Data:
Net asset value – beginning of period	$0.02218	$(0.00119)	$(0.00119)
Net investment loss *	(0.01834)	(0.00828)	(0.01263)
Issuance of common stock	—	1.00000	1.00000
Net realized and unrealized gain (loss)**	0.00403	(0.98046)	(0.96400)

Net asset value – end of period	$0.00787	$0.01007	$0.02218

Total return based on net asset value ***	(65)%	(693)%	(1,061)%

Common shares outstanding – end of period	32,467,484	31,867,484	32,467,484
Ratio/Supplemental Data:
Net assets – end of period	$255,538	$321,036	$719,976

Ratio of net investment loss to average net assets****	(248)%	200%	(88)%

Ratio of operating expenses to average net assets****	251%	207%	91%

*	Calculated based on average shares outstanding during period.

**
Net realized and unrealized gain (loss), per share, which is balancing amount necessary to reconcile the change in net asset value per share with the other per share information presented.  This is in accordance with the AICPA Audit and Accounting Guide for Investment Companies.

***	Total returns for periods of less than one year not annualized.

****	Annualized for periods less than one year.

9. STOCK - BASED COMPENSATION

In December 2008, the stockholders approved the Company's Stock Option Plan ("Stock Option Plan") which provides for 3,000,000 shares of common stock available for grant, of which 2,500,000 are reserved for incentive stock options, to the Company's officers, directors and key employees.  A grant must be approved by the stock option committee of the Company ("Committee").

The Committee may grant either incentive stock options (for purposes of Section 422 of the Internal Revenue Code of 1986, as amended), or nonqualified stock options.  Except as described below for incentive stock options, the Committee generally has the discretion to determine the persons to whom stock options will be granted, the number of shares subject to such options, the exercise prices of such options, the vesting schedules with respect to such options, the terms of such options, as well as the period, if any, following a participant's termination of service during which such option may be exercised, and the circumstances in which all or a portion of an option may become immediately exercisable or be forfeited.

The Company accounts for stock-based payments using SFAS No. 123-R (revised 2004), "Share-Based Payments."  SFAS 123-R requires recognition of stock-based compensation expense in the statement of operations over the vesting period based on the fair value of the award at the grant date.

The following table summarizes activity under the Company's stock option plans for the six months ended June 30, 2009:

	Shares Under Options	Weighted Average Exercise Price	Remaining Contractual Life (In Years)	Aggregate Intrinsic Value

Outstanding at beginning of period	—	—
Grants	600,000	$0.40	9.8
Exercised	—	—
Forfeited	—	—
Outstanding at end of period	600,000	$0.40	9.4	—
Exercisable at end of period	600,000	$0.40	9.4	—

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing price of the Company's common stock on the date of determination for those awards that have an exercise price currently below the closing price.  As of June 30, 2009, there were no options outstanding to purchase shares with an exercise price below the quoted price of the Company's common stock.

The fair value of stock options is determined at the date of grant and is charged to compensation expense over the vesting period of the options.  The fair value of options at date of grant was estimated using the Black-Scholes option pricing model utilizing the following assumptions:

Three And Six-Months Ended June 30, 2009
Risk-fee interest rate	1.88%
Expected option life in years	5
Expected stock price volatility	200%
Expected dividend yield	0%

The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.  The expected life was determined using the simplified method as the Company does not have sufficient historical stock option exercise experience on which to base the expected term.  Expected volatilities are based on historical volatility of the Company's common stock.  The Company has not paid any dividends in the past and does not expect to pay any in the near future.

The weighted average fair value at date of grant for options granted during the six months ended June 30, 2009 was $0.22.  The Company recorded $132,000 of compensation expense for the six months ended June 30, 2009.  Estimated unrecognized stock-based compensation relating to stock options as of June 30, 2009 is $0.

10.  OTHER

Employment agreement.  On January 30, 2009, the Company entered into an Employment Agreement with Craig A. Zabala ("Zabala"), founder, Chairman, President and Chief Executive Officer, and acting Chief Financial Officer and Chief Compliance Officer, of the Company.

The term of the Employment Agreement is three (3) years ("Employment Period").  The Employment Period will be automatically renewed for one (1) additional year each year unless ninety (90) calendar days prior to the end of the term, the Company advises Zabala in writing that it does not wish to extend the Employment Period for an additional year.

Pursuant to the Employment Agreement, Zabala serves as President and Chief Executive Officer of the Company, provided that if the Company hires and/or enters into an employment agreement with any executive who serves as President and Chief Operating Officer of the Company, Zabala shall resign his position as President, but would keep his position as Chief Executive Officer.  Zabala also agrees to serve as acting Chief Financial Officer and acting Chief Compliance Officer until the Company retains employees for such positions.  The Employment Agreement also permits Zabala to perform work for Concorde and another affiliate, provided that such work does not compete with the business and business opportunities of the Company.

Zabala will receive a base annual salary of $60,000 under the Employment Agreement.  Each year, the Board of Directors may increase the base salary in its discretion.  In the event that the Company sells a minimum of $3,000,000 of shares of its common stock in its current private placement offering ("Offering"), which expires September 30, 2009, unless extended by the Company in its sole discretion, under Rule 506 under Regulation D under the Securities Act of 1933, as amended ("Securities Act"), the Company shall increase Zabala's annual base salary to $250,000 and pay him a $50,000 bonus (which bonus may be increased proportionately if the Company raises more than $3,000,000 in the Offering but the amount of the bonus shall not be greater than $100,000).  If the minimum amount is not raised in the Offering, Zabala's base salary remains at $60,000.  The Offering expires September 30, 2009, unless extended by the Company in its sole discretion.

The Employment Agreement terminates upon the earliest to occur of (i) Zabala's death or disability; (ii) cause or non-cause termination of Zabala by the Company; (iii) a termination by Zabala for "good reason" or Zabala resigns from the Company without "good reason" or (iv) Zabala is replaced as President and Chief Executive Officer of the Company (except if another executive is hired as President and Chief Operating Officer).

If Zabala is terminated without cause, or if he resigns for "good reason," he would receive accrued salary and bonuses, if any, to the end of the employment term.  In addition, if Zabala is terminated without cause or if he resigns for "good reason," the Company must pay to Concorde rental payments (for rental of space at 14 Wall Street, New York, New York 10005) of $4,000 per month from April 2004 until the month Zabala is terminated without cause or resigns for "good reason."  If he is terminated for cause, he is not entitled to any rights or compensation under the Employment Agreement, provided that the Company must make the $4,000 monthly rental payment to its affiliate Concorde.  If Zabala is terminated in the event of death or disability, or he resigns without "good reason," he shall only be entitled to receive accrued and unpaid base salary and benefits through the date of his employment termination.  If the Company hires a replacement for Zabala who does not serve as President and Chief Operating Officer, but serves as Chief Executive Officer, Zabala would be entitled to the benefits above for a non-cause termination.

Stock option grant.  Pursuant to the Employment Agreement, Zabala was granted 600,000 options to purchase shares of Common Stock at an exercise price of $0.40 per share (above the market value of $0.22 on date of grant) which expires on February 1, 2019. The options were fully vested upon issuance.

Investment.  On January 12, 2009, Blackhawk entered into a Voting Capital Interests Purchase Agreement ("Purchase Agreement") with MacroMarkets LLC, a Delaware limited liability company ("MacroMarkets").  Pursuant to the Purchase Agreement, Blackhawk purchased a five percent (5%) membership interest in MacroMarkets for $250,000 and Craig A. Zabala, Chairman and Chief Executive Officer of Blackhawk, was appointed a non-voting board member of MacroMarkets.  The Purchase Agreement contains standard representations, warranties and indemnification provisions.  The transaction closed on January 12, 2009. Blackhawk used funds from working capital to make the equity investment.

MacroMarkets is the parent company founded by Robert Shiller, Sam Masucci and Allan Weiss in 2002 to develop financial products and new risk management tools on assets that are difficult to own and hedge.  Macro Financial, LLC, a FINRA member broker dealer, is a subsidiary of MacroMarkets that provides sales and marketing support for Macro Securities Depositor, LLC, Macro Inflation Depositor, LLC and Macro Housing Depositor, LLC, which use proprietary product structures to deliver performance on commodities, inflation and real estate.

11.  Subsequent Event

The Company retained placement agents to raise equity capital in its private placement offering ("Offering") under Rule 506 of the Securities Act of 1933, as amended ("Securities Act") for Blackhawk pursuant to placement agent agreements with John W. Loofbourrow Associates, Inc., Direct Access Partners, Lombardi & Co. and Bentley Securities Corporation, respectively, dated July 8, July 20, July 27, 2009 and August 3, 2009, respectively ("Placement Agent Agreements").  All four of these agreements contain nearly identical terms.  The Placement Agents will solicit interest from a limited number of potential investors who are "qualified institutional buyers" ("QIBs") as defined under Rule 144A under the Securities Act and "accredited investors" as defined under Regulation D under the Securities Act in connection with raising equity capital for Blackhawk in the Offering.  There is no minimum amount to be raised by the Placement Agents for the Offering and the maximum amount is $250,000,000.  In return for the Placement Agent services, Blackhawk will pay a Placement Agent a cash fee equal to five percent (5%) of the purchase price ($5.00 per share) of any securities placed with a prospective investor by a Placement Agent and purchased and paid for by the investor.  Other than Bentley Securities Corporation, where Blackhawk will reimburse it for any out-of-pocket expenses reasonably incurred in connection with its placement agent agreement (provided that any such expenses in excess of $1,000.00 requires prior approval by Blackhawk), Blackhawk does not have to reimburse the Placement Agents for their expenses.  The Placement Agent Agreements commenced on the date of the agreement or, in the case of Bentley Securities Corporation, the day immediately thereafter, and terminate on the earliest to occur of: (i) ten calendar days after written notice is given to the Company by the Placement Agent of a potential investor purchasing at least 50,0000,000 shares that will close on the purchase of the shares within five calendar days of the date of such written notice; (ii) 180 calendar days from the date of the agreement or, in the case of Bentley Securities Corporation, the day immediately thereafter; (iii) the date of closing and funding by an investor of a subscription agreement for a minimum of 50,000,000 shares; or (iv) ten calendar days after written notice is given to the Placement Agent by the Company that the Offering will be closed at the sole discretion of the Company (the "Term"), provided further that with respect to Bentley Securities Corporation, its placement agent agreement also terminates on upon ten (10) days written notice by either party under the agreement and such termination right is included as a new (v) within the definition of "Term."   The parties may extend the Term by mutual agreement.

The Placement Agent Agreements also provide that for 180 calendar days from the date of the agreement or, in the case of Bentley Securities Corporation, the day immediately thereafter (the "Period"), the Placement Agents shall have the non-exclusive right on behalf of the Company to solicit prospective investors who are QIBs and/or accredited investors regarding the possible sale to such investors of shares.  During the Period, the Placement Agents do not have the right to conduct any other discussions on behalf of the Company regarding any matter other than the sale of the shares to the prospective investors.  For purposes of clarification, the Company during the Period agreed to deal non-exclusively with the Placement Agents concerning the sale of the shares.   The Placement Agent Agreements contain customary indemnification and confidentiality provisions.  With the exception of the Bentley Securities Corporation placement agent agreement, the Company’s indemnification obligations under each agreement is limited to $25,000.  The Placement Agent Agreements also provide that for a period of one year from the termination date of the Placement Agent Agreements, if a Placement Agent enters into a selling group in any subsequent securities offerings of Blackhawk, then the Placement Agent shall receive additional financing fees if Blackhawk sells securities to those investors previously introduced by the Placement Agent.  The additional fees payable to the Placement Agent will be at the same rate as any underwriting or placement fees that are listed in any Blackhawk future offering memorandum or prospectus.

The Company has evaluated its activity through August 13, 2009, the date its financial statements were issued.

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENTS OF ASSETS AND LIABILITIES

	MARCH 31, 2009	DECEMBER 31, 2008
	(Unaudited)

ASSETS
Investment at fair value (cost $673,510 and $654,025)	$451,079	$652,737
Cash and cash equivalents	238,478	172,797
Prepaid expenses	9,126	12,544
TOTAL ASSETS	$698,683	$838,078

LIABILITIES
Accrued expenses	$233,275	$118,102
TOTAL LIABILITIES	233,275	118,102

NET ASSETS
Common stock, par value $.00001 per share 1,000,000,000 shares authorized, 32,467,484 shares issued and outstanding in 2009 and 2008	325	325
Additional paid-in capital	1,974,641	1,974,641
Accumulated net investment loss	(1,641,323)	(1,253,702)
Net unrealized gain loss on investment	(235)	(1,288)
TOTAL NET ASSETS	465,408	719,976

TOTAL LIABILITIES AND NET ASSETS	$698,683	$838,078

NET ASSET VALUE PER COMMON SHARE	$0.01433	$0.02218

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED SCHEDULE OF INVESTMENTS

March 31, 2009

(Unaudited)

COMPANY	INVESTMENT	INITIAL ACQUISITION DATE	PRINCIPAL AMOUNT	COST	FAIR VALUE	% OF TOTAL ASSETS
Federal National Mortgage 3.85% due 4/14/09	Notes	11/22/08	50,000	50,286	50,069	7.0%

Wal-Mart Stores 6.875% due 8/10/09	Notes	11/21/08	50,000	52,513	51,010	7.3%

American Express CRT CP Due 4/24/09	Notes	10/22/08	100,000	98,515	100,000	11.9%

MacroMarkets, LLC.	Capital Interests	1/21/09	250,000	250,000	250,000	35.8%
				451,314	451,079

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2009	2008

INVESTMENT INCOME:
Interest income	$4,620	$8,116
TOTAL INVESTMENT INCOME	4,620	8,116

EXPENSES:
Compensation	143,158
Professional fees	207,864	112,805
Advisory fees	5,321	2,400
Rent - related party	12,000
Filing fees	17,502	4,070
Insurance	4,105	5,471
Other	2,291	172
TOTAL EXPENSES	392,241	124,918

NET INVESTMENT LOSS	(387,621)	(116,802)

UNREALIZED GAIN (LOSS) ON INVESTMENTS	1,053	(6,346)

NET DECREASE IN ASSETS RESULTING FROM OPERATIONS	$(386,568)	$(123,148)

LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.01191)	$(0.00390)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	32,467,484	31,541,123

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENTS OF CHANGES IN NET ASSETS (LIABILITIES)

	THREE MONTHS ENDED MARCH 31, 2009	YEAR ENDED DECEMBER 31, 2008
	(Unaudited)

DECREASE IN NET ASSETS FROM OPERATIONS
Net investment loss	$(387,621)	$(405,089)
Unrealized gain (loss) on investments	1,053	(6,501)
NET DECREASE IN NET ASSETS
RESULTING FROM OPERATIONS	(386,568)	(411,590)

CAPITAL STOCK TRANSACTIONS:
Stock-based compensation	132,000
Proceeds from common stock sold	-	1,298,112
Offering costs	-	(129,311)

NET INCREASE IN NET ASSETS	132,000
FROM CAPITAL STOCK TRANSACTIONS		1,168,801

TOTAL (DECREASE) INCREASE IN NET ASSETS	(254,568)	757,211

NET ASSETS (LIABILITIES)– BEGINNING OF PERIOD	719,976	(37,235)

NET ASSETS - END OF PERIOD	$465,408	$719,976

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)

		——COMMON STOCK——		ADDITIONAL	NET UNREALIZED APPRECIATION	ACCUMULATED NET
	TOTAL	SHARES	AMOUNT	PAID-IN CAPITAL	ON INVESTMENT	INVESTMENT LOSS

Balance-December 31, 2007	$(37,235)	31,169,372	$312	$805,853	$5,213	$(848,613)

Net decrease in assets resulting from operations	(411,590)				(6,501)	(405,089)

Sale of stock pursuant to offering plan (at $1.00 per share)	1,298,112	1,298,112	13	1,298,099

Offering costs	(129,311)			(129,311)

Balance-December 31,2008	719,976	32,467,484	325	1,974,641	(1,288)	(1,253,702)

Net decrease in assets resulting from operations	(386,568)				1,053	(387,621)

Stock-based compensation	132,000			132,000

Balance- March 31,2009 (unaudited)	$465,408	32,467,484	$325	$2,106,641	$(235)	$(1,641,323)

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2009	2008

CASH FLOWS FROM OPERATING AND INVESTING ACTIVITIES:
Net investment loss and decrease in net assets resulting from operations	(386,568)	$(123,148)
Adjustments to reconcile net lost to net cash used in operating activities:
Unrealized (gain) loss on investments	(1,053)	1,133
Stock-based compensation	132,000	-
Changes in operating assets and liabilities:
Increase (Decrease) in accrued expenses and accrued interest	115,173	(32,778)
Decrease in prepaid expenses	3,418	5,127
Purchase of Investments	(250,000)	(530,905)
Proceeds from sale and redemption of investments	452,711	248,000

NET CASH PROVIDED BY (USED) IN OPERATING AND INVESTING ACTIVITIES	65,681	(432,571)

CASH FLOWS FROM FINANCING ACTIVITIES:
Offering costs
Proceeds from the issuance of stock
Restricted cash		(69,311)
Due to investor		698,112
		(100,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES		100,000

NET INCREASE IN CASH AND EQUIVALENTS		628,801

CASH AND EQUIVALENTS – BEGINNING OF PERIOD	65,681	196,230

CASH AND EQUIVALENTS – END OF PERIOD	172,797	4,450

	238,478	200,680

See notes to condensed financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2009
(Unaudited)

1.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Business description

Blackhawk Capital Group BDC Inc. ("the Company" or "Blackhawk") was incorporated in the State of Delaware on April 22, 2004.

On September 20, 2004 the Company filed a Form N-54A, Notification with the Securities and Exchange Commission ("SEC") electing to become a business development company pursuant to Section 54(a) of the Investment Company Act of 1940.  As a business development company, Blackhawk is able to acquire interests in small private businesses, as well as non-dividend paying public companies.

Blackhawk attempts to locate and negotiate with eligible portfolio companies for Blackhawk to invest in, lend funds to, acquire an interest in and/or possibly manage.  Blackhawk offers managerial assistance to eligible portfolio companies in which it invests.

Basis of presentation

The financial statements have been prepared in accordance with the presentation requirements of the AICPA Audit and Accounting Guide for Investment Companies.

Interim financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-X. Accordingly, certain disclosures accompanying annual consolidated financial statements prepared in accordance with GAAP are omitted.  In the opinion of management, all adjustments, consisting solely of normal recurring accruals, considered necessary for the fair presentation of financial statements for the interim periods have been included.  The results of operations for the current period are not necessarily indicative of results that ultimately may be achieved for the year.  The interim unaudited financial statements and notes thereto should be read in conjunction with the December 31, 2008 financial statements and notes thereto included in the Company’s Form 10-K as filed with the SEC.

The Company had a net loss for the three months ended March 31, 2009 of $386,568 and total net assets of $698,683 as of March 31, 2009. For the year ended December 31, 2008, the Company raised net cash proceeds of $1,168,801 through a Regulation E offering under the Securities Act of 1933, as amended ("Securities Act").  The Company sold 1,298,112 shares of its common stock, $.00001 par value per share ("Common Stock") at $1.00 purchase price per share for a gross purchase price of $1,298,112. Out of such proceeds, the Company paid the following placement fees: (i) $69,311 to Richard J. Kelly; and (ii) $60,000 to John W. Loofbourrow Associates, Inc. ("JWL").  Prior to such offering, the Company’s operations have been principally funded by two prior Regulation E offerings and Concorde Group, Inc. ("Concorde"), a corporation controlled by the founder and an affiliate of the Company.  To the extent that current resources are not sufficient for the Company to pay its obligations as they become due, Concorde has agreed to provide sufficient capital to the Company to operate through April 1, 2010.

Revenue recognition

•	Unrealized gain and losses resulting from the change in the valuation of investments are reflected in the statement of operations.
•	Interest income is recorded on the accrual basis.
•	Realized gains or losses on investments are recorded on a trade date basis.

Uses of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.  Significant estimates include the valuation of investments and the valuation allowance for deferred tax assets.

Investments

The Company's investments are carried at fair value.

New Accounting Pronouncements

In April 2009, the FASB issued FASB Staff Position ("FSP") Issue No. FAS No. 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions that are not Orderly" ("FSP FAS No. 157-4").  FSP FAS No. 157-4 provides additional guidance for estimating fair value in accordance with SFAS No. 157.  This FSP No. 157-4 is effective in reporting periods ending after June 15, 2009.  The Company is currently evaluating the impact that FSP FAS No. 157-4 will have on its financial position and results of operations.

In April 2009, the FASB issued FSP No. FAS No. 107-1 and APB No. 28-1, "Interim Disclosures about Fair Value of Financial Instruments" ("FSP FAS No. 107-1 and APB No 28-1").  FSP FAS No. 107-1 and APB No. 28-1 require disclosures about fair value of financial instruments for annual and interim reporting periods of publicly traded companies.  FSP No. 107-1 and APB No. 28-1 are effective in reporting periods ending after June 15, 2009.  The Company is currently evaluating the impact that FSP FAS No. 107-1 and APB No. 18-1 will have on its financial position and results of operations.

Net loss per common share

The Company applies SFAS No. 128, "Earnings per Share", which requires the computation and presentation of earnings per share ("EPS") to include basic and diluted EPS.  Basic EPS is computed solely on the weighted average number of common shares outstanding during the period.  Diluted EPS reflects all potential dilution of common stock.  The following table reconciles Basic EPS with Diluted EPS for the three months ended March 31, 2009 and 2008:

	Three Months Ended

March 31, 2009	Net Loss	Weighted Average Shares	Per Share

Basic loss per share - Loss available to common stockholders	$(386,568)	32,467,484	(0.01191)

Effective dilutive security - Stock options	—	—	—

Diluted loss per share	$(386,568)	32,467,484	(0.01191)

	Three Months Ended

March 31, 2008	Net Loss	Weighted Average Shares	Per Share

Basic loss per share - Loss available to common stockholders	$(123,148)	31,451,123	(0.00390)

Effect dilutive security - None	—	—	—

Diluted loss per share	$(123,148)	31,541,123	(0.00390)

For the three months ended March 31, 2009, 600,000 shares attributable to stock options were excluded from the calculation of diluted EPS because the effect was anti-dilutive.

2.  INCOME TAXES

We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amount and the tax bases of assets and liabilities.  We regularly review our deferred tax assets for recoverability and establish a valuation allowance based upon historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences.

As of March 31, 2009, net deferred tax assets aggregated $748,000, which was fully reserved based on the likelihood of realization.

3.  FAIR VALUE MEASUREMENT

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements" ("SFAS 157"), for investments measured at fair value on a recurring basis. SFAS 157 accomplishes the following key objectives:

•	Defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date;
•	Establishes a three-level hierarchy ("Valuation Hierarchy") for fair value measurements;
•	Requires consideration of the Company’s creditworthiness when valuing liabilities; and
•	Expands disclosures about instruments measured at fair value.

The Valuation Hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the Valuation Hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of the Valuation Hierarchy and the distribution of the Company’s financial assets within it are as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying values and estimated fair values of the Company's financial instruments for the period presented are as follows:

	Carrying Value	Quote Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
March 31, 2009:

Financial Assets
Cash and cash equivalents	$238,478	$238,478	$—	$—
Notes	201,079	—	$201,079	—
Membership interest in LLC	$250,000	—	—	250,000
Total Financial Assets	$689,557	$238,478	$201,079	$250,000

December 2008:

Financial Assets
Cash and cash equivalents	$172,797	$172,797	$—	$—
Notes	652,737	—	$652,737	$—
Total Financial Assets	$825,534	$172,797	$652,737

The following table presents additional information about assets measured at fair value using Level 3 inputs for the three months ended March 31, 2009:

Membership Interest In LLC
Balance as of January 1, 2009	$—
Purchases	250,000
Balance as of March 31, 2009	$250,000

4.  RELATED PARTY TRANSACTIONS

The Company shares office space and other administrative functions with Concorde.  The Board voted to start paying Concorde monthly rent of $4,000 beginning January 1, 2009.  Rent incurred during the three months ended March 31, 2009 amounted to $12,000.

5.  INVESTMENT ADVISORY AGREEMENT; CONSULTING AGREEMENT

Pursuant to an investment advisory management agreement dated October 31, 2006, Blackhawk engaged Barak Asset Management, LLC ("Barak"), a Delaware limited liability company who is an investment adviser registered under the Investment Advisers Act of 1940 ("Advisers Act"), to serve as an investment adviser to Blackhawk and manage its portfolio of investments.  The agreement is for a one-year term and extendable for one year periods.  The agreement with Barak was extended and expires on October 31, 2009.  Any one-year extension of the Barak agreement must be approved by (a) the vote of the Company’s board of directors, or the vote of a majority of the Company’s outstanding voting securities, and (b) the vote of the majority of the Company’s independent directors.

Investment advisory fees are calculated based upon the average cash value of assets at the end of each quarter including the value of any withdrawals from the assets made during that quarter ranging from 0.50% to 1.80% of assets managed.  Fees shall be billed and payable quarterly (or a prorated period when applicable).

For the three months ended March 31, 2009 and 2008, the Company incurred fees to Barak in the amount of $5,321 and $2,400, respectively.

Blackhawk has entered into a consulting agreement dated September 12, 2006 with Robert S. Tull, Jr. for a three-year term (the "Agreement").  Under the Agreement, Mr. Tull will consult with the Blackhawk Board of Directors on investments and have the following duties: consulting Blackhawk's Board of Directors on investment decisions and strategies, consulting on investment diversification in the strategies and consulting on investment opportunities.  Pursuant to the Agreement, the Blackhawk Board of Directors will determine Mr. Tull's compensation when it closes its third Regulation E offering and has sufficient proceeds to compensate Mr. Tull.  Mr. Tull is not a registered investment adviser.  As of March 31, 2009 and 2008, the Company had not incurred any liability to Mr. Tull.

6.  ACCRUED EXPENSES

Accrued expenses at March 31, 2009 and December 31, 2008 consist principally of professional fees.

7.  STOCKHOLDERS’ EQUITY

During 2008, pursuant to a Regulation E Offering, the Company sold an aggregate of 1,298,112 shares of Common Stock, at a purchase price of $1.00 per share for aggregate proceeds of $1,168,801, net of expense of $129,311.

8.  FINANCIAL HIGHLIGHTS

The following is a schedule of financial highlights for the three months ended March 31, 2009 and 2008, and the year ended December 31, 2008.

	THREE MONTHS ENDED March 31, 2009	THREE MONTHS ENDED March 31, 2008	YEAR ENDED DECEMBER 31, 2008
Per Share Data:
Net asset value – beginning of period	$0.02218	$(0.00119)	$(0.00119)

Net investment loss *	(0.01194)	(0.00390)	(0.01263)
Issuance of common stock		1.00000	1.00000
Net realized and unrealized gain(loss)**	0.00409	(0.98021)	(0.96400)

Net asset/(liability) value – end of period	0.01433	0.01470	0.02218

Total return based on net asset value ***	(54)%	(327)%	(1,061)%

Common shares outstanding – end of period	32,467,484	31,867,484	32,467,484
Ratio/Supplemental Data:
Net asset/(liabilities) – end of period	$465,408	$468,418	$719,976

Ratio of net investment loss to average net assets****	(262)%	(210)%	(88)%

Ratio of operating expenses to average net assets****	265%	213%	91%

*	Calculated based on average shares outstanding during period.

**
Net realized and unrealized gain (loss), per share, which is balancing amount necessary to reconcile the change in net asset value per share with the other per share information presented.  This caption used per the AICPA Audit and Accounting Guide for investment Companies Section 7.77 (c).

***	Total returns for periods of less than one year not annualized.

****	Annualized for periods less than one year.

9.           STOCK - BASED COMPENSATION

In December 2008, the stockholders approved the Company's Stock Option Plan ("Stock Option Plan") which provides for 3,000,000 shares of common stock available for grant, of which 2,500,000 shall be reserved for incentive stock options, to the Company's officers, directors and key employees.  A grant must be approved by the stock option committee of the Company ("Committee").

The Committee may grant either incentive stock options (for purposes of Section 422 of the Internal Revenue Code of 1986, as amended), or nonqualified stock options.  Except as described below for incentive stock options, the Committee generally has the discretion to determine the persons to whom stock options will be granted, the number of shares subject to such options, the exercise prices of such options, the vesting schedules with respect to such options, the terms of such options, as well as the period, if any, following a participant's termination of service during which such option may be exercised, and the circumstances in which all or a portion of an option may become immediately exercisable or be forfeited.

All rights to exercise options shall terminate three (3) months after any optionee ceases to be an officer, director or a key employee of the Company except as otherwise provided by the Committee in an option agreement, and no options will vest after an optionee's termination date.  If any officer or key employee is terminated by the Company for cause, his or her options shall be forfeited immediately.  Notwithstanding the foregoing, however, where an optionee's service as a director, officer or key employee of the Company terminates as a result of the optionee's death or his total and permanent disability, the optionee or the executors or administrators or distributees of the estate, as the case may be, shall have the right, from time to time within one year after the optionee's total and permanent disability or death and prior to the expiration of the term of the option, to exercise any portion of the option not previously exercised, in whole or in part, as provided in the respective option agreement.

In the discretion of the Committee the price due upon exercise of an option may be paid in cash or in shares of our common stock valued at their then current fair market value, or a combination of both. Shares delivered in payment of such price may be shares acquired by prior exercises of options or otherwise, in the Committee's discretion.  Also in the discretion of the Committee, a participant may exercise an option as to only a part of the shares covered thereby and then, in an essentially simultaneous transaction, use the shares so acquired in payment of the exercise price for additional option shares.

Holders of options shall have no rights as shareholders unless and until such options are exercised and shares are delivered to such persons in accordance with the Stock Option Plan.

Incentive stock options may be granted only to persons who are employees (including directors who are also employees but excluding non-employee directors).  Generally, incentive stock options must be granted within ten years of the date the Stock Option Plan is adopted, and the term of any incentive stock option may not exceed ten years.  Furthermore, the aggregate fair market value of shares of Common Stock with respect to which any incentive stock options are exercisable for the first time by a participant during any calendar year may not exceed $100,000.  Furthermore, the exercise price of incentive stock options must be at least 100% of the fair market value of the Common Stock at the time the incentive stock option is granted, except in the case of incentive stock options granted to any individual who owns more than 10% of the total combined voting power of all classes of our stock, in which case the exercise price of incentive stock options must be at least 110% of the fair market value of the Common Stock at the time of grant.

The Company accounts for stock-based payments using SFAS No. 123-R (revised 2004), "Share-Based Payments".  SFAS 123-R requires recognition of stock-based compensation expense in the statement of operations over the vesting period based on the fair value of the award at the grant date.

The following table summarizes activity under the Company's stock option plans for the three months ended March 31, 2009:

	Shares Under Options	Weighted Average Exercise Price	Remaining Contractual Life (In Years)	Aggregate Intrinsic Value

Outstanding at beginning of period	—	—
Grants	600,000	$0.40	9.8
Exercised	—	—
Forfeited	—	—
Outstanding at end of period	600,000	$0.40	9.8	—
Exercisable at end of period	600,000	$0.40	9.8	—

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing price of the Company's common stock on the date of determination for those awards that have an exercise price currently below the closing price.  As of March 31, 2009, there were no options outstanding to purchase shares with an exercise price below the quoted price of the Company's common stock.

The fair value of stock options is determined at the date of grant and is charged to compensation expense over the vesting period of the options.  The fair value of options at date of grant was estimated using the Black-Scholes option pricing model utilizing the following assumptions:

Three-Months Ended March 31, 2009
Risk-fee interest rate	1.88%
Expected option life in years	5
Expected stock price volatility	200%
Expected dividend yield	0%

The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.  The expected life was determined using the simplified method as the Company does not have sufficient historical stock option exercise experience on which to base the expected term.  Expected volatilities are based on historical volatility of the Company's common stock.  The Company has not paid any dividends in the past and does not expect to pay any in the near future.

The weighted average fair value at date of grant for options granted during the three months ended March 31, 2009 was $0.22.  The Company recorded $132,000 of compensation expense for the three months ended March 31, 2009.  Estimated future stock-based compensation relating to stock options as of March 31, 2009 is $0.

10.  OTHER

Employment agreement:

On January 30, 2009, the Company entered into an Employment Agreement with Craig A. Zabala ("Zabala"), founder, Chairman, President and Chief Executive Officer, and acting Chief Financial Officer and Chief Compliance Officer, of the Company.

The term of the Employment Agreement is three (3) years ("Employment Period").  The term will be automatically renewed for one (1) additional year each year unless ninety (90) calendar days prior to the end of the term, the Company advises Zabala in writing that it does not wish to extend the Employment Period for an additional year.

Pursuant to the Employment Agreement, Zabala serves as President and Chief Executive Officer of the Company, provided that if the Company hires and/or enters into an employment agreement with any executive who serves as President and Chief Operating Officer of the Company, Zabala shall resign his position as President, but would keep his position as Chief Executive Officer.  Zabala also agrees to serve as acting Chief Financial Officer and acting Chief Compliance Officer until the Company retains employees for such positions.  The Employment Agreement also permits Zabala to perform work for Concorde and another affiliate, provided that such work does not compete with the business and business opportunities of the Company.

Zabala will receive a base annual salary of $60,000 under the Employment Agreement.  Each year, the Board of Directors may increase the base salary in its discretion.  In the event that the Company sells a minimum of $3,000,000 of shares of its common stock in its current private placement offering ("Offering"), which expires September 30, 2009, unless extended by the Company in its sole discretion, under Rule 506 under Regulation D under the Securities Act of 1933, as amended ("Securities Act"), the Company shall increase Zabala's annual base salary to $250,000 and pay him a $50,000 bonus (which bonus may be increased proportionately if the Company raises more than $3,000,000 in the Offering but the amount of the bonus shall not be greater than $100,000).  If the minimum amount is not raised in the Offering, Zabala's base salary remains at $60,000.  The Offering expires September 30, 2009, unless extended by the Company in its sole discretion.

The Employment Agreement terminates upon the earliest to occur of (i) Zabala's death or disability; (ii) cause or non-cause termination of Zabala by the Company; (iii) a termination by Zabala for "good reason" or Zabala resigns from the Company without "good reason" or (iv) Zabala is replaced as President and Chief Executive Officer of the Company (except if another executive is hired as President and Chief Operating Officer).

If Zabala is terminated without cause, or if he resigns for "good reason," he would receive accrued salary and bonuses, if any, to the end of the employment term.  In addition, if Zabala is terminated without cause or if he resigns for "good reason," the Company must pay to Concorde rental payments (for rental of space at 14 Wall Street, New York, New York 10005) of $4,000 per month from April 2004 until the month Zabala is terminated without cause or resigns for "good reason."  If he is terminated for cause, he is not entitled to any rights or compensation under the Employment Agreement, provided that the Company must make the $4,000 monthly rental payment to its affiliate Concorde.  If Zabala is terminated in the event of death or disability, or he resigns without "good reason," he shall only be entitled to receive accrued and unpaid base salary and benefits through the date of his employment termination.  If the Company hires a replacement for Zabala who does not serve as President and Chief Operating Officer, but serves as Chief Executive Officer, Zabala would be entitled to the benefits above for a non-cause termination.

Stock option grant:

Pursuant to the Employment Agreement, Zabala was granted 600,000 options to purchase shares of Common Stock at an exercise price of $0.40 per share (above market value of $0.22 on date of grant) which expires on February 1, 2019. The options were fully vested upon issuance.

Investment:

On January 12, 2009, Blackhawk entered into a Voting Capital Interests Purchase Agreement ("Purchase Agreement") with MacroMarkets LLC, a Delaware limited liability company ("MacroMarkets").  Pursuant to the Purchase Agreement, Blackhawk purchased a five percent (5%) membership interest in MacroMarkets for $250,000 and Craig A. Zabala, Chairman and Chief Executive Officer of Blackhawk, was appointed a non-voting board member of MacroMarkets.  The Purchase Agreement contains standard representations, warranties and indemnification provisions.  The transaction closed on January 12, 2009. Blackhawk used funds from working capital to make the equity investment.

MacroMarkets is the parent company founded by Robert Shiller, Sam Masucci and Allan Weiss in 2002 to develop financial products and new risk management tools on assets that are difficult to own and hedge.  Macro Financial, LLC, a FINRA member broker dealer, is a subsidiary of MacroMarkets that provides sales and marketing support for Macro Securities Depositor, LLC, Macro Inflation Depositor, LLC and Macro Housing Depositor, LLC, which use proprietary product structures to deliver performance on commodities, inflation and real estate.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders and Board of Directors
Blackhawk Capital Group BDC, Inc.

We have audited the accompanying statements of assets and liabilities of Blackhawk Capital Group BDC, Inc. (the "Company") as of December 31, 2008 and 2007, including the schedule of investments as of December 31, 2008 and the related statements of operations, changes in net assets, stockholders' equity (capital deficit), cash flows and the financial highlights for each of the years in the three-year period ended December 2008.  These financial statements and financial highlights are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Blackhawk Capital Group BDC, Inc. as of December 31, 2008 and 2007, the results of its operations, the changes in its net assets, stockholders' equity (capital deficit), its cash flows and financial highlights for each of the years in the three-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Eisner LLP

New York, New York

March 24, 2009

Paritz	& Company, P.A.	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342-7753 Fax: (201) 342-7598 E-Mail: PARITZ@paritz.com

Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Blackhawk Capital Group BDC Inc.
New York, New York

We have audited the accompanying statements of operations, changes in net assets, stockholders’ equity and cash flows of Blackhawk Capital Group BDC Inc. for the year ended December 31, 2005 (which statements are not presented herein) and the financial highlights for the year ended December 31, 2005 and for the period from inception (April 22, 2004) to December 31, 2004.  These financial statements and financial highlights are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, Blackhawk Capital Group BDC Inc.’s results of operations, and its cash flows, changes in stockholders’ equity and the changes in its net assets for the year ended December 31, 2005 and its financial highlights for the year ended December 31, 2005 and for the period from inception (April 22, 2004) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

Paritz & Company, P.A.

Hackensack, New Jersey
March 27, 2006

BLACKHAWK CAPITAL GROUP BDC INC.

STATEMENTS OF ASSETS AND LIABILITIES

	December 31,

	2008	2007

ASSETS
Investment at fair value (cost $654,025 and $242,815)	$652,737	$248,028
Cash and cash equivalents	172,797	4,450
Prepaid expenses	12,544	8,545
TOTAL ASSETS	$838,078	$261,023

LIABILITIES
Accrued expenses	$118,102	$298,258
TOTAL LIABILITIES	118,102	298,258

NET ASSETS (LIABILITIES)
Common stock, par value $.00001 per share 1,000,000,000 shares authorized, 32,467,484 and 31,169,372 shares issued and outstanding in 2008 and 2007, respectively	325	312
Additional paid-in capital	1,974,641	805,853
Accumulated net investment loss	(1,253,702)	(848,613)
Net unrealized gain (loss) on investment	(1,288)	5,213
TOTAL NET ASSETS (LIABILITIES)	719,976	(37,235)

TOTAL LIABILITIES AND NET ASSETS (LIABILITIES)	838,078	261,023

NET ASSET (LIABILITY) VALUE PER COMMON SHARE	$.02218	$(.00119)

See notes to financial statements

BLACKHAWK CAPITAL GROUP BDC INC.
SCHEDULE OF INVESTMENTS
DECEMBER 31, 2008

COMPANY	INVESTMENT	INITIAL ACQUISITION DATE	PRINCIPAL AMOUNT	COST	FAIR VALUE	% OF TOTAL ASSETS
Federal home Loan BK 5.45% due 1/12/09	Notes	10/8/08	50,000	51,011	50,075	6.0%

Federal National Mortgage 5% due 1/23/09	Notes	11/21/08	50,000	51,179	50,145	6.0%

Federal National Mortgage 3.85% due 4/14/09	Notes	11/22/08	50,000	50,286	50,501	6.0%

Abbott Labs (3.5%) Due 2/17/09	Notes	11/21/08	100,000	101,475	100,268	12.0%

Boeing Capital (4.25%) Due 2/15/09	Notes	11/21/08	100,000	100,539	100,141	11.9%

Wal-Mart stores 6.875% due 8/10/09	Notes	11/21/08	50,000	52,513	51,607	6.2%

General Electric Capt Corp CP due 1/9/09	Notes	10/8/08	150,000	148,507	150,000	17.9%

American Exp CRT CP Due 4/24/09	Notes	10/22/08	100,000	98,515	100,000	11.9%
				654,025	652,737

See notes to financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

STATEMENTS OF OPERATIONS

	YEAR ENDED DECEMBER 31,
	2008	2007	2006

INVESTMENT INCOME:
Interest income	$17,613	$3,263	$460

TOTAL INVESTMENT INCOME	17,613	3,263	460

EXPENSES:
Professional fees	380,835	366,147	315,222
Advisory fee	11,301	3,117	-
Consulting fees	-	-	21,502
Filing fees	8,726	8,767	12,914
Insurance	20,851	21,053	33,360
Interest expense to affiliate	-	3,266	4,125
Other	989	4,829	584

TOTAL EXPENSES	422,702	407,179	387,707

NET INVESTMENT LOSS	(405,089)	(403,916)	(387,247)

UNREALIZED GAIN (LOSS) ON INVESTMENTS	(6,501)	5,213	-

NET DECREASE IN ASSETS RESULTING FROM OPERATIONS	$(411,590)	$(398,703)	$(387,247)

LOSS PER COMMON SHARE,BASIC AND DILUTED	$(.01284)	$(0.01290)	$(0.01371)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	32,067,532	30,896,792	28,248,018

See notes to financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

STATEMENTS OF CHANGES IN NET ASSETS

	YEAR ENDED DECEMBER 31,
	2008	2007	2006
DECREASE IN NET ASSETS (LIABILITIES) FROM OPERATIONS
Net investment loss	$(405,089)	$(403,916)	$(387,247)
Unrealized gain (loss) on investments	(6,501)	5,213	-
NET DECREASE IN NET ASSETS (LIABILITIES) RESULTING FROM OPERATIONS	(411,590)	(398,703)	(387,247)

CAPITAL STOCK TRANSACTIONS:
Proceeds from common stock sold	1,298,112	525,001	-
Conversion of notes and advances to affiliate into common stock	-	132,891	68,847
Offering costs	(129,311)	-	-

NET INCREASE IN NET ASSETS (LIABILITIES) FROM CAPITAL STOCK TRANSACTIONS	1,168,801	657,892	68,847

TOTAL INCREASE (DECREASE) IN NET ASSETS	757,211	259,189	(318,400)

NET ASSETS (LIABILITIES)– BEGINNING OF YEAR	(37,235)	(296,424)	21,976

NET ASSETS (LIABILITIES)– END OF YEAR	$719,976	$(37,235)	$(296,424)

See notes to financial statements

BLACKHAWK CAPITAL GROUP BDC INC.
STATEMENTS OF STOCKHOLDERS‘ EQUITY (CAPITAL DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

		COMMON STOCK
	TOTAL	SHARES	AMOUNT	ADDITIONAL PAID-IN CAPITAL	NET UNREALIZED APPRECIATION ON INVESTMENT	ACCUMULATED NET INVESTMENT LOSS
Balance-December 31, 2005	$21,976	23,626,781	$236	$79,190	$-	$(57,450)

Net decrease in assets resulting from operations	(387,247)	-	-	-	-	(387,247)

Conversion of a portion of amount owed to affiliate (at $.01 per share)	68,847	6,884,700	69	68,778	-	-

Balance – December 31, 2006	(296,424)	30,511,481	305	147,968	-	(444,697)

Net decrease in assets resulting from operations	(398,703)	-	-		5,213	(403,916)

Sale of stock pursuant to offering plan (at $1.00 per share)	525,001	525,000	6	524,995	-	-

Conversion of amount owed to affiliate (at $1.00 per share)	132,891	132,891	1	132,890	-	-

Balance-December 31,2007	(37,235)	31,169,372	312	$805,853	5,213	(848,613)

Net decrease in assets resulting from operations	(411,590)				(6,501)	(405,089)

Sale of stock pursuant to offering plan (at $1.00 per share)	1,298,112	1,298,112	13	1,298,099

Offering costs	(129,311)			(129,311)

Balance-December 31,2008	$719,976	32,467,484	$325	$1,974,641	$(1,288)	$(1,253,702)

See notes to financial statements

BLACKHAWK CAPITAL GROUP BDC INC.
STATEMENTS OF CASH FLOWS

	YEAR ENDED DECEMBER 31,
	2008	2007	2006

CASH FLOWS FROM OPERATING AND INVESTING ACTIVITIES:
Net investment loss and decrease in
net assets resulting from operations	$(411,590)	$(398,703)	$(387,247)
Unrealized (gain) loss on investments	6,501	(5,213)
Purchase of Investments	(2,379,209)	(391,226)	-
Proceeds from sale and redemption of investments	1,968,000	151,676
Adjustments to reconcile net decrease:
(Decrease) Increase in accrued expenses and interest	(180,156)	104,323	180,525
Decrease (Increase) in prepaid expenses	(4,000)	455	(3,478)
NET CASH USED IN OPERATING
AND INVESTING ACTIVITIES	(1,000,454)	(538,688)	(210,200)
CASH FLOWS FROM FINANCING ACTIVITIES:
Offering costs	(129,311)	-	-
Net proceeds from the issuance of stock	1,298,112	525,001	-
Proceeds from issuance of convertible note to affiliated company		-	100,000
Advance from affiliated company		17,500	33,005
Due to former stockholder in connection with common stock rescission		-	(45)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,168,801	542,501	132,960

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	168,347	3,813	(77,240)

CASH AND CASH EQUIVALENTS – BEGINNING OF YEAR	4,450	637	77,877

CASH AND CASH EQUIVALENTS – END OF YEAR	$172,797	$4,450	$637

Non-cash financing activities:
Conversion of amount due affiliated company into Common stock	$-	$132,891	$68,847

See notes to financial statements

BLACKHAWK CAPITAL GROUP BDC INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008

1.	SIGNIFICANT ACCOUNTING POLICIES

Business description

Blackhawk Capital Group BDC Inc.  ("the Company" or "Blackhawk") was incorporated in the State of Delaware on April 22, 2004.

On September 20, 2004 the Company filed a Form N-54A, Notification with the Securities and Exchange Commission ("SEC") electing to become a Business Development Company pursuant to Section 54(a) of the Investment Company Act of 1940.  As a business development company, Blackhawk will be able to acquire interests in small private businesses, as well as non-dividend paying public companies.

Blackhawk will attempt to locate and negotiate with eligible portfolio companies for Blackhawk to invest in, lend funds to, acquire an interest in and/or possibly manage.  Blackhawk will offer managerial assistance to eligible portfolio companies in which it invests.

Basis of presentation

The financial statements have been prepared in accordance with the presentation requirements of the AICPA Audit and Accounting Guide for Investment Companies.

The Company had a net loss for the year ended December 31, 2008 of $411,590 and total net assets of $719,976 as of December 31, 2008. For the year ended December 31, 2008, the Company raised net cash proceeds of $1,168,801 through a Regulation E offering under the Securities Act of 1933, as amended ("Securities Act"). The Company sold 1,298,112 shares of its common stock, $.00001 par value per share ("Common Stock") at $1.00 purchase price per share for a gross purchase price of $1,298,112. Out of such proceeds, the Company paid the following placement fees: (i) $69,311 to Richard J. Kelly; and (ii) $60,000 to John W. Loofbourrow Associates, Inc. ("JWL"). Prior to such offering, the Company’s operations have been principally funded by two prior Regulation E offerings and Concorde Group, Inc. ("Concorde"), a corporation controlled by the founder and an affiliate of the Company. To the extent that current resources are not sufficient for the Company to pay its obligations as they become due, Concorde has agreed to provide sufficient capital to operate through January 1, 2010.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investment instruments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company accounts for income taxes using the asset and liability method described in Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting For Income Taxes" ("SFAS 109"), the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company adopted the provisions of Financial Accounting Standards Board interpretation No. 48 Accounting for Uncertainty in Income Taxes ("FIN 48") an interpretation of SFAS 109 effective January 1, 2007.  There were no unrecognized tax benefits at December 31, 2007 and December 31, 2008.  The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense.

The tax years 2005 through 2008 remain open to examination by the major tax jurisdictions to which we are subject.

Revenue recognition

•	Unrealized gain and losses resulting from the change in the valuation of investments are reflected in the statement of operations.
•	Interest income is recorded on the accrual basis.
•	Realized gains or losses on investments are recorded on a trade date basis.

Investments

The Company's investments are carried at fair value.

Net loss per common share

Basic and diluted loss per common share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.  At December 31, 2008, the Company has no potential shares that could dilute earnings per share.

2.	STOCKHOLDERS’ EQUITY

During 2006 amount due to affiliates of $68,847 was converted into 6,884,700 shares of common stock (at $.01 per share).

During 2007, pursuant to the Company's Regulation E Offering, the Company sold and exchanged an aggregate of 657,891 shares of common stock, $.00001 par value per share ("Common Stock"), at a purchase price of $1.00 per share.  The Company issued to Concorde, an affiliate and the largest stockholder of the Company, 525,000 shares for $525,001 and 132,891 shares in exchange for (x) $107,391 in a convertible note (consisting of $100,000 in principal and $7,391 in accrued and unpaid interest) owed by the Company to Concorde and issued on August 1, 2006 and (y) $25,500 in a convertible note owed by the Company to Concorde and issued on May 29, 2007.  The conversion price for both of these notes was $1.00 per share of Common Stock.

During 2008, pursuant to a Regulation E Offering, the Company sold an aggregate of 1,298,112 shares of Common Stock, at a purchase price of $1.00 per share for aggregate proceeds of $1,168,801, net of expense of $129,311.

3.	INCOME TAXES

The net deferred tax asset in the accompanying balance sheets include the following amounts of deferred tax assets and liabilities.

Deferred Tax Assets	2008	2007
Capitalized Startup Costs	564,000	$382,000
Valuation Allowance	(564,000)	(382,000)
Net Deferred Tax Asset	$-	$-

The deferred tax assets represent the benefit of its capitalized startup costs. The Company has provided a full valuation allowance for such deferred tax assets based on the likelihood of realization.

The difference between the statutory tax rate of 34% and the company's effective tax rate is due to the increase in the valuation allowance of $182,000 (2008), $182,000 (2007) and $174,000 (2006) and certain expenses not deductible for tax purposes.

As of December 31, 2008, the Company had no net operating loss carryforward.  All of the startup costs were capitalized for tax purposes.

4.	FAIR VALUE MEASUREMENT

Effective January 1, 2008, the Company adopted SFAS No. 157, "Fair Value Measurements" ("SFAS 157"), for investments measured at fair value on a recurring basis. SFAS 157 accomplishes the following key objectives:

•	Defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date;
•	Establishes a three-level hierarchy ("Valuation Hierarchy") for fair value measurements;
•	Requires consideration of the Company’s creditworthiness when valuing liabilities; and
•	Expands disclosures about instruments measured at fair value.

The Valuation Hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the Valuation Hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of the Valuation Hierarchy and the distribution of the Company’s financial assets within it are as follows:

•	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•
Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of December 31, 2008 and 2007, the Company’s investments consisted of securities classified as level 2 financial assets.

5.	RELATED PARTY TRANSACTIONS

As of December 31, 2005, amounts due to Concorde for non-interest bearing advances was $43,842.

During 2006, the Company borrowed $133,005 from Concorde to fund offering costs for its offering plan and operating expenses.  Of the amount borrowed in 2006, $100,000 was evidenced by a demand convertible note bearing interest at 8.25% per annum (the "Note") convertible after November 1, 2006 into common stock of the company at a price of $1.00 per share or the price per share of the Company’s next Regulation E offering.  The balance of borrowings were non-interest bearing and were due on demand.  The borrowings were approved unanimously by the Board of directors of Blackhawk as fair and in the best interest of Blackhawk.

In 2006, the Board of Directors unanimously voted to allow Concorde to convert amounts due to Concorde of $68,847 into 6,884,700 shares of common stock at $.01 per share, which was the offering price set forth in Blackhawk’s Form 1-E and its Offering Circular, which the Board of Directors approved unanimously and determined was in the fair and best interest of Blackhawk.

At December 31, 2006, the Company owed Concorde $8,000 of outstanding non-interest bearing borrowings and the Note together with accrued interest of $4,125.  On June 4, 2007 Concorde converted the Note (including accrued interest of $7,391) into 107,391 shares of common stock.

On May 29, 2007, Blackhawk issued a convertible note in the principal amount of $25,500 to Concorde.  The note evidenced a loan from Concorde to the Company for advances of $17,500 during 2007 together with $8,000 of the advances owed to Concorde as of December 31, 2006. The advances were used to fund a portion of expenses incurred by the Company consisting of legal fees and expenses, accounting fees and expenses, general and administrative expenses. The note was repayable upon demand and did not bear interest and was convertible into shares of common stock of the Company at a conversion rate of one share of common stock per $1.00 of principal amount of note converted, the price per share in the Company's Regulation E offering.  The transaction was approved by unanimous written consent by the Board of Directors of the Company as being fair and in the best interests of the Company.  On June 4, 2007, pursuant to the terms of the note, Concorde converted the $25,500 principal amount of the note into 25,500 shares of Common Stock at $1.00 of principal amount of note converted, the price per share in the Company's Regulation E offering.

The Company shares office space and other administrative functions with Concorde at no charge to the Company through December 31, 2008.  The Board voted to start paying Concorde monthly rent of $4,000 beginning on January 1, 2009.

6.	INVESTMENT ADVISORY AGREEMENT; CONSULTING AGREEMENT

Pursuant to an investment advisory management agreement dated October 31, 2006, Blackhawk engaged Barak Asset Management, LLC ("Barak"), a Delaware limited liability company who is an investment adviser registered under the Investment Advisers Act of 1940 ("Advisers Act"), to serve as an investment adviser to Blackhawk and manage its portfolio of investments.  The agreement is for a one-year term and extendable for one year periods.  The agreement with Barak was extended and expires on October 31, 2009.  Any one-year extension of the Barak agreement must be approved by (a) the vote of the Company’s board of directors, or the vote of a majority of the Company’s outstanding voting securities, and (b) the vote of the majority of the Company’s independent directors.

Investment advisory fees are calculated based upon the average cash value of assets at the end of each quarter including the value of any withdrawals from the assets made during that quarter ranging from 0.50% to 1.80% of assets managed.  Fees shall be billed and payable quarterly (or a prorated period when applicable).

For the year ended December 31, 2008 and 2007, the company incurred fees to Barak in the amount of $11,301 and $3,117, respectively.

Blackhawk has entered into a consulting agreement dated September 12, 2006 with Robert S. Tull, Jr. for a three-year term (the "Agreement").  Under the Agreement, Mr. Tull will consult with the Blackhawk Board of Directors on investments and have the following duties: consulting Blackhawk's Board of Directors on investment decisions and strategies, consulting on investment diversification in the strategies and consulting on investment opportunities.  Pursuant to the Agreement, the Blackhawk Board of Directors will determine Mr. Tull's compensation when it closes its third Regulation E offering and has sufficient proceeds to compensate Mr. Tull. Mr. Tull is not a registered investment adviser.  As of December 31, 2008 and 2007, the Company had not incurred any liability to Mr. Tull.

7.	ACCRUED EXPENSES

Accrued expenses at December 31, 2008, 2007 and 2006 consist principally of legal fees.

8.	STOCK OPTION PLAN

In December 2008, the stockholders approved the Company's Stock Option Plan ("Stock Option Plan") which provides for 3,000,000 shares of common stock available for grant, of which 2,500,000 shall be reserved for incentive stock options, to the Company's officers, directors and key employees.  A grant must be approved by the stock option committee of the Company ("Committee").  As of December 31, 2008, no grants have been made under the Stock Option Plan.

The Committee may grant either incentive stock options (for purposes of Section 422 of the Internal Revenue Code of 1986, as amended), or nonqualified stock options.  Except as described below for incentive stock options, the Committee generally has the discretion to determine the persons to whom stock options will be granted, the number of shares subject to such options, the exercise prices of such options, the vesting schedules with respect to such options, the terms of such options, as well as the period, if any, following a participant's termination of service during which such option may be exercised, and the circumstances in which all or a portion of an option may become immediately exercisable or be forfeited.

All rights to exercise options shall terminate three (3) months after any optionee ceases to be an officer, director or a key employee of the Company except as otherwise provided by the Committee in an option agreement, and no options will vest after an optionee's termination date.  If any officer or key employee is terminated by the Company for cause, his or her options shall be forfeited immediately.  Notwithstanding the foregoing, however, where an optionee's service as a director, officer or key employee of the Company terminates as a result of the optionee's death or his total and permanent disability, the optionee or the executors or administrators or distributees of the estate, as the case may be, shall have the right, from time to time within one year after the optionee's total and permanent disability or death and prior to the expiration of the term of the option, to exercise any portion of the option not previously exercised, in whole or in part, as provided in the respective option agreement.

In the discretion of the Committee the price due upon exercise of an option may be paid in cash or in shares of our common stock valued at their then current fair market value, or a combination of both. Shares delivered in payment of such price may be shares acquired by prior exercises of options or otherwise, in the Committee's discretion.  Also in the discretion of the Committee, a participant may exercise an option as to only a part of the shares covered thereby and then, in an essentially simultaneous transaction, use the shares so acquired in payment of the exercise price for additional option shares.

Holders of options shall have no rights as shareholders unless and until such options are exercised and shares are delivered to such persons in accordance with the Stock Option Plan.

Incentive stock options may be granted only to persons who are employees (including directors who are also employees but excluding non-employee directors).  Generally, incentive stock options must be granted within ten years of the date the Stock Option Plan is adopted, and the term of any incentive stock option may not exceed ten years.  Furthermore, the aggregate fair market value of shares of Common Stock with respect to which any incentive stock options are exercisable for the first time by a participant during any calendar year may not exceed $100,000.  Furthermore, the exercise price of incentive stock options must be at least 100% of the fair market value of the Common Stock at the time the incentive stock option is granted, except in the case of incentive stock options granted to any individual who owns more than 10% of the total combined voting power of all classes of our stock, in which case the exercise price of incentive stock options must be at least 110% of the fair market value of the Common Stock at the time of grant.

9.	SUBSEQUENT EVENTS

Employment agreement:

On January 30, 2009, the Company entered into an Employment Agreement with Craig A. Zabala ("Zabala"), founder, Chairman, President and Chief Executive Officer, and acting Chief Financial Officer and Chief Compliance Officer, of the Company.

The term of the Employment Agreement is three (3) years ("Employment Period").  The term will be automatically renewed for one (1) additional year each year unless ninety (90) calendar days prior to the end of the term, the Company advises Zabala in writing that it does not wish to extend the Employment Period for an additional year.

Pursuant to the Employment Agreement, Zabala serves as President and Chief Executive Officer of the Company, provided that if the Company hires and/or enters into an employment agreement with any executive who serves as President and Chief Operating Officer of the Company, Zabala shall resign his position as President, but would keep his position as Chief Executive Officer.  Zabala also agrees to serve as acting Chief Financial Officer and acting Chief Compliance Officer until the Company retains employees for such positions.  The Employment Agreement also permits Zabala to perform work for Concorde and another affiliate, provided that such work does not compete with the business and business opportunities of the Company.

Zabala will receive a base annual salary of $60,000 under the Employment Agreement.  Each year, the Board of Directors may increase the base salary in its discretion.  In the event that the Company sells a minimum of $3,000,000 of shares of its common stock in its current private placement offering ("Offering") under Rule 506 under Regulation D under the Securities Act of 1933, as amended ("Securities Act"), the Company shall increase Zabala's annual base salary to $250,000 and pay him a $50,000 bonus (which bonus may be increased proportionately if the Company raises more than $3,000,000 in the Offering but the amount of the bonus shall not be greater than $100,000).  If the minimum amount is not raised in the Offering, Zabala's base salary remains at $60,000.

The Employment Agreement terminates upon the earliest to occur of (i) Zabala's death or disability; (ii) cause or non-cause termination of Zabala by the Company; (iii) a termination by Zabala for "good reason" or Zabala resigns from the Company without "good reason" or (iv) Zabala is replaced as President and Chief Executive Officer of the Company (except if another executive is hired as President and Chief Operating Officer).

If Zabala is terminated without cause, or if he resigns for "good reason," he would receive accrued salary and bonuses, if any, to the end of the employment term.  In addition, if Zabala is terminated without cause or if he resigns for "good reason," the Company must pay to Concorde rental payments (for rental of space at 14 Wall Street, New York, New York 10005) of $4,000 per month from April 2004 until the month Zabala is terminated without cause or resigns for "good reason."  If he is terminated for cause, he is not entitled to any rights or compensation under the Employment Agreement, provided that the Company must make the $4,000 monthly rental payment to its affiliate Concorde.  If Zabala is terminated in the event of death or disability, or he resigns without "good reason," he shall only be entitled to receive accrued and unpaid base salary and benefits through the date of his employment termination.  If the Company hires a replacement for Zabala who does not serve as President and Chief Operating Officer, but serves as Chief Executive Officer, Zabala would be entitled to the benefits above for a non-cause termination.

Stock option grant:

Pursuant to the Employment Agreement, Zabala was granted 600,000 options to purchase shares of Common Stock at an exercise price of $0.40 per share (above market value) which expires on February 1, 2019. The options were fully vested upon issuance.

Placement Agent Agreement:

On March 6, 2009, the Company retained John W. Loofbourrow Associates, Inc. ("JWL") to act as its placement agent to raise equity capital in its private placement offering ("Offering") under Rule 506 of the Securities Act of 1933, as amended ("Securities Act") for Blackhawk pursuant to a placement agent agreement dated March 6, 2009 ("Placement Agent Agreement").  JWL will solicit interest from a limited number of potential investors who are Qualified Institutional Buyers ("QIBs") as defined under Rule 144A under the Securities Act and "accredited investors" as defined under Regulation D under the Securities Act in connection with raising equity capital for Blackhawk in the Offering.  The minimum amount to be raised by JWL is $3,000,000 and the maximum amount is $25,000,000.  In return for JWL's services, Blackhawk will pay a placement agent a cash fee equal to ten percent (10%) of the purchase price ($5.00 per share) of any securities placed with a prospective investor by JWL and purchased by the investor.  Blackhawk does not have to reimburse JWL for its expenses.  The Placement Agent Agreement commenced on March 6, 2009 and terminates on March 31, 2009 (the "Term").  The parties may extend the Term by mutual agreement.

The Placement Agent Agreement also provides that from March 6, 2009 until March 31, 2009 (the "Period"), JWL shall have the exclusive right on behalf of the Company to solicit prospective investors who are QIBs and/or accredited investors regarding the possible sale to such investors of shares.  During the Period, JWL does not have the right to conduct any other discussions on behalf of the Company regarding any matter other than the sale of the shares to the prospective investors.  For purposes of clarification, the Company during the Period agreed to deal exclusively with JWL concerning the sale of the shares and discontinue any discussions with respect to any previously received third party proposals with respect to the sale of such shares.  The Placement Agent Agreement contains customary indemnification and confidentiality provisions.  The Placement Agent Agreement also provides that for a period of one year from the termination date of the Placement Agent Agreement, if JWL enters into a selling group in any subsequent securities offerings of Blackhawk, then JWL shall receive additional financing fees if Blackhawk sells securities to those investors previously introduced by JWL.  The additional fees payable to JWL will be at the same rate as any underwriting or placement fees that are listed in any Blackhawk future offering memorandum or prospectus.

The Placement Agent Agreement further provides that Blackhawk shall have the right to identify investors with which it has affiliations who would be suitable QIBs and accredited investors for the Offering ("Company-Introduced Investors").  In the event that Blackhawk decides that these investors are suitable for the Offering and these investors purchase securities in the Offering, no fees shall be due to JWL respecting shares purchased by Company-Introduced Investors.

Investment:

On January 12, 2009, Blackhawk entered into a Voting Capital Interests Purchase Agreement ("Purchase Agreement") with MacroMarkets LLC, a Delaware limited liability company ("MacroMarkets").  Pursuant to the Purchase Agreement, Blackhawk purchased a five percent (5%) membership interest in MacroMarkets for $250,000 and Craig A. Zabala, Chairman and Chief Executive Officer of Blackhawk, was appointed a non-voting board member of MacroMarkets.  The Purchase Agreement contains standard representations, warranties and indemnification provisions.  The transaction closed on January 12, 2009. Blackhawk used funds from working capital to make the equity investment.

MacroMarkets is the parent company founded by Robert Shiller, Sam Masucci and Allan Weiss in 2002 to develop financial products and new risk management tools on assets that are difficult to own and hedge.  Macro Financial, LLC, a FINRA member broker dealer, is a subsidiary of MacroMarkets that provides sales and marketing support for Macro Securities Depositor, LLC, Macro Inflation Depositor, LLC and Macro Housing Depositor, LLC, which use proprietary product structures to deliver performance on commodities, inflation and real estate.

10.	FINANCIAL HIGHLIGHTS

The following is a schedule of financial highlights for the years ended December 31, 2008, 2007, 2006 and 2005 and the period from inception (April 22, 2004) to December 31, 2004.

	YEAR ENDED DECEMBER 31,				FROM INCEPTION (APRIL 22,
	2008	2007	2006	2005	2004) TO DECEMBER 31, 2004
Per Share Data:
Net asset value – beginning of period	$(0.00119)	$(0.00972)	$0.00093	$0.00050	$0.00001

Net investment loss *	(0.01263)	(0.01307)	(0.01371)	(0.00220)	(0.00179)
Issuance of common stock	1.00000	1.00000	0.01000	0.00417	0.00796
Net realized and unrealized gain(loss)**	(0.96400)	$(0.97840)	(0.00694)	(0.00154)	(0.00568)

Net asset (liability) value – end of period	0.02218	$(0.00119)	(0.00972)	0.00093	.00050

Total return based on net asset value ***	(1,061)%	(135)%	(1,474)%	(440)%	(17,900)%

Common shares outstanding – end of period****	32,467,484	31,169,372	30,511,481	23,626,781	8,591,901
Ratio/Supplemental Data:
Net assets (liabilities) – end of period	$719,976	$(37,235)	$(296,424)	$21,976	$4,282

Ratio of net investment loss to average net assets*****	(88)%	(813)%	(3,524)%	(91)%	(1,212)%

Ratio of operating expenses to average net assets*****	91%	819%	3,528%	94%	1,213%

*	Calculated based on weighted average shares outstanding during period

**
Net realized and unrealized gain(loss), per share, which is balancing amounts necessary to reconcile the change in net asset value per share with the other per share information presented.  This caption used per the AICPA Audit and Accounting Guide for investment Companies Section 7.77 (c)

***	Total returns for periods of less than one year are not annualized

****	Common shares outstanding are reduced by rescinded shares

*****	Annualized for periods less than one year